Exhibit 4.1

EXECUTION VERSION

LEVEL 3 COMMUNICATIONS, INC.,

as Guarantor,

LEVEL 3 FINANCING, INC.,

as Issuer,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Indenture

Dated as of March 22, 2016

5.25% Senior Notes Due 2026

SECTION 907. Notice of Supplemental Indentures	67

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if Any, and Interest	67
SECTION 1002. Maintenance of Office or Agency	67
SECTION 1003. Money for Security Payments to Be Held in Trust	68
SECTION 1004. Corporate Existence	69
SECTION 1005. [Intentionally Omitted]	69
SECTION 1006. [Intentionally Omitted]	69
SECTION 1007. Reports	69
SECTION 1008. Statement by Officers as to Default	70
SECTION 1009. Change of Control Triggering Event	70
SECTION 1010. Limitation on Consolidated Debt	73
SECTION 1011. Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries	77
SECTION 1012. Limitation on Restricted Payments	80
SECTION 1013. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	83
SECTION 1014. Limitation on Liens	84
SECTION 1015. Limitation on Sale and Leaseback Transactions	87
SECTION 1016. Limitation on Asset Dispositions	87
SECTION 1017. Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries	89
SECTION 1018. Transactions with Affiliates	90
SECTION 1019. Limitation on Designations of Unrestricted Subsidiaries	91
SECTION 1020. Limitation on Actions with respect to Existing Intercompany Obligations	93
SECTION 1021. Covenant Suspension	94
SECTION 1022. Special Interest Notice	95
SECTION 1023. Authorizations and Consents of Governmental Authorities	96

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Right of Redemption	96
SECTION 1102. Applicability of Article	96
SECTION 1103. Election to Redeem; Notice to Trustee	96
SECTION 1104. Selection by Trustee of Securities to Be Redeemed	97
SECTION 1105. Notice of Redemption	97
SECTION 1106. Deposit of Redemption Price	98
SECTION 1107. Securities Payable on Redemption Date	98

SECTION 1108. Securities Redeemed in Part	98

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Issuer’s Option to Effect Defeasance or Covenant Defeasance	99
SECTION 1202. Defeasance and Discharge	99
SECTION 1203. Covenant Defeasance	100
SECTION 1204. Conditions to Defeasance or Covenant Defeasance	100
SECTION 1205. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	102
SECTION 1206. Reinstatement	102

ARTICLE THIRTEEN

GUARANTEES AND OFFERING PROCEEDS NOTE GUARANTEES

SECTION 1301. Guarantees	103
SECTION 1302. Contribution	104
SECTION 1303. Release of Guarantees	104
SECTION 1304. Successors and Assigns	105
SECTION 1305. No Waiver	105
SECTION 1306. Modification	105
SECTION 1307. Execution of Supplemental Indenture for Future Guarantors	105
SECTION 1308. Subordination of Note Guarantees	106
SECTION 1309. Execution of Offering Proceeds Note Guarantees for Future Offering Proceeds Note Guarantors; Subordination of Offering Proceeds Note Guarantee	106

APPENDIX A – Provisions Relating to Initial Securities and Exchange Securities
EXHIBIT 1 TO APPENDIX A – Form of Initial Security
EXHIBIT A – Form of Exchange Security
EXHIBIT B – Form of Incumbency Certificate
EXHIBIT C – Form of Supplemental Indenture (Future Guarantors)
EXHIBIT D – Form of Parent Intercompany Note Subordination Agreement
EXHIBIT E – Form of Offering Proceeds Note Guarantee
EXHIBIT F – Form of Offering Proceeds Note Subordination Agreement
EXHIBIT G – Form of Supplemental Indenture (Subordination of Note Guarantees)
EXHIBIT H – Form of Offering Proceeds Note

v

INDENTURE, dated as of March 22, 2016, among Level 3 Communications, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called “Parent”), having its principal office at 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Level 3 Financing, Inc. (the “Issuer”), having its principal office at 1025 Eldorado Boulevard, Broomfield, Colorado 80021, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (herein called the “Trustee”).

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 5.25% Senior Notes Due 2026 (the “Initial Securities”) and, if and when issued pursuant to a Registered Exchange Offer or Private Exchange Offer pursuant to a Registration Agreement for the Initial Securities, 5.25% Senior Notes Due 2026 (the “Exchange Securities” and, together with the Initial Securities, the “Securities”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer and Parent have duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Securities, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of each of Parent, the Issuer and the Trustee, in accordance with their and its terms.

Simultaneously with the closing of the offering of the Initial Securities, the Issuer will lend the net proceeds of the issuance of the Securities and certain cash on hand to Level 3 LLC in return for the Offering Proceeds Note.  Currently, Level 3 LLC is the obligor on the Parent Intercompany Note.  Pursuant to the Parent Intercompany Note Subordination Agreement, Level 3 LLC’s obligations under the Parent Intercompany Note will be subordinated to its obligations under the Offering Proceeds Note upon the limited circumstances set forth therein.  As set forth herein, under certain circumstances, Restricted Subsidiaries will be required to enter into a Note Guarantee and an Offering Proceeds Note Guarantee and subordinate certain intercompany obligations to their obligations under such guarantee pursuant to the Parent Intercompany Note Subordination Agreement.  On March 13, 2007, Parent, as guarantor, the Issuer, as borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and certain lenders entered into a credit agreement pursuant to which the lenders extended a $1.4 billion senior secured term loan to the Issuer.  The Issuer lent the proceeds of the term loan to Level 3 LLC in return for the Loan Proceeds Note.  On April 16, 2009, the parties thereto amended and restated the credit facility to increase the borrowings thereunder through the creation of a $220 million Tranche B Term Loan, increased by $60 million to $280 million by amendment on May 15, 2009, that matures on March 13, 2014.  The Issuer lent the net proceeds of the Tranche B Term Loan, together with cash on hand, to Level 3 LLC and the Loan Proceeds Note was amended and restated to increase the principal amount by $280 million.  On October 4, 2011, the parties thereto amended and restated the Existing Credit Facility to increase the borrowings thereunder through the creation of the $650 million Tranche B II Term Loans. The Issuer lent the net proceeds of the Tranche B II Term Loans, together with cash on hand, to Level 3 LLC and the Loan Proceeds Note was amended and restated to increase the principal amount by $650 million. On November 10, 2011, the parties thereto amended and restated the Existing

Credit Facility to increase the net aggregate borrowings thereunder by $270 million through the creation of the $550 million Tranche B III Term Loans. The Issuer lent the net proceeds of the Tranche B III Term Loans, together with cash on hand, to Level 3 LLC and the Loan Proceeds Note was amended and restated to increase the net principal amount by $270 million. On November 10, 2011, a portion of the net proceeds of the Tranche B III Term Loans was used for the pre-payment in full of the Tranche B Term Loans in aggregate principal amount of $280 million.  On August 6, 2012, the parties thereto amended and restated the Existing Credit Facility to increase the borrowings thereunder through the creation of the $815 million Tranche B 2019 Term Loans and the $600 million Tranche B 2016 Term Loans. The Issuer lent the net proceeds of the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, together with cash on hand, to Level 3 LLC and the Loan Proceeds Note was amended and restated to increase the net principal amount by $1.415 billion. On August 6, 2012, the aggregate net proceeds of the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, together with cash on hand, were used for the pre-payment in full of the Tranche A Term Loans in aggregate principal amount of $1.4 billion.  On October 4, 2012, the parties thereto amended and restated the Existing Credit Facility to include the $1.2 billion Tranche B II 2019 Term Loans.  The Issuer used the net proceeds of the Tranche B II 2019 Term Loans, together with cash on hand, to pre-pay the Issuer’s $650 million Tranche B II Term Loans and the Issuer’s $550 million Tranche B III Term Loans.  On August 12, 2013, the parties thereto amended and restated the Existing Credit Facility through the creation of the $815 million Tranche B III 2019 Term Loans. The Issuer used the net proceeds of the Tranche B III 2019 Term Loans, together with cash on hand, to pre-pay the Issuer’s $815 million Tranche B 2019 Term Loans under the Existing Credit Facility. On August 16, 2013, the parties thereto amended and restated the Existing Credit Facility through the creation of the $595.5 million Tranche B 2020 Term Loans. The Issuer used the net proceeds of the Tranche B 2020 Term Loans, together with cash on hand, to pre-pay the Issuer’s $815 million Tranche B 2016 Term Loans under the Existing Credit Facility.  On October 4, 2013, the parties thereto amended and restated the Existing Credit Facility through the creation of the $1.2 billion add-on to the Tranche B 2020 Term Loans. The Issuer used the net proceeds of the add-on to the Tranche B 2020 Term Loans, together with cash on hand, to pre-pay the Issuer’s $1.2 billion Tranche B 2019 Term Loans under the Existing Credit Facility. On October 31, 2014, the parties thereto amended the Existing Credit Facility to increase by $2.0 billion the aggregate borrowings thereunder through the incurrence of a new Tranche B 2022 Term Loan. The Issuer lent the net proceeds of the Tranche B 2022 Term Loan to Level 3 LLC and the Loan Proceeds Note was amended and restated to increase the net principal amount by $2.0 billion. The net proceeds of the Tranche B 2022 Term Loan were used to pay a portion of the cash portion of the consideration for the acquisition of tw telecom inc. and to pay existing indebtedness of tw telecom inc. On May 8, 2015, the parties thereto amended and restated the Existing Credit Facility through the creation of the $2.0 billion Tranche B-II 2022 Term Loan. The Issuer used the net proceeds of the Tranche B-II 2022 Term Loan to pre-pay the Issuer’s $2.0 billion Tranche B 2022 Term Loan under the Existing Credit Facility. Pursuant to the Offering Proceeds Note Subordination Agreement, Level 3 LLC’s obligations under the Offering Proceeds Note will be subordinated to its obligations under the Loan Proceeds Note upon the limited circumstances set forth therein.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101.                                                           Definitions.

For all purposes of this Indenture, including the recitals set forth above, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)                                all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean United States generally accepted accounting principles (other than changes made by FASB ASU 2016-02, Leases) as in effect on the date of this Indenture;

(d)                                the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or other subdivision;

(e)                                 unless otherwise indicated, references to Articles, Sections, paragraphs or other subdivisions are references to such Articles, Sections, paragraphs or other subdivisions of this Indenture; and

(f)                                   “or” is not exclusive and “including” means including without limitation.

“Accreted Value” of any Debt issued at a price less than the principal amount at stated maturity, means, as of any date of determination, an amount equal to the sum of (a) the issue price of such Debt as determined in accordance with Section 1273 of the Code or any successor provisions plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Debt) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Debt to the date of determination, minus all amounts theretofore paid in respect of such Debt, which amounts are considered as part of the “stated redemption price at maturity” of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated as principal or interest).

“Acquired Debt” means, with respect to any specified Person, (i) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any Property acquired by such specified Person, which Debt was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Securities” means, subject to the Issuer’s compliance with the covenants in this Indenture, including Section 1010 and Section 1011, 5.25% Senior Notes due 2026 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 306, 307, 1016 or 1108 of this Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Sections 1016 and 1018 and the definition of “Telecommunications/IS Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Affiliate Transaction” has the meaning specified in Section 1018.

“Agent Members” has the meaning specified in Section 2.1(b) of Appendix A.

“Asset Disposition” means any transfer, conveyance, sale, lease, issuance or other disposition by Parent or any Restricted Subsidiary in one or more related transactions (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of Parent, but excluding a disposition by a Restricted Subsidiary to Parent or a Restricted Subsidiary or by Parent to a Restricted Subsidiary) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary (other than as permitted by clause (v), (vi), (vii) or (ix) of Section 1017), (ii) substantially all of the assets of Parent or any Restricted Subsidiary representing a division or line of business or (iii) other Property of Parent or any Restricted

Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to Parent); provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $25,000,000 or more in any 12-month period.  The following shall not be Asset Dispositions:  (i) Permitted Telecommunications Capital Asset Dispositions that comply with clause (i) of the first paragraph of Section 1016, (ii) when used with respect to Parent, any Asset Disposition permitted pursuant to Article Eight which constitutes a disposition of all or substantially all of the assets of Parent and the Restricted Subsidiaries taken as a whole, (iii) Receivables sales constituting Debt under Qualified Receivable Facilities permitted to be Incurred pursuant to Section 1010 or Section 1011 or (iv) any disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 1012.

“Attributable Value” means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (including any period for which such lease has been extended) as determined in accordance with generally accepted accounting principles, discounted from the last date of such remaining term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles.  The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges.  In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated.  “Attributable Value” means, as to a Capital Lease Obligation, the principal amount thereof.

“Board of Directors” of any Person means the board of directors or comparable body of such Person.

“Board Resolution” of any Person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amount under a lease of (or other Debt arrangements conveying the right to use) Property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles (a “Capital Lease”).  The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Cash Equivalents” means (i) U.S. dollars or foreign currencies held from time to time in the ordinary course of business; (ii) Government Securities having maturities of not more than one year from the date of acquisition; (iii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a long-term credit rating of “A” or better from S&P or “A2” or better from Moody’s or a short-term credit rating of “A-2” or better from S&P or “P-2” or better from Moody’s; (iv) certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P or “A2” or the equivalent thereof by Moody’s or any commercial bank ranking within the top ten of all commercial banks in such bank’s country of operation on the basis of consolidated assets, and, in each case, having consolidated assets with value in excess of $500 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) commercial paper rated at the time of acquisition thereof at least “A” (long-term) or “A-2” (short-term) or the respective equivalent thereof by S&P or “A2” (long-term) or “P-2” (short-term) or the respective equivalent thereof by Moody’s or, if S&P and Moody’s cease publishing ratings of investments, carrying an equivalent rating by a nationally recognized rating agency (other than Moody’s and S&P) that rates debt securities having a maturity at original issuance of at least one year and in any case maturing within one year after the date of acquisition thereof; and (vii) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (i) through (vi) above.

“Change of Control” has the meaning specified in Section 1009.

“Change of Control Triggering Event” has the meaning specified in Section 1009.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this

Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated Capital Ratio” means as of the date of determination the ratio of (i) the aggregate amount of Debt of Parent and its Restricted Subsidiaries on a consolidated basis as at the date of determination to (ii) the sum of (a) $2,024,000,000, (b) the aggregate net proceeds to Parent from the issuance or sale of any Capital Stock (including Preferred Stock) of Parent other than Disqualified Stock subsequent to the Measurement Date, (c) the aggregate net proceeds from the issuance or sale of Debt of Parent or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Parent other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Parent subsequent to the Measurement Date and (d) the after-tax gain on the sale, subsequent to the Measurement Date, of Special Assets to the extent such Special Assets have been sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Debt of Parent or any Restricted Subsidiary (other than Debt that is subordinated to the Securities or any applicable Note Guarantee or Offering Proceeds Note Guarantee) and release of Parent and all Restricted Subsidiaries from all liability on the Debt assumed; provided, however, that, for purposes of calculation of the Consolidated Capital Ratio, the net proceeds from the issuance or sale of Capital Stock or Debt described in clause (b) or (c) above shall not be included to the extent (x) such proceeds have been utilized to make a Permitted Investment under clause (i) of the definition thereof or a Restricted Payment or (y) such Capital Stock or Debt shall have been issued or sold to Parent, a Subsidiary of Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees.

“Consolidated Cash Flow Available for Fixed Charges” for Parent and its Restricted Subsidiaries or for the Issuer and the Issuer Restricted Subsidiaries for any period means the Consolidated Net Income of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period increased by the sum of, to the extent reducing such Consolidated Net Income for such period (or, with respect to clause (v) below, reduced by such amount to the extent increasing such Consolidated Net Income for such period), (i) Consolidated Interest Expense of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period, (ii) Consolidated Income Tax Expense of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period, (iii) consolidated depreciation and amortization expense and any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period) for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, (iv) other non-recurring or unusual losses or expenses of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable (as determined by Parent in good faith), (v) non-recurring or unusual gains of Parent and its Restricted Subsidiaries or the Issuer

and the Issuer Restricted Subsidiaries, as applicable (as determined by Parent in good faith), (vi) acquisition-related costs and restructuring reserves incurred by Parent or any of its Restricted Subsidiaries or the Issuer or any of the Issuer Restricted Subsidiaries, as applicable, in connection with the acquisition of, merger, amalgamation or consolidation with, any Person expensed in computing such Consolidated Net Income to the extent the same would have been capitalized prior to the adoption of Statement of Financial Accounting Standards No. 141R, Business Combinations, (vii) the amount of (a) any restructuring charges or reserves of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, and (b) any impairment charge or asset write-off or write-down of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, in each case, pursuant to generally accepted accounting principles, and (viii) any non-recurring expenses or charges (other than depreciation or amortization expense) related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Debt permitted to be Incurred under this Indenture (including a refinancing thereof) (whether or not successful), including (a) such fees, expenses or charges related to the offering of the Securities (including breakage costs in connection with hedging obligations) and (b) any amendment or other modification of the Securities, and, in each case, deducted (and not added back) in computing Consolidated Net Income; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary or Issuer Restricted Subsidiary, as applicable (calculated separately for such Restricted Subsidiary or Issuer Restricted Subsidiary in the same manner as provided above for Parent or the Issuer, as applicable), that is subject to a restriction which prevents the payment of dividends or the making of distributions to Parent or another Restricted Subsidiary or to the Issuer or another Issuer Restricted Subsidiary, as applicable, to the extent of such restrictions.

“Consolidated Income Tax Expense” for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries for any period means the aggregate amounts of the provisions for income taxes of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Interest Expense” for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries for any period means the interest expense included in a consolidated income statement (excluding interest income) of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period in accordance with generally accepted accounting principles, including, without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts and issuance costs, including commitment fees; (ii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) net costs with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements (including fees); (iv) Preferred Stock Dividends (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock Dividends, whether or not declared or paid; (vi) interest on Debt guaranteed by Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable; (vii) the portion of any Capital Lease Obligation or Sale and Leaseback Transaction paid during such period that is allocable to interest expense; (viii) interest Incurred in connection with investments in discontinued operations; and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Parent or a Restricted Subsidiary or the Issuer or an Issuer Restricted Subsidiary, as applicable) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries for any period means the net income (or loss) of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall be excluded therefrom (a) for purposes of Section 1012 only, the net income (or loss) of any Person acquired by Parent or a Restricted Subsidiary or the Issuer or an Issuer Restricted Subsidiary, as applicable, in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary or an Issuer Restricted Subsidiary, as applicable, except to the extent of the amount of dividends or other distributions actually paid to Parent or a Restricted Subsidiary or to the Issuer or an Issuer Restricted Subsidiary, as applicable, by such Person during such period (except, for purposes of Section 1012 only, to the extent such dividends or distributions have been subtracted from the calculation of the amount of Investments to support the actual making of Investments), (c) gains or losses realized upon the sale or other disposition of any Property of Parent or its Restricted Subsidiaries or the Issuer or the Issuer Restricted Subsidiaries, as applicable, that is not sold or disposed of in the ordinary course of business (it being understood that Permitted Telecommunications Capital Asset Dispositions shall be considered to be in the ordinary course of business), (d) gains or losses realized upon the sale or other disposition of any Special Assets, (e) all extraordinary gains and extraordinary losses, determined in accordance with generally accepted accounting principles, (f) the cumulative effect of changes in accounting principles, (g) non-cash gains or losses resulting from fluctuations in currency exchange rates, (h) any non-cash expense related to the issuance to employees or directors of Parent or any Restricted Subsidiary or the Issuer or any Issuer Restricted Subsidiary, as applicable, of (1) options to purchase Capital Stock of Parent or such Restricted Subsidiary or the Issuer or such Issuer Restricted Subsidiary, as applicable, or (2) other compensatory rights; provided, in either case, that such options or rights, by their terms can be redeemed at the option of the holder of such option or right only for Capital Stock, (i) with respect to a Restricted Subsidiary or an Issuer Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary any aggregate net income (or loss) in excess of Parent’s or any Restricted Subsidiary’s or the Issuer’s or any Issuer Restricted Subsidiary’s, as applicable, pro rata share of the net income (or loss) of such Restricted Subsidiary or Issuer Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary; (j) if the period is the second, third or fourth fiscal quarter of 2003 or the first fiscal quarter of 2004, an aggregate of $293,686,650 for all such quarters; and (k) for purposes of calculating Pro Forma Consolidated Cash Flow Available for Fixed Charges in paragraphs (a) and (b) of Section 1010 and paragraphs (a) and (b) of Section 1011 only, ordinary losses or gains (including related fees and expenses) on early extinguishment of Debt; provided further that there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary or any Issuer Restricted Subsidiary,

as applicable, that is subject to a restriction which prevents the payment of dividends or the making of distributions to Parent or another Restricted Subsidiary or to the Issuer or another Issuer Restricted Subsidiary, as applicable, to the extent of such restriction.

“Consolidated Tangible Assets” of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 400 South Hope St., Suite 500, Los Angeles, CA 90071, except that, with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Credit Facilities” means one or more credit agreements, including the Existing Credit Facility, loan agreements or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by Parent and its Restricted Subsidiaries, or Purchase Money Debt, or Debt Incurred pursuant to Capital Lease Obligations, Sale and Leaseback Transactions, or senior secured note issuances, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of Property, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of Property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person and all Attributable Value in respect of Sale and Leaseback Transactions entered into by such Person, (vi) all obligations to redeem or repurchase Disqualified Stock issued by such Person, (vii) the liquidation preference of any Preferred Stock (other than Disqualified Stock, which is covered by the preceding clause (vi)) issued by any Restricted Subsidiary of such Person, (viii) every obligation under Hedging Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed.  The “amount” or “principal amount” of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be, except as otherwise set forth herein, the Accreted Value of such Debt at such time or (b) in the case of any Receivables sale constituting Debt, the amount of the unrecovered purchase price (that is, the amount paid for Receivables that has not been actually recovered from the collection of such Receivables) paid by the purchaser (other than Parent or a Wholly Owned Restricted Subsidiary of Parent) thereof.  The amount of Debt represented by an obligation under a Hedging Agreement shall be equal to (x) zero if such obligation has been Incurred pursuant to clause (x) of paragraph (b) of Section 1010 or clause (viii) of paragraph (b) of Section 1011 or (y) the notional amount of such obligation if not Incurred pursuant to such clause.

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and successors.

“Designation” and “Designation Amount” have the respective meanings specified in Section 1019.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require Parent or the Issuer, respectively, to repurchase or redeem such Preferred Stock upon the occurrence of (i) a change of control occurring prior to the final Stated Maturity of the Securities shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Securities contained in Section 1009 or (ii) an asset sale occurring prior to the final Stated Maturity of the Securities shall not constitute Disqualified Stock if the asset sale provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Securities  contained in Section 1016 and, in each case such Preferred Stock specifically provides that Parent or the Issuer, respectively, will not repurchase or redeem any such stock pursuant to such provisions prior to the Issuer’s repurchase of such Securities as are required to be repurchased pursuant to Sections 1009 or 1016.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of Parent held by Persons other than a Wholly Owned Restricted Subsidiary.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) applicable to Parent for the period during which such dividends were paid.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Exchange Securities” has the meaning stated in the first recital of this Indenture.

“Excess Proceeds” has the meaning specified in Section 1016.

“Existing Credit Facility” means the Credit Agreement dated as of March 13, 2007, among the Issuer, Parent, the lenders party thereto, and Merrill Lynch Capital Corporation, as Administrative Agent, as amended and restated as of May 8, 2015.

“Existing Notes” means Parent’s 5.75% Senior Notes due 2022 in an aggregate principal amount not to exceed $600,000,000, the Issuer’s 7% Senior Notes due 2020 in an aggregate principal amount not to exceed $775,000,000, the Issuer’s 6.125% Senior Notes due 2021 in an aggregate principal amount not to exceed $640,000,000, the Issuer’s 2018 Floating Rate Notes in an aggregate principal amount not to exceed $300,000,000, the Issuer’s 5.375% Senior Notes due 2022 in an aggregate principal amount not to exceed $1,000,000,000, the Issuer’s 5.625% Senior Notes due 2023 in an aggregate principal amount not to exceed $500,000,000, the Issuer’s 5.125% Senior Notes due 2023 in an aggregate principal amount not to exceed $700,000,000, the Issuer’s 5.375% Senior Notes due 2024 in an aggregate principal amount not to exceed $900,000,000 and the Issuer’s 5.375% Senior Notes due 2025 in an aggregate principal amount not to exceed $800,000,000.

“Existing Proceeds Notes” means the 7% Proceeds Note, the 6.125% Proceeds Note, the 2018 Floating Rate Proceeds Note, the 5.375% due 2022 Proceeds Note, the 5.625% Proceeds Note, the 5.125% Proceeds Note, the 5.375% due 2025 Proceeds Note and the 5.375% due 2024 Proceeds Note.

“Existing Senior Notes” means the 7% Senior Notes due 2020, the 6.125% Senior Notes due 2021, the 2018 Floating Rate Notes, the 5.375% Senior Notes due 2022, the 5.625% Senior Notes due 2023, the 5.125% Senior Notes due 2023, the 5.375% Senior Notes due 2025 and the 5.375% Senior Notes due 2024.

“Expiration Date” has the meaning specified in “Offer to Purchase” below.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.  Unless otherwise specified herein, Fair Market Value shall be determined by Parent in good faith.

“Federal Bankruptcy Code” means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“Fitch” means Fitch, Inc., a subsidiary of Fimalac, S.A. or, if Fitch, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person.

“5.75% Senior Notes due 2022” means Parent’s 5.75% Senior Notes due 2022 issued pursuant to the Indenture dated as of December 1, 2014, between Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“5.375% due 2025 Proceeds Note” means the intercompany note issued by Level 3 LLC to the Issuer in respect of the proceeds of the offering of the 5.375% Senior Notes due 2025.

“5.375% due 2024 Proceeds Note” means the intercompany note issued by Level 3 LLC to the Issuer in respect of the proceeds of the offering of the 5.375% Senior Notes due 2024.

“5.375% due 2022 Proceeds Note” means the intercompany note issued by Level 3 LLC to the Issuer in respect of the proceeds of the offering of the 5.375% Senior Notes due 2022.

“5.375% Senior Notes due 2025” means the Issuer’s 5.375% Senior Notes due 2025 issued pursuant to the Indenture dated as of April 28, 2015, among the Issuer, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“5.375% Senior Notes due 2024” means the Issuer’s 5.375% Senior Notes due 2024 issued pursuant to the Indenture dated as of November 13, 2015, among the Issuer, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“5.375% Senior Notes due 2022” means the Issuer’s 5.375% Senior Notes due 2022 issued pursuant to the Indenture dated as of August 12, 2014, between Level 3 Escrow II, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated October 31, 2014, among Level 3 Escrow II, Inc., the Issuer, Parent, Level 3 LLC and The Bank of New York Mellon Trust Company, N.A., as trustee, under which the Issuer assumed all obligations of Level 3 Escrow II, Inc. under the indenture and securities issued thereunder and each of Parent and Level 3 LLC guaranteed the Issuer’s obligations under such indenture and securities.

“5.625% Proceeds Note” means the intercompany note issued by Level 3 LLC to the Issuer in respect of the proceeds of the offering of the 5.625% Senior Notes due 2023.

“5.625% Senior Notes due 2023” means the Issuer’s 5.625% Senior Notes due 2023 issued pursuant to the Indenture dated as of January 29, 2015, among the Issuer, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“5.125% Proceeds Note”  means the intercompany note issued by Level 3 LLC to the Issuer in respect of the proceeds of the offering of the 5.125% Senior Notes due 2023.

“5.125% Senior Notes due 2023” means the Issuer’s 5.125% Senior Notes due 2023 issued pursuant to the Indenture dated as of April 28, 2015, among the Issuer, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Global Security” means a Rule 144A Global Security or a Regulation S Global Security, as the case may be.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof which are not callable or redeemable at the issuer’s option (unless, for purposes of the definition of “Cash Equivalents” only, the obligations are redeemable or callable at a price not less than the purchase price paid by Parent or the applicable Restricted Subsidiary, together with all accrued and unpaid interest (if any) on such Government Securities).

“Guarantee” by any Person means any obligation, direct or indirect, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, including any such obligations arising by virtue of partnership arrangements or by agreements to keep-well, (ii) to purchase Property or services or to take-or-pay for the purpose of assuring the holder of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (iv) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof, in whole or in part (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantor” means (1) Parent and (2) any other Person that becomes a Guarantor pursuant to Section 1010, Section 1011, Section 1020, Article Eight or any other provision of this Indenture.

“Hedging Agreement” of any Person means any forward contract, futures contract, swap, option, other financial agreement or arrangement (including caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates, commodities or indices or other expenses of Parent and its Subsidiaries.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt.  Debt otherwise incurred by a Person before it becomes a Subsidiary of Parent shall be deemed to have been Incurred at the time at which it becomes a Subsidiary.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Foreign Purchaser” means each non-U.S. person (within the meaning of Regulation S) that purchased Initial Securities from the Initial Purchasers in offshore transactions meeting the requirements of Regulation S.

“Initial Purchasers” means Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. and J.P. Morgan Securities LLC.

“Initial Securities” has the meaning stated in the first recital of this Indenture.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Invested Capital” means the sum of (a) $500,000,000, (b) the aggregate net proceeds received by Parent from the issuance or sale of any Capital Stock, including Preferred Stock, of Parent but excluding Disqualified Stock, subsequent to the Measurement Date, and (c) the aggregate net proceeds from the issuance or sale of Debt of Parent or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Parent other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Parent subsequent to the Measurement Date; provided, however, that the net proceeds from the issuance or sale of Capital Stock or Debt described in clause (b) or (c) shall be excluded from any computation of Invested Capital to the extent (i) utilized to make a Restricted Payment or (ii) such Capital Stock or Debt shall have been issued or sold to Parent, a Subsidiary of Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, purchase, redemption, retirement or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, or Incurrence of, or payment on, a Guarantee of any obligation of, any other Person; provided, however, that Investments shall exclude commercially reasonable extensions of trade credit.  The amount, as of any date of determination, of any Investment shall be the original cost of such Investment, plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income of Parent and its Restricted Subsidiaries to support the actual making of Restricted Payments), but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.  In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than (a) in the case of Moody’s, Baa3 (or the equivalent), (b) in the case of S&P, BBB- (or the equivalent), (c) in the case of Fitch, BBB- (or the equivalent) and (d) in the case of any other Rating Agency, the equivalent rating by such Rating Agency to the ratings described in clauses (a), (b) and (c).

“Issuer” means the Person named as “Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issue Date” means March 22, 2016.

“Issue Date Purchase Money Debt” means Purchase Money Debt outstanding on the Issue Date; provided, however, that the amount of such Purchase Money Debt when Incurred did not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets.

“Issue Date Rating” means B1 in the case of Moody’s, B in the case of S&P and BB in the case of Fitch, which are the respective ratings assigned to the Securities by the Rating Agencies on the Issue Date.

“Issuer Debt Ratio” means the ratio of (a) the aggregate consolidated principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) of Debt of the Issuer and the Issuer Restricted Subsidiaries (other than Debt owed to Parent or a Sister Restricted Subsidiary that is subordinated to the Offering Proceeds Note (if Level 3 LLC is the obligor on such Debt) or to an Offering Proceeds Note Guarantee of the obligor on such Debt), on a consolidated basis, outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the proposed Incurrence of Debt giving rise to such calculation and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (b) the sum of, without duplication, (x) Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Issuer Restricted Subsidiaries for the four full fiscal quarters next preceding such proposed Incurrence of Debt for which consolidated financial statements are available and (y) Consolidated Cash Flow Available for Fixed Charges of Parent and the Sister Restricted Subsidiaries to the extent attributable to Sister

Restricted Subsidiaries that are Guarantors for such four full fiscal quarters; provided, however, that if (A) since the beginning of such four full fiscal quarter period the Issuer, any Issuer Restricted Subsidiary, Parent or any Sister Restricted Subsidiary shall have made one or more Asset Dispositions or an Investment (by merger or otherwise) in any Issuer Restricted Subsidiary or Sister Restricted Subsidiary (or any Person which becomes an Issuer Restricted Subsidiary or a Sister Restricted Subsidiary) or an acquisition, merger or consolidation of Property, or (B) since the beginning of such period any Person (that subsequently became an Issuer Restricted Subsidiary or a Sister Restricted Subsidiary or was merged with or into the Issuer, any Issuer Restricted Subsidiary or any Sister Restricted Subsidiary since the beginning of such period) shall have made such an Asset Disposition, Investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such Asset Dispositions, Investments, acquisitions, mergers or consolidations as if such Asset Dispositions, Investments, acquisitions, mergers or consolidations occurred on the first day of such period.  For purposes of this definition, whenever “pro forma” effect is to be given to any Asset Disposition, Investment, acquisition, merger or consolidation, the calculations shall be performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of Parent, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the Board of Directors of Parent of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction; provided, that such adjustments are set forth in an Officers’ Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate.

“Issuer Order” or “Issuer Request” means a written request or order signed in the name of the Issuer by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Trustee.

“Issuer Restricted Subsidiaries” means the Subsidiaries of the Issuer that are Restricted Subsidiaries.

“Joint Venture” means a Person in which Parent or a Restricted Subsidiary holds not more than 50% of the shares of Voting Stock.

“Level 3 LLC” means Level 3 Communications, LLC, a Delaware limited liability company and a direct Wholly Owned Subsidiary of the Issuer.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any Sale and Leaseback Transaction).  For purposes of this definition the sale, lease, conveyance or other transfer by Parent or any of its Subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.  For the sake of clarity, subordination and setoff rights do not constitute Liens.

“Loan Proceeds Note” means the amended and restated intercompany demand note dated March 13, 2007, as amended and restated on May 8, 2015, in an initial principal amount of $1,400,000,000 and subsequently increased to $4,610,500,000 issued by Level 3 LLC to the Issuer to evidence the loans in such aggregate amount made by the Issuer to Level 3 LLC with the proceeds of the loans under the Existing Credit Facility, as it may be further amended from time to time.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Measurement Date” means April 28, 1998.

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such Property) therefrom by such Person, net of (i) all legal, title and recording taxes, expenses and commissions and other fees and expenses (including appraisals, brokerage commissions and investment banking fees) Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures of such Person as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such Property and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by such Person, in its reasonable good faith judgment; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be, for all purposes of this Indenture and the Securities, treated as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; provided further, however, that, in the event that any consideration for a transaction (which would otherwise constitute Net Available Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, at such time as such portion of the consideration is released to such Person or its Restricted Subsidiary from escrow, such portion shall be treated for all purposes of this Indenture and the Securities as a new Asset Disposition at the time of such release from escrow with Net Available Proceeds equal to the amount of such portion of consideration released from escrow.

“Non-Telecommunications Subsidiary” means any Issuer Restricted Subsidiary not engaged in any material respect in the Telecommunications/IS Business.

“Note Guarantee” means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Securities, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities, and the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer under or pursuant to this Indenture and the Securities, including the Parent Guarantee.

“Offer” has the meaning specified in “Offer to Purchase” below.

“Offer to Purchase” means a written offer (the “Offer”) sent (i) by the Issuer electronically or by first-class mail, postage prepaid, to each Holder of Securities at its address appearing in the Security Register on the date of the Offer or (ii) in the case of Securities held through the Depository, to Depository participants via the Depository’s electronic messaging system, offering, in each case, to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture).  Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Securities within five Business Days after the Expiration Date.  The Issuer shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the delivery (or submission via the Depository’s electronic messaging system, as applicable) of the Offer of the obligation to make an Offer to Purchase, and the Offer shall be delivered (or submitted via the Depository’s electronic messaging system, as applicable) by the Issuer or, at the Issuer’s request and the provision of such notice information, by the Trustee in the name and at the expense of the Issuer.  The Offer shall contain information concerning the business of Parent and its Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase.  The Offer shall also state:

a. the Section of this Indenture pursuant to which the Offer to Purchase is being made;

b. the Expiration Date and the Purchase Date;

c. the aggregate principal amount of the Outstanding Securities offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the “Purchase Amount”);

d. the purchase price to be paid by the Issuer for $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

e. that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

f. the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

g. that any Securities not tendered or tendered but not purchased by the Issuer will continue to accrue interest;

h. that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue on and after the Purchase Date;

i. that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

j. that Holders will be entitled to withdraw all or any portion of Securities tendered if the Issuer (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, or facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

k. that (i) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Securities and (ii) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the

Issuer shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis, in accordance with applicable depositary procedures (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

l. that in the case of any Holder whose Security is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Offering Proceeds Note” means the intercompany demand note dated the Issue Date, in an initial principal amount equal to $775,000,000, issued by Level 3 LLC to the Issuer as it may be amended from time to time pursuant to Sections 301 and 1020, substantially in the form set forth in Exhibit H hereto.

“Offering Proceeds Note Guarantee” means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Offering Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 LLC under the Offering Proceeds Note, in substantially the form set forth in Exhibit E hereto.

“Offering Proceeds Note Guarantor” means any Restricted Subsidiary that provides an Offering Proceeds Note Guarantee pursuant to Section 1010, Section 1011 or any other provision of this Indenture.

“Offering Proceeds Note Subordination Agreement” means the Offering Proceeds Note Subordination Agreement, dated the Issue Date, among the Issuer, Parent and Level 3 LLC, and the other Restricted Subsidiaries becoming party thereto as contemplated therein, pursuant to which such Restricted Subsidiaries shall subordinate obligations owed to the Issuer or any Restricted Subsidiary to any obligations owed in respect of the Loan Proceeds Note, in substantially the form set forth in Exhibit F hereto.

“Officers’ Certificate” of any Person means a certificate signed by the Chairman of the Board of Directors of such Person, a Vice Chairman of the Board of Directors of such Person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person and delivered to the Trustee, which shall comply with this Indenture.

“Opinion of Counsel” means an opinion of counsel of Parent or the Issuer, including an employee of Parent or the Issuer.

“Original Securities” has the meaning set forth in Section 301.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)                                     Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)                                  on and after any maturity or redemption date, Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Parent or the Issuer) in trust or set aside and segregated in trust by Parent, the Issuer (if Parent or the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that (a) the Trustee or the Paying Agent, as applicable, is not prohibited from paying such money to the Holders and (b) if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(iii)                               Securities, except to the extent provided in Sections 1202 and 1203, with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article Twelve; and

(iv)                              Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which any Responsible Officer of the Trustee actually knows to be so owned or as to which the Trustee has received written notice shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor.

“Parent” means the Person named as “Parent” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent” shall mean such successor Person.

“Parent Guarantee” means the Note Guarantee of Parent.

“Parent Intercompany Note” means the intercompany demand note dated December 8, 1999, as amended and restated on October 1, 2003, in the principal amount of approximately $29,000,000,000 as of December 31, 2015 on an as adjusted basis, issued by Level 3 LLC to Parent.

“Parent Intercompany Note Subordination Agreement” means the Parent Intercompany Note Subordination Agreement dated the Issue Date, among the Issuer, Parent and Level 3 LLC, and the other Restricted Subsidiaries and Sister Restricted Subsidiaries becoming party thereto as contemplated therein, pursuant to which such Restricted Subsidiaries shall subordinate obligations owed to Parent or any Sister Restricted Subsidiary to any obligations owed in respect of the Offering Proceeds Note, in substantially the form set forth in Exhibit D hereto.

“Paying Agent” means any Person (including Parent or the Issuer acting as Paying Agent) authorized by Parent or the Issuer to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuer.

‘‘Permitted Hedging Agreement’’ of any Person means any Hedging Agreement entered into with one or more financial institutions in the ordinary course of business, not for purposes of speculation, that is designed to protect such Person against fluctuations in interest rates, currency exchange rates, commodities prices or other expenses of Parent and its Subsidiaries.

“Permitted Holders” means the members of Parent’s Board of Directors on the Measurement Date and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such Person.

“Permitted Investments” means (a) Cash Equivalents; (b) investments in prepaid expenses; (c) negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits; (d) loans, advances or extensions of credit to employees and directors made in the ordinary course of business and consistent with past practice; (e) obligations under Permitted Hedging Agreements; (f) bonds, notes, debentures and other securities received as a result of Asset Dispositions pursuant to and in compliance with Section 1016; (g) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary; (h) Investments made prior to the Measurement Date; (i) Investments made after the Measurement Date in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed Invested Capital; and (j) additional Investments in an aggregate amount not to exceed $200,000,000.

“Permitted Liens” means (a) Liens for taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor; (b) other Liens incidental to the conduct of Parent’s and its Restricted Subsidiaries’ businesses or the ownership of its Property not securing any Debt, and which do not in the aggregate materially detract from the value of Parent’s and its Restricted Subsidiaries’ Property when taken as a whole, or materially impair the use thereof in the operation of its business; (c) Liens, pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of statutory obligations; (d) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate materially impair the use of Property in the operation of the business of Parent and the Restricted Subsidiaries taken as a whole); (e) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Parent or its Restricted Subsidiaries; and (f) any interest or title of a lessor in the Property subject to any lease other than a Capital Lease.

“Permitted Telecommunications Capital Asset Disposition” means the transfer, conveyance, sale, lease or other disposition of optical fiber and/or conduit and any related equipment used in a Segment (as defined) of Parent’s communications network that (i) constitute capital assets in accordance with generally accepted accounting principles and (ii) after giving effect to such disposition, would result in Parent retaining at least either (A) 24 optical fibers per route mile on such Segment as deployed at the time of such disposition or (B) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at such time.  “Segment” means (x) with respect to Parent’s intercity network, the through-portion of such network between two local networks (i.e., Omaha to Denver) and (y) with respect to a local network of Parent (i.e., Dallas), the entire through-portion of such network, excluding the spurs which branch off the through-portion.

“Person” means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Parent or the Issuer or a Wholly Owned Restricted Subsidiary of Parent or the Issuer, respectively.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) applicable to the issuer of such Preferred Stock for the period during which such dividends were paid.

“Private Exchange Offer” means the offer by the Issuer, pursuant to Section 2(f) of the Registration Agreement dated March 22, 2016, or pursuant to any similar Registration Agreement entered into in connection with the registration of Additional Securities, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means the Exchange Securities to be issued pursuant to this Indenture in connection with a Private Exchange Offer pursuant to the relevant Registration Agreement.

“Pro Forma Consolidated Cash Flow Available for Fixed Charges” for Parent and its Restricted Subsidiaries for any period means Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for such period, calculated in accordance with the definition thereof; provided, however, that if (A) since the beginning of the applicable period Parent or one of its Restricted Subsidiaries shall have made one or more Asset Dispositions or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition, merger or consolidation of Property which constitutes all or substantially all of an operating unit of a business or a line of business or (B) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Disposition, Investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such Asset Dispositions, Investments, acquisitions, mergers or consolidations as if such Asset Dispositions, Investments, acquisitions, mergers or consolidations occurred on the first day of such period.  For purposes of this definition, whenever “pro forma” effect is to be given to any Asset Disposition, Investment, acquisition, merger or consolidation, the calculations shall be performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of Parent, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the Board of Directors of Parent of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction; provided that such adjustments are set forth in an Officers’ Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.  For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Proportionate Interest” in any issuance of Capital Stock of a Restricted Subsidiary means a ratio (i) the numerator of which is the aggregate amount of all Capital Stock of such Restricted Subsidiary beneficially owned by Parent and the Restricted Subsidiaries and (ii) the denominator of which is the aggregate amount of Capital Stock of such Restricted Subsidiary beneficially owned by all Persons (excluding, in the case of this clause (ii), any Investment made in connection with such issuance).

“Purchase Amount” has the meaning specified in “Offer to Purchase” above.

“Purchase Date” has the meaning specified in “Offer to Purchase” above.

“Purchase Money Debt” means Debt (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by Parent or any Restricted Subsidiary of any Telecommunications/IS Assets of Parent or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Purchase Price” has the meaning specified in “Offer to Purchase” above.

“Qualified Credit Facility” means one or more credit agreements, loan agreements, or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by Parent and its Restricted Subsidiaries, or senior secured note issuances, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time, including, without limitation, the Existing Credit Facility.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

“Qualified Receivable Facility” means Debt of Parent or any Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch and (2) if any of Moody’s, S&P or Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of Parent’s control, a ‘‘nationally recognized statistical rating organization’’, within the meaning of Section 3(a)(62) of the Exchange Act, selected by

Parent (as certified by a resolution of the board of directors of Parent) as a replacement agency for Moody’s, S&P, Fitch or each of them, as the case may be.

“Rating Date” means the date of public notice of the occurrence of a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies), the Rating Agencies assign or reaffirm a rating to the Securities that is lower than the applicable Issue Date Rating (or the equivalent thereof). If, prior to the Rating Date, the ratings assigned to the Securities by the Rating Agencies are lower than the applicable Issue Date Rating, then a Rating Decline will be deemed to have occurred if such ratings are not changed to a rating that is equal to or higher than the applicable Issue Date Rating by the 90th day following the Rating Date. If, prior to the Rating Date, one or more of the ratings assigned to the Securities by the Rating Agencies are lower than the applicable Issue Date Rating, then a Rating Decline will be deemed to have occurred if (a) one or more of such ratings are not changed to a rating that is equal to or higher than the applicable Issue Date Rating by the 90th day following the Rating Date and (b) all of the other Rating Agencies assign or reaffirm a rating to the Securities that is lower than the applicable Issue Date Rating by the 90th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline. A ‘‘Rating Decline’’ also shall be deemed to have occurred if a Rating Decline (as defined in any indenture governing any of the Existing Notes) shall have occurred in respect of any of the Existing Notes so long as any of the Existing Notes remain outstanding.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“refinancing” has the meaning specified in Sections 1010(b)(viii) and 1011(b)(vi).

“Registered Exchange Offer” means the offer by the Issuer, pursuant to the relevant Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Agreement” means the Registration Agreement dated March 22, 2016, among the Issuer, Parent and the Initial Purchasers relating to the Original Securities or any similar agreement relating to any registration of Additional Securities.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” has the meaning specified in Section 2.1(a) of Appendix A.

“Required Filing Dates” has the meaning specified in Section 1007.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the Trustee’s Corporate Trust Office, including any vice president, any assistant vice president, assistant secretary, senior associate, associate, trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Payment” has the meaning specified in Section 1012.

“Restricted Subsidiary” means (a) a Subsidiary of Parent or of a Restricted Subsidiary, including the Issuer, that has not been designated or classified as an Unrestricted Subsidiary pursuant to and in compliance with Section 1019 and (b) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary pursuant to such Section.

“Revocation” has the meaning specified in Section 1019.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Security” has the meaning specified in Section 2.1(a) of Appendix A.

“S&P” means Standard & Poor’s Ratings Service or, if Standard & Poor’s Ratings Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person.

“Sale and Leaseback Transaction” of any Person means any direct or indirect arrangement pursuant to which any Property is sold or transferred by such Person or a Restricted Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries; provided, however, that a transaction shall be treated as a Sale and Leaseback Transaction only to the extent that, in each case, the Attributable Value of the resulting lease or Capital Lease Obligation is greater than 75% of the Net Available Proceeds resulting from the related Asset Disposition. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Security Register” and “Security Registrar” have the respective meanings specified in Section 303.

“7% Proceeds Note” means the intercompany note issued by Level 3 LLC to the Issuer in respect of the proceeds of the offering of the 7% Senior Notes due 2020.

“7% Senior Notes due 2020” means the Issuer’s 7.000% Senior Notes due 2020 issued pursuant to the Indenture dated as of August 6, 2012, among the Issuer, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Shelf Registration Statement” means a registration statement filed by Parent and the Issuer in connection with the offer and sale of Initial Securities pursuant to the relevant Registration Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Sister Restricted Subsidiary” means a Restricted Subsidiary that is not the Issuer or an Issuer Restricted Subsidiary.

“6.125% Proceeds Note” means the intercompany note issued by Level 3 LLC to the Issuer in respect of the proceeds of the offering of the 6.125% Senior Notes due 2021.

“6.125% Senior Notes due 2021” means the Issuer’s 6.125% Senior Notes due 2021 issued pursuant to the Indenture dated as of November 14, 2013, among the Issuer, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Special Assets” means (a) the Capital Stock or assets of RCN Corporation and Commonwealth Telephone Enterprises, Inc. (and any intermediate holding companies or other entities formed solely for the purpose of owning such Capital Stock or assets) owned, directly or indirectly, by Parent or any Restricted Subsidiary on the Measurement Date, and (b) any Property, other than cash, Cash Equivalents and Telecommunications/IS Assets, received as consideration for the disposition after the Measurement Date of Special Assets (as contemplated by the first proviso in Section 1016).

“Special Interest” has the meaning specified in Exhibit 1 to Appendix A.

“Stated Maturity” when used with respect to a Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subordinated Debt” means Debt of Parent (a) that is not secured by any Lien on or with respect to any Property now owned or acquired after the Measurement Date and (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full in cash of the Parent Guarantee to at least the following extent:  (i) no payments of principal of (or premium, if any) or interest on or otherwise due (including by acceleration or for additional amounts) in respect of, or repurchases, redemptions or other retirements of, such Debt (collectively, “payments of such Debt”) may be permitted for so long as any default (after giving effect to any applicable grace periods) in the payment of principal (or premium, if any) or interest on the Securities exists, including as a result of acceleration; (ii) in the event that any other Default exists with respect to the Securities, upon notice by Holders of 25% or more in aggregate principal amount of the Securities to the Trustee, the Trustee shall have the right to give notice to Parent and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of such Debt may be made for a period of 179 days from the date of such notice; provided, however, that not more than one such payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Securities during such period; (iii) if payment of such Debt is accelerated when any Securities are Outstanding, no payments of such Debt may be made until three Business Days after the Trustee receives notice of such acceleration and, thereafter, such payments may only be made to the extent the terms of such Debt permit payment at that time; and (iv) such Debt may not (x) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Parent (including any redemption, retirement or repurchase which is contingent upon events or circumstances but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Securities or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by Parent) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Securities, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Parent) which is conditioned upon (A) a change of control of Parent pursuant to provisions substantially similar to those described in Section 1009 (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Issuer’s repurchase of the Securities required to be repurchased by the Issuer pursuant to the provisions described in Section 1009) or (B) a sale or other disposition of assets pursuant to provisions substantially similar to those described in Section 1016 (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Issuer’s repurchase of the Securities required to be repurchased by the Issuer pursuant to the provision described in Section 1016).

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Telecommunications/IS Assets” means (a) any Property (other than cash, cash equivalents and securities) to be owned by Parent or any Restricted Subsidiary and used in the Telecommunications/IS Business; (b) for purposes of Sections 1010, 1011 and 1014 only, Capital Stock of any Person; or (c) for all other purposes of this Indenture, Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Parent or another Restricted Subsidiary from any Person other than an Affiliate of Parent; provided, however, that, in the case of clause (b) or (c), such Person is primarily engaged in the Telecommunications/IS Business.

“Telecommunications/IS Business” means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business, (iii) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i), (ii) or (iii) above; provided, however, that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the Board of Directors of Parent or a duly authorized committee thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in effect at the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“2018 Floating Rate Notes” means the Issuer’s Floating Rate Senior Notes due 2018 issued pursuant to the Indenture dated as of November 26, 2013, among the Issuer, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2018 Floating Rate Proceeds Note” means the intercompany note issued by Level 3 LLC to the Issuer in respect of the proceeds of the offering of the 2018 Floating Rate Notes.

“Unrestricted Subsidiary” means (a) 91 Holding Corp. (the subsidiary that holds indirectly Parent’s interests in the SR91 tollroad), SR 91 Holding LLC, SR91 Corp, SR LP, Express Lanes, Inc., California Private Transportation Company LP, CPTC LLC and 85 Tenth Avenue LLC; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary of Parent designated as such pursuant to and in compliance with Section 1019 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.  For the sake of clarity, actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by Parent or any Restricted Subsidiary.

“Vice President”, when used with respect to any Person, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests (other than directors’ qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

The following terms, unless otherwise defined pursuant to this Section 101, have the meanings given to them in Appendix A:

“Additional Securities”

“Agent Members”

“Definitive Security”

“Depository”

“Distribution Compliance Period”

“Exchange Securities”

“Euroclear”

“Global Security”

“Initial Purchasers”

“Initial Securities”

“Original Securities”

“Private Exchange”

“Private Exchange Securities”

“Purchase Agreement”

“QIB”

“Registered Exchange Offer”

“Registration Agreement”

“Regulation S”

“Rule 144A”

“Rule 144A Global Security”

“Rule 144A Securities”

“Securities”

“Securities Act”

“Securities Custodian”

“Shelf Registration Statement”

“Transfer Restricted Securities”

SECTION 102.                                                           Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.                                                           Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or any Guarantor, respectively, stating that the information with respect to such factual matters is in the possession of the Issuer or any Guarantor, respectively, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated (with proper identification of each matter covered therein) and form one instrument.

SECTION 104.                                                           Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)                                The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                 The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)                                If the Issuer shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.  However, any such Holder or future Holder may revoke the request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date such Act becomes effective.

SECTION 105.                                                           Notices, etc., to Trustee and the Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                 the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2)                                 the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer or such Guarantor addressed to it (in the case of a Guarantor, in care of the Issuer) at the address of the Issuer’s principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Issuer.

(3)                                 The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. Except to the extent relating to matters arising out of the Trustee’s gross negligence or willful misconduct, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 106.                                                           Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Notices shall be effective only upon receipt.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

SECTION 107.                                                           Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.                                                           Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and Parent shall bind its successors and assigns, whether so expressed or not.

SECTION 109.                                                           Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.                                                           Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.                                                           Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 112.                                                           Conflict with Trust Indenture Act.

The Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder.  If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 113.                                                           Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 114.                                                           No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or a Guarantor.  By accepting a Security, each Holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Securities.

SECTION 115.                                                           Independence of Covenants.

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

SECTION 116.                                                           Exhibits.

All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

SECTION 117.                                                           Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 118.                                                           Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 119.                                                           Waiver of Jury Trial.

EACH OF PARENT, THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 120.                                                           Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 121.                                                           FATCA.

In order to assist the Trustee with its compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”) the Issuer agrees (i) to provide to the Trustee reasonably available information collected and stored in the Issuer’s ordinary course of business regarding holders of Securities (solely in their capacity as such) and which is necessary for the Trustee’s determination of whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the

Indenture to the extent necessary to comply with Applicable Law.  Nothing in the immediately preceding sentence shall be construed as obligating the Issuer to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

SECTION 122.                                                           Submission to Jurisdiction.

The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture.  To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

ARTICLE TWO

SECURITY FORMS

SECTION 201.                                                           Form and Dating.

Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture.  The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture.  The Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer.  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or system on which the Securities may be listed or eligible for trading, all as determined by the officers of the Issuer executing such Securities, as evidenced by their execution of such Securities.

ARTICLE THREE

THE SECURITIES

SECTION 301.                                                           Amount of Securities.  Subject to Section 302, the Trustee shall authenticate Initial Securities for original issue on the Issue Date in the aggregate principal amount of $775,000,000 (the “Original Securities”).

The Issuer shall be entitled, subject to its compliance with the covenants set forth in this Indenture, including Section 1010 and Section 1011, to issue Additional Securities under this Indenture which shall have identical terms as the Original Securities, other than with respect to the date of issuance and issue price (and such changes as are customary to permit escrow arrangements, if any, in connection with the issuance of such Additional Securities).  The Original Securities, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to the Additional Securities, the Issuer shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)                                 the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(2)                                 the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued after the expiration of the “period of thirteen days” described in Treasury Regulation Section 1.1275-1(f)(1)(iii) unless such issuance would be a “qualified reopening” within the meaning of Treasury Regulation Section 1.1275-2(k)(3); and

(3)                                 whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

For each issuance of Additional Securities, the Issuer shall use the net proceeds of each such issuance and additional funds as necessary to lend to Level 3 LLC an amount equal to the principal amount of the Additional Securities so issued, and the principal amount of the Offering Proceeds Note shall be increased by such amount.

SECTION 302.                                                           Execution and Authentication.  Two Officers shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, an Officer’s Certificate and an Opinion of Counsel and the Trustee in accordance with such written order of the Issuer shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Security Registrar, Paying Agent or agent for service of notices and demands.

SECTION 303.                                                           Security Registrar and Paying Agent.  The Issuer shall maintain an office or agency in The City of New York where Securities may be presented for registration of transfer or for exchange (the “Security Registrar”) and an office or agency in The City of New York where Securities may be presented for payment to the Paying Agent.  The Security Registrar shall keep a register of the Securities and of their transfer and exchange (the register maintained in the office of the Security Registrar and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Security Register”).  The Issuer may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Security Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuer shall notify the Trustee of the name and address of any such agent.  If the Issuer fails to maintain a Securities Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607.

The Issuer initially appoints the Trustee as Security Registrar and Paying Agent in connection with the Securities.

SECTION 304.                                                           Paying Agent To Hold Money in Trust.  Prior to each due date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment.  If the Issuer or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 305.                                                           Holders Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Security Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 306.                                                           Replacement Securities.  If a mutilated Security is surrendered to the Security Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Security Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.  The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Issuer.

SECTION 307.                                                           Temporary Securities.  Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 308.                                                           Cancellation.  The Issuer at any time may deliver Securities to the Trustee for cancellation.  The Security Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and dispose of in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation unless the Issuer directs the Trustee in writing to deliver canceled Securities to the Issuer.  The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 309.                                                           Defaulted Interest.  If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date.  The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 310.                                                           CUSIP Numbers.  The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Issuer nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” number(s).

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.                                                           Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (subject to Section 1206 and except as to surviving rights of registration of transfer, transfer, exchange and replacement of Securities expressly provided for herein or pursuant hereto) and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(1)                                 either

(a)                                 all Outstanding Securities have been delivered to the Trustee for cancellation; or

(b)                                all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable within one year, or

(iii) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee in its sole discretion for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on), and interest on, the Securities to Maturity or the Redemption Date, as the case may be;

(2)                                 the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder; and

(3)                                 the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations under Sections 607 and 609 and, if money shall have been deposited with the Trustee pursuant to clause (1)(b) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402.                                                           Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501.                                                           Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                 failure to pay principal of (or premium, if any, on) any Security when due; or

(2)                                 failure to pay any interest on any Security when due, continued for 30 days; or

(3)                                 default in the payment of principal of (and premium, if any) and interest on Securities required to be purchased pursuant to an Offer to Purchase pursuant to Section 1009 when due and payable; or

(4)                                 failure to perform or comply with the provisions of Section 801, 803, 805, 807 or 1016; or

(5)                                 failure to perform any covenant or agreement of Parent, the Issuer or any Restricted Subsidiary in this Indenture or in any Security (other than a covenant a default in whose performance is elsewhere in this Section specifically dealt with) continued for 60 days after written notice to the Issuer by the Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Securities, which notice shall specify the default and state that such notice is a “Notice of Default” hereunder; or

(6)                                 default under the terms of any mortgage, indenture or instrument evidencing or securing Debt for borrowed money of Parent or any Restricted Subsidiary (or the payment of which is guaranteed by Parent or any Restricted Subsidiary) having an outstanding principal amount of not less than $200,000,000 or its foreign currency equivalent at the time individually or in the aggregate which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due (after expiration of any applicable grace period); or

(7)                                 the rendering of a judgment or judgments against Parent or any Restricted Subsidiary in an aggregate amount in excess of $200,000,000 or its foreign currency equivalent at the time and shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect; or

(8)                                 any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or any Guarantor denies or disaffirms its obligations under its Note Guarantee; or

(9)                                 the entry of a decree or order by a court having jurisdiction in the premises adjudging Parent, the Issuer or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Parent, the Issuer or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal, state or foreign law, or appointing a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of Parent, the Issuer or any Significant Subsidiary or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

(10)                          the institution by Parent, the Issuer or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of Parent, the Issuer or any Significant Subsidiary or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

SECTION 502.                                                           Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(9) or 501(10) with respect to Parent or the Issuer) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.  If an Event of Default specified in Section 501(9) or 501(10) occurs with respect to Parent or the Issuer, the principal amount of all the Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Five, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if

(1)                                 the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(A)                               all overdue interest on all Outstanding Securities,

(B)                               all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities,

(C)                               to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Securities, and

(D)                              all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)                                 all Events of Default, other than the nonpayment of amounts of principal of (or premium, if any, on) Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.                                                           Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if

(a)                                 Default is made in the payment of any interest on any Security when due, continued for 30 days, or

(b)                                default is made in the payment of the principal of (or premium, if any, on) any Security when due,

the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.                                                           Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Securities (including Parent and any other Guarantor) or the Property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                                     to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)                                  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.                                                           Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.                                                           Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 607;

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD:  The balance, if any, to the Issuer.

SECTION 507.                                                           Limitation on Suits.

No Holder of any Securities shall have any right to institute any proceeding with respect to this Indenture or for any other remedy hereunder, unless

(1)                                 such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2)                                 the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as trustee; and

(3)                                 the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.                                                           Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, including Section 507, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment as provided herein (including, if applicable, Article Twelve) and in such Security of the principal of (and premium, if any) and interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.  This Section 508 is included solely to comply with Section 316(b) of the Trust Indenture Act and shall be interpreted in accordance with the judicial interpretations from time to time of Section 316(b) of the Trust Indenture Act.

SECTION 509.                                                           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.                                                           Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.                                                           Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.                                                           Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

(1)                                 such direction shall not be in conflict with any rule of law or with this Indenture,

(2)                                 the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(3)                                 the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 513.                                                           Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past Default hereunder and its consequences, except a Default

(1)                                 in the payment of the principal of (or premium, if any) or interest on any Security, or

(2)                                 in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected, or

(3)                                 in respect of the covenant contained in Section 1020, which under Article Nine cannot be waived without the consent of the Holders of two-thirds in principal amount of the Outstanding Securities.

The Issuer and Parent shall deliver to the Trustee an Officers’ Certificate stating that the requisite majority have consented to such waiver and attaching such consents upon which, subject to Section 104, the Trustee may conclusively rely.  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514.                                                           Waiver of Stay or Extension Laws.

The Issuer and each Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 515.                                                           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 515 does not apply to a suit by the Trustee or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities.

ARTICLE SIX

THE TRUSTEE

SECTION 601.                                                           Certain Duties and Responsibilities.

(a)                                 Except during the continuance of an Event of Default,

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(b)                                In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)                                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(1)                                 this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 601;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)                                 no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(d)                                Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602.                                                           Notice of Default.

If a Default occurs and is continuing, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default within 90 days after it is known to any Responsible Officer of the Trustee or written notice of it is received by the Trustee; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

The Trustee is not required to take notice or deemed to have notice of any Event of Default with respect to the Securities unless the Trustee shall have received written notice at its Corporate Trust Office (which notice shall reference the Securities, the Issuer and the Indenture) of such Event of Default from the Issuer or any Holder or unless a Responsible Officer of the Trustee shall have knowledge thereof.

SECTION 603.                                                           Certain Rights of Trustee.

Subject to Section 601 and to the provisions of TIA Sections 315(a) through 315(d):

(1)                                 the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)                                 any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)                                 whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, receive and rely upon an Officers’ Certificate;

(4)                                 the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                 the Trustee may act through counsel, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any such person appointed with due care and in good faith;

(6)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(7)                                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(8)                                 the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)                                 the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(10)                          the Trustee may request that Parent or the Issuer deliver an Officers’ Certificate in substantially the form of Exhibit B hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11)                          in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(12)                          the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 604.                                                           Trustee Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of Parent or the Issuer, as applicable, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder.  The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

SECTION 605.                                                           May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of Parent, the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with Parent, the

Issuer with the same rights it would have if it were not any Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 606.                                                           Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 607.                                                           Compensation and Reimbursement.

The Issuer agrees:

(1)                                 to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own negligence, willful misconduct or bad faith; and

(3)                                 to fully indemnify each of the Trustee and any predecessor trustee and its directors, officers, employees and agents for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on the part of any of them, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself or themselves against any claim (whether asserted by the Issuer, a Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder.

The obligations of the Issuer under this Section 607 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder.  As security for the performance of such obligations of the Issuer, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(9) or (10), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law.

The provisions of this Section 607 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 608.                                                           Corporate Trustee Required; Eligibility; Conflicting Interests.

(a)                                 There shall be at all times a Trustee hereunder which shall be subject to and comply with the provisions of Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 608, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time a Responsible Officer of the Trustee shall have actual knowledge that the Trustee ceases to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

(b)                                The Trustee shall be subject to and comply with Section 310(b) of the Trust Indenture Act.

SECTION 609.                                                           Resignation and Removal; Appointment of Successor.

(a)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b)                                The Trustee may resign at any time by giving written notice thereof to the Issuer.  If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                 The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Issuer.  If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee designated for removal may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)                                If at any time:

(1)                                 the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)                                 the Trustee shall cease to be eligible under Section 608(a) and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)                                 the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution (or by a resolution of a duly authorized committee of the Board of Directors of the Issuer), may remove the Trustee or (ii) subject to TIA Section 3.15(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                 If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee.  If the Issuer does not promptly appoint a successor Trustee after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Issuer and the retiring Trustee.  In either case, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer.  If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                   The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g)                                The retiring Trustee shall not be liable for any of the acts or omissions of any successor Trustee appointed hereunder.

SECTION 610.                                                           Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

SECTION 611.                                                           Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such Person shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or transfer of assets to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.  In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee.  In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion, consolidation or transfer of assets.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND THE ISSUER

SECTION 701.                                                           Disclosure of Names and Addresses of Holders.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that none of the Issuer or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 3.12, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 3.12(b).

SECTION 702.                                                           Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

A copy of each such report at the time of its mailing to Holders shall be filed with the Commission and the principal national securities exchange (if any) on which the Securities are listed.

The Issuer shall promptly notify a Responsible Officer of the Trustee if the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION 703.                                                           Reports by Parent and the Issuer.

Parent or the Issuer shall file with the Trustee and deliver to the Holders of Securities the reports and other information required to be provided by them pursuant to Section 1007, subject to the provisions of Section 1007.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.                                                           Parent May Consolidate, etc., Only on Certain Terms.

Parent shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into Parent or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons unless:

(1)                                 in a transaction in which Parent is not the surviving Person or in which Parent transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person (the “successor entity”) is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of Parent’s obligations under the Indenture and the Parent Guarantee;

(2)                                 immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of Parent (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Parent or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                 immediately after giving effect to such transaction and treating any Debt which becomes an obligation of Parent (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Parent or such Restricted Subsidiary at the time of the transaction, Parent (or the successor entity) could Incur at least $1.00 of additional Debt pursuant to paragraph (a) of Section 1010;

(4)                                 if, as a result of any such transaction, Property of Parent (or the successor entity) or any Restricted Subsidiary would become subject to a Lien prohibited by Section 1014, Parent or the successor entity to Parent shall have secured the Securities as required by said covenant;

(5)                                 in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

(6)                                 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent to such transaction herein have been complied with.

SECTION 802.                                                           Successor Parent Substituted.

Upon any consolidation of Parent with or merger of Parent with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of Parent to any Person or Persons in accordance with Section 801, the successor Person formed by such consolidation or into which Parent is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Parent under this Indenture with the same effect as if such successor Person had been named as Parent herein, and the predecessor Parent (which term shall for this purpose mean the Person named as “Parent” in the first paragraph of this Indenture or any successor Person which shall have become such in the manner described in Section 801), except in the case of a lease, shall be released from all its obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

SECTION 803.                                                           Issuer May Consolidate, etc., Only on Certain Terms.

The Issuer shall not, in a single transaction or a series of related transactions, (i) consolidate or merge into Parent or permit Parent to consolidate with or merge into the Issuer or (ii) except to the extent permitted under Section 1012, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to Parent.  Additionally, the Issuer shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into the Issuer or (ii) (other than, to the extent permitted under Section 1012, to a Restricted Subsidiary that is or becomes a Guarantor and an Offering Proceeds Note Guarantor or to Parent so long as Parent is a Guarantor) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons, unless:

(1)                                 in a transaction in which the Issuer is not the surviving Person or in which the Issuer transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity is organized under the laws of the

United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Issuer’s obligations under this Indenture;

(2)                                 immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer (or the successor entity) or an Issuer Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Issuer Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                 immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer (or the successor entity) or an Issuer Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Issuer Restricted Subsidiary at the time of the transaction, the Issuer (or the successor entity) could Incur at least $1.00 of additional Debt pursuant to paragraph (a) of Section 1011;

(4)                                 if, as a result of any such transaction, Property of the Issuer (or the successor entity) or any Issuer Restricted Subsidiary would become subject to a Lien prohibited by the provisions of Section 1014, the Issuer or the successor entity to the Issuer shall have secured the Securities as required by said covenant;

(5)                                 in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

(6)                                 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent to such transaction herein have been complied with.

SECTION 804.                                                           Successor Issuer Substituted.

Upon any consolidation of the Issuer with or merger of the Issuer with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of the Issuer to any Person or Persons in accordance with Section 803, the successor Person formed by such consolidation or into which the Issuer is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and the predecessor Issuer (which term shall for this purpose mean the Person named as the “Issuer” in the first paragraph of this Indenture or any successor Person which shall have become such in the manner described in Section 803), except in the case of a lease, shall be released from all its obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

SECTION 805.                                                           Guarantor (other than Parent) May Consolidate, etc., Only on Certain Terms.

A Guarantor (other than Parent) shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Guarantor that is an Issuer Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Parent) or permit any other Person (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, another Guarantor that is an Issuer Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, Parent or another Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Guarantor or (ii) except to another Guarantor to the extent permitted under Section 1012, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Guarantor that is an Issuer Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Parent), unless:

(1)                                 immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of such Guarantor as a result of such transaction as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(2)                                 either (A) in a transaction in which such Guarantor is not the surviving Person or in which such Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of such Guarantor’s obligations under the Indenture and its Note Guarantee; or (B) such transaction complies with Section 1016 (or Parent certifies in an Officers’ Certificate to the Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction); and

(3)                                 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 806.                                                           Successor Guarantor Substituted.

Upon any consolidation of a Guarantor with or merger of a Guarantor with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor to any Person or Persons in accordance with Section 805, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such transfer, sale, lease, conveyance or other disposition is made (other than any such transaction made in accordance with Section 805(2)(B)) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor Person had been named as a Guarantor herein, and the predecessor Guarantor (which term shall for this purpose mean the Person named as the “New Guarantor” in the first paragraph of the applicable supplemental indenture or any successor Person which shall have become such in the manner described in Section 805), except in the case of a lease, shall be released from all its obligations and covenants under its Note Guarantee and the Securities and may be dissolved and liquidated.

SECTION 807.                                                           Offering Proceeds Note Guarantor May Consolidate, etc., Only on Certain Terms.

An Offering Proceeds Note Guarantor shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to an Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, and with respect to an Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary, another Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary or Parent) or permit any other Person (other than, with respect to an Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, another Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, and with respect to an Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary, Parent or another Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Offering Proceeds Note Guarantor or (ii) except to another Offering Proceeds Note Guarantor to the extent permitted under Section 1012, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to an Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, and with respect to an Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary, another Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary or Parent), unless:

(1)                                 immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of such Offering Proceeds Note Guarantor as a result of such transaction as having been Incurred by such Offering Proceeds Note Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(2)                                 either (a) in a transaction in which such Offering Proceeds Note Guarantor is not the surviving Person or in which such Offering Proceeds Note Guarantor transfers,

sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of such Offering Proceeds Note Guarantor’s obligations under the Offering Proceeds Note Guarantee and any subordination agreement between the Issuer and such Offering Proceeds Note Guarantor relating to the Offering Proceeds Note; or (b) such transaction complies with Section 1016 (or Parent certifies in an Officers’ Certificate to the Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction); and

(3)                                 Parent and the Issuer have delivered to the Trustee and Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent to such transaction herein have been complied with.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.                                                           Supplemental Indentures Without Consent of Holders.

The Issuer, the Guarantors and the Trustee may, at any time and from time to time, without notice to or consent of any Holders of Securities, enter into one or more indentures supplemental hereto:

(1)                                 to evidence the succession of another Person to the Issuer, Parent or any other Guarantor and the assumption by such successor of the covenants of the Issuer, Parent or such other Guarantor, respectively, herein, in the Securities and in the applicable Note Guarantee, as applicable; or

(2)                                 to add to the covenants of Parent, the Issuer or any of their respective Subsidiaries, for the benefit of the Holders, or to surrender any right or power conferred upon Parent, the Issuer or any other Guarantor hereby; or

(3)                                 to add any additional Events of Default; or

(4)                                 to provide for uncertificated Securities in addition to or in place of certificated Securities; or

(5)                                 to evidence and provide for the acceptance of appointment hereunder of a successor Trustee pursuant to the requirements of Section 610; or

(6)                                 to secure the Securities; or

(7)                                 to comply with the Trust Indenture Act or the Securities Act (including Regulation S promulgated thereunder); or

(8)                                 to add Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of this Indenture; or

(9)                                 as set forth in Section 1308; or

(10)                          to cure any ambiguity herein, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Indenture; provided such actions shall not adversely affect the interests of the Holders in any material respect; or

(11)                          to conform this Indenture or the Securities to any provision of the “Description of the Notes” of the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof.

SECTION 902.                                                           Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of such Holders delivered to the Issuer and the Trustee, the Issuer, the Guarantors and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or waiving or otherwise modifying in any manner the rights of the Holders, including the waiver of certain past defaults under the Indenture pursuant to Section 513; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security (or, in the case of clause (10) below, two-thirds in principal amount of the Outstanding Securities) affected thereby:

(1)                                 change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon that would be due and payable upon the Stated Maturity thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

(2)                                 modify any provision of Section 508 or Section 513; or

(3)                                 subordinate in right of payment, or otherwise subordinate, the Securities or any Note Guarantee to any other Debt (other than as set forth in Section 1308); or

(4)                                 except as otherwise required herein, release any security interest that may have been granted in favor of the Holders of the Securities; or

(5)                                 reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed, as described in Appendix A or Exhibit A; or

(6)                                 reduce the premium payable upon a Change of Control Triggering Event or, at any time after a Change of Control Triggering Event has occurred, change the time at which the Offer to Purchase relating thereto must be made or at which the Securities must be repurchased pursuant to such Offer to Purchase; or

(7)                                 at any time after the Issuer is obligated to make an Offer to Purchase with the Net Available Proceeds from Asset Dispositions, change the time at which such Offer to Purchase must be made or at which the Securities must be repurchased pursuant thereto; or

(8)                                 make any change in any Note Guarantee that would adversely affect the Holders of the Securities (other than as set forth in Section 1308);

(9)                                 modify any provision of this Section 902 (except to increase any percentage set forth herein); or

(10)                          modify or amend Section 1020.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.                                                           Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.                                                           Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.                                                           Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform as a matter of contract or law to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.                                                           Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may bear a notation in form approved by the Trustee and the Issuer as to any matter provided for in such supplemental indenture.  If the Issuer and the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 907.                                                           Notice of Supplemental Indentures.

Promptly after the execution by the Issuer, the Guarantors and the Trustee of any supplemental indenture pursuant to this Article Nine, the Issuer shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001.                                                    Payment of Principal, Premium, if Any, and Interest.

The Issuer covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.                                                    Maintenance of Office or Agency.

The Issuer shall maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served.  An affiliate of the Trustee, The Bank of New York Mellon at 101 Barclay St., New York, New York, 10286, shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes.  The Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at such affiliate’s office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 1003.                                                    Money for Security Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Securities, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

The Issuer shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent shall:

(1)                                 hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)                                 give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

(3)                                 at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)                                 indemnify the Trustee and its officers, directors, employees and agents against any loss, cost or liability caused by, or incurred as a result of, such Paying Agent’s acts or omissions.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay,

to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 1004.                                                    Corporate Existence.

Subject to Article Eight, Parent and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of Parent, the Issuer and each Subsidiary of the Issuer; provided, however, that Parent and the Issuer shall not be required to preserve, with respect to Parent or the Issuer, respectively, any such right or franchise or, with respect to any such Subsidiary (subject to all the other covenants in this Indenture), any such corporate existence, right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries taken as a whole or the Issuer and its Subsidiaries taken as a whole, respectively.

SECTION 1005.                                                    [Intentionally Omitted]

SECTION 1006.                                                    [Intentionally Omitted]

SECTION 1007.                                                    Reports.

Whether or not Parent is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Parent shall file with the Commission the annual reports, quarterly reports and other documents which Parent would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Parent were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which Parent would have been required to file them.  Parent or the Issuer shall also in any event (a) within 15 days of each Required Filing Date (i) transmit electronically or by mail to all Holders, as their names and addresses appear in the Security

Register, without cost to such Holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents (without exhibits) which Parent would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if Parent were subject thereto and (b) if filing such documents by Parent with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents (without exhibits) to any prospective Holder.  Notwithstanding the foregoing, Parent and the Issuer will be deemed to have furnished such reports to the Trustee and the Holders if Parent has filed such reports with the Commission via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 1008.                                                    Statement by Officers as to Default.

(a)  The Issuer shall deliver to the Trustee, on the date of delivery of each annual report to be delivered pursuant to Section 1007 commencing with the annual report for the fiscal year ended December 31, 2015, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer’s compliance during the period covered by such report with all conditions and covenants under this Indenture.  If the signer has knowledge of any noncompliance that occurred during such period, the certificate shall describe its status and what action the Issuer has taken or is taking or proposes to take with respect thereto. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)  When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Debt of the Issuer or any Issuer Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Debt in the principal amount of less than $200,000,000 or its foreign currency equivalent at the time), the Issuer shall, within 30 days of such occurrence, notice or other action, deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers’ Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or purposes to take with respect thereto.

SECTION 1009.                                                    Change of Control Triggering Event.

(a)                                 Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require that the Issuer repurchase such Holder’s Securities in whole or in part in integral multiples of $1,000, in accordance with the procedures set forth in this Section 1009 and this Indenture.

(b)                                Within 30 days of the occurrence of both a Change of Control and a Rating Decline with respect to the Securities (a “Change of Control Triggering Event”), the Issuer will be required to make an Offer to Purchase all Outstanding Securities at a price in cash equal to 101% of the principal amount of the Securities on the Purchase Date, plus accrued and unpaid interest (if any) to such Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)                                 The Issuer and the Trustee shall perform their respective obligations for the Offer to Purchase as specified in the Offer.  Prior to the Purchase Date, the Issuer shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) irrevocably deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted (provided that such deposit may be made no later than 11:00 A.M. New York City time on the Purchase Date if the Issuer elects) and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Issuer.  The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder.  Any Security not accepted for payment shall be promptly mailed or delivered by the Issuer to the Holder thereof.  In the event that the aggregate Purchase Price is less than the amount delivered by the Issuer to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Issuer immediately after the Purchase Date.

(d)                                A “Change of Control” means the occurrence of any of the following events:

(i)                               if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of Parent; provided, however, that the Permitted Holders are the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of Parent than such other person or group (for purposes of this clause (i), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the “specified corporation”) held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(ii)                            the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of (A) Parent and the Restricted Subsidiaries, or (B) the Issuer and the Issuer Restricted Subsidiaries, in each case considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary of Parent or the Issuer, respectively, or one or more Permitted Holders) shall have occurred; or

(iii)                         during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then in office; or

(iv)                        the shareholders of Parent or the Issuer shall have approved any plan of liquidation or dissolution of Parent or the Issuer, respectively.

(e)                                 In the event that Holders of not less than 90% of the principal amount of the Securities accept an Offer to Purchase and the Issuer purchases all of the Securities held by such Holders, the Issuer will have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase, to redeem all of the Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount of the Securities on the redemption date plus accrued and unpaid interest (if any) to (but not including) such redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).  Any such redemption, except to the extent expressly otherwise set forth in this Section 1009, shall be conducted in accordance with Article Eleven.

(f)                                   The Issuer shall not be required to make an Offer to Purchase upon a Change of Control Triggering Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase.

(g)                                In the event that the Issuer makes an Offer to Purchase the Securities, the Issuer shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 1010.                                                    Limitation on Consolidated Debt.

(a)                                 Parent shall not, and shall not permit any Restricted Subsidiary (other than to the extent permitted by paragraph (b) of Section 1011) to, directly or indirectly, Incur any Debt; provided, however, that Parent or any Restricted Subsidiary (subject, in the case of the Issuer and any Issuer Restricted Subsidiary, to Section 1011) may Incur any Debt if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) the ratio of (A) the aggregate consolidated principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) of Debt of Parent and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (B) Pro Forma Consolidated Cash Flow Available for Fixed Charges for Parent and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, would be less than 5.0 to 1.0, or (ii) Parent’s Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to (x) the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date, (y) the issuance of any Capital Stock (other than Disqualified Stock) of Parent since such balance sheet date, including the issuance of any Capital Stock to be issued concurrently with the Incurrence of such Debt, and (z) the receipt and application of the net proceeds of such Debt or Capital Stock, as the case may be, is less than 2.25 to 1.0.

(b)                                Notwithstanding the foregoing limitation, Parent or any Restricted Subsidiary (other than the Issuer or any Issuer Restricted Subsidiary, except to the extent permitted by Section 1011) may Incur any and all of the following (each of which shall be given independent effect):

(i)                               Debt under the Original Securities (including any Exchange Securities issued in exchange for such Original Securities), any Note Guarantee in respect of the Original Securities (including any Exchange Securities issued in exchange for such Original Securities) or any Offering Proceeds Note Guarantee in respect of the Offering  Proceeds Note;

(ii)                            Debt under Credit Facilities in an aggregate principal amount outstanding or available (together with the sum of (A) the amount of any outstanding Debt Incurred pursuant to clause (ii) of paragraph (b) of Section 1011, plus (B) the amount of all refinancing Debt outstanding or available pursuant to clause (vi) of paragraph (b) of Section 1011 in respect of Debt previously Incurred pursuant to clause (ii) of paragraph (b) of Section 1011, plus (C) the amount of all refinancing Debt outstanding or available pursuant to clause (viii) below in respect of Debt previously Incurred pursuant to this clause (ii)) at any one time not to exceed the greater of (x) $5,011,000,000 and (y) 4.00 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Debt under the Credit Facilities or any refinancing Debt in respect of the Credit Facilities Incurred pursuant to clause (vi) of paragraph (b) of Section 1011 or clause (viii) below, and not reinvested in Telecommunications/IS Assets or used to purchase Securities or repay other Debt, pursuant to and as permitted by Section 1016;

(iii)                         Purchase Money Debt; provided, however, that the amount of such Purchase Money Debt does not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets;

(iv)                        Subordinated Debt of Parent; provided, however, that the aggregate principal amount (or, in the case of Debt issued at a discount, the Accreted Value) of such Debt, together with any other outstanding Debt Incurred pursuant to this clause (iv), shall not exceed $500,000,000 at any one time (which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Subordinated Debt of Parent, and not reinvested in Telecommunications/IS Assets or used to purchase Securities or repay other Debt, pursuant to and as permitted by Section 1016), except to the extent such Debt in excess of $500,000,000 (A) is subordinated to all other Debt of Parent other than Debt Incurred pursuant to this clause (iv) in excess of such $500,000,000 limitation, (B) does not provide for the payment of cash interest on such Debt prior to the Stated Maturity of the Securities and (C) (1) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Parent (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case on or prior to the Stated Maturity of the Securities, and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Parent but excluding through conversion into capital stock of Parent, other than Disqualified Stock, without any payment by Parent or its Restricted Subsidiaries to the holders thereof) of such Debt at the option of the holder thereof on or prior to the Stated Maturity of the Securities;

(v)                           Debt outstanding on the Measurement Date;

(vi)                        Debt owed by Parent to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to Parent or a Restricted Subsidiary; provided, however, that (A) any Person that Incurs Debt owed to Parent or a Sister Restricted Subsidiary pursuant to this clause (vi) is a Guarantor and an Offering Proceeds Note Guarantor, (B) (x) upon the transfer, conveyance or other disposition by such Restricted Subsidiary or Parent of any Debt so permitted to a Person other than Parent or another Restricted Subsidiary of Parent or (y) if for any reason such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this clause (vi) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Restricted Subsidiary ceases to be a Restricted Subsidiary and (C) the payment obligation of such Debt (if clause (A) above applies) is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations with respect to the Offering Proceeds Note Guarantee of such Offering Proceeds Note Guarantor; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or an Offering Proceeds Note Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Debt of Parent or any Domestic Restricted Subsidiary;

(vii)                     Debt Incurred by a Person prior to the time (A) such Person became a Restricted Subsidiary, (B) such Person merges into or consolidates with a Restricted Subsidiary or (C) another Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Debt was not Incurred in anticipation of such transaction and was outstanding prior to such transaction;

(viii)                  Debt Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a “refinancing”) Debt Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v), (vii) or (xii) of this paragraph (b) or this clause (viii), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Board of Directors of Parent or a duly authorized committee thereof as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Parent Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Debt to be refinanced became, or would have been required to become if not already, a Guarantor or an Offering Proceeds Note Guarantor as a result of the Incurrence of the Debt being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Debt pursuant to this clause (viii) shall be a Guarantor and an Offering Proceeds Note Guarantor and (2) if the Debt to be refinanced is subordinated to the Offering Proceeds Note Guarantee of such Offering Proceeds Note Guarantor, the refinancing Debt shall be subordinated to the same extent to the Offering Proceeds Note Guarantee of the Offering Proceeds Note Guarantor Incurring such refinancing Debt, (B) the refinancing Debt shall not be senior in right of payment to the Debt that is being refinanced and (C) in the case of any refinancing of Debt Incurred pursuant to paragraph (a) above or clause (i), (v), (vii) or (xii) or, if such Debt previously refinanced Debt Incurred pursuant to any such clause, this clause (viii), the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Parent or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Parent or any Restricted Subsidiary) of such Debt at the option of the holder thereof prior to the time the same are required by the terms of the Debt being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Parent) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under Section 1009 or upon an asset sale pursuant to provisions substantially similar to those described under Section 1016;

(ix)                        Debt (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Debt or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of Parent or any of its Restricted Subsidiaries pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of Parent (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of Parent for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by Parent or any Restricted Subsidiary in connection with such disposition;

(x)                           Debt consisting of Permitted Hedging Agreements;

(xi)                        Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (x) above or clause (xii) below, which, together with any other outstanding Debt Incurred pursuant to this clause (xi), has an aggregate principal amount not to exceed the greater of (A) $250,000,000 and (B) 7.5% of Parent’s Consolidated Tangible Assets measured at the time of the Incurrence thereof based on the most recent financial statements that are available for Parent; and

(xii)                     Issue Date Purchase Money Debt and Debt under the Existing Notes and the related indentures and any restricted subsidiary guarantees issued prior to the Issue Date in accordance with such related indentures.

(c)                                 Notwithstanding any other provision of this Section 1010, the maximum amount of Debt that Parent or any Restricted Subsidiary may Incur pursuant to this Section 1010 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

(d)                                For purposes of determining any particular amount of Debt under this Section 1010, (i) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (ii) any Liens granted for the benefit of the Securities pursuant to the provisions referred to in Section 1014 shall not be treated as Debt.  For purposes of determining compliance with this Section 1010, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, Parent, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

SECTION 1011.                                                    Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries.  (a)  The Issuer shall not, and shall not permit any Issuer Restricted Subsidiary to, directly or indirectly, Incur any Debt; provided, however, that (i) the Issuer or (ii) any Issuer Restricted Subsidiary may incur any Debt if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and the Issuer Debt Ratio would be less than 5.75 to 1.0; provided, however, that any Issuer Restricted Subsidiary that Incurs Debt pursuant to this paragraph (a) is a Guarantor and an Offering Proceeds Note Guarantor.

(b) Notwithstanding the foregoing limitation, the Issuer or any Issuer Restricted Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

(i) Debt of the Issuer or any Issuer Restricted Subsidiary under the Original Securities (including any Exchange Securities issued in exchange for such Original Securities), any Note Guarantee in respect of the Original Securities (including any Exchange Securities issued in exchange for such Original Securities) or any Offering Proceeds Note Guarantee in respect of the Offering Proceeds Note;

(ii) Debt of the Issuer or any Issuer Restricted Subsidiary under Credit Facilities in an aggregate principal amount outstanding or available (together with the sum of (A) the amount of any outstanding Debt Incurred pursuant to clause (ii) of paragraph (b) of Section 1010, plus (B) the amount of all refinancing Debt outstanding or available pursuant to clause (viii) of paragraph (b) of Section 1010 in respect of Debt previously Incurred pursuant to clause (ii) of paragraph (b) of Section 1010, plus (C) the amount of all refinancing Debt outstanding or available pursuant to clause (vi) below in respect of Debt previously Incurred pursuant to this clause (ii)) at any one time not to exceed the greater of (x) $5,011,000,000 and (y) 4.00 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Debt under the Credit Facilities (or any refinancing Debt in respect of the Credit Facilities Incurred pursuant to clause (viii) of paragraph (b) of Section 1010 or clause (vi) below), and not reinvested in Telecommunications/IS Assets or used to purchase Securities or repay other Debt, pursuant to and as permitted by Section 1016;

(iii) Debt of the Issuer or any Issuer Restricted Subsidiary outstanding on the Measurement Date;

(iv) Debt owed by the Issuer to a Restricted Subsidiary, Debt owed by an Issuer Restricted Subsidiary to Parent or a Restricted Subsidiary (including Debt owed by an Issuer Restricted Subsidiary to another Issuer Restricted Subsidiary), and Debt with an aggregate principal amount not in excess of $50,000,000 at any time outstanding owed by the Issuer to Parent or any Sister Restricted Subsidiary; provided, however, that (A) any Issuer Restricted Subsidiary that Incurs Debt owed to Parent or a Sister Restricted Subsidiary pursuant to this clause (iv) is a Guarantor and an Offering Proceeds Note Guarantor, (B)(x) upon the transfer, conveyance or other disposition by such Issuer Restricted Subsidiary or the Issuer of any Debt so permitted to a Person other than the Issuer or another Issuer Restricted Subsidiary or (y) if for any reason such Issuer Restricted Subsidiary ceases to be an Issuer Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Issuer Restricted Subsidiary ceases to be an Issuer Restricted Subsidiary and (C) the payment obligation of such Debt (if clause (A) above applies) is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations with respect to the Securities or the Offering Proceeds Note Guarantee of such Offering Proceeds Note Guarantor, respectively; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or an Offering Proceeds Note Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Debt of Parent or any Domestic Restricted Subsidiary;

(v) Debt Incurred by a Person (other than Parent or any Sister Restricted Subsidiary) prior to the time (A) such Person became an Issuer Restricted Subsidiary, (B) such Person merges into or consolidates with an Issuer Restricted Subsidiary or (C) an Issuer Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes an Issuer Restricted Subsidiary), which Debt was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; provided, however, that after giving effect to the Incurrence of any Debt pursuant to this clause (v), (A) either (1) the Issuer could Incur at least $1.00 of additional Debt pursuant to paragraph (a) above computed using “6.0 to 1.0” rather than “5.75 to 1.0” as it appears therein or (2) the ratio computed pursuant to paragraph (a) above would be no higher than before giving effect to the Incurrence of such Debt and (B) such Person or the Issuer Restricted Subsidiary into which such Person merges or consolidates is a Guarantor and an Offering Proceeds Note Guarantor;

(vi) Debt of the Issuer or any Issuer Restricted Subsidiary Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a “refinancing”) Debt of the Issuer or any Issuer Restricted Subsidiary Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v), (x) or (xi) of this paragraph (b) or this clause (vi), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Board of Directors of Parent or a duly authorized committee thereof as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Issuer Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Debt to be refinanced became, or would have been required to become if not already, a Guarantor or an Offering Proceeds Note Guarantor as a result of the Incurrence of the Debt being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Debt pursuant to this clause (vi) (if not the Issuer) shall be a Guarantor and an Offering Proceeds Note Guarantor and (2) if the Debt to be refinanced is subordinated to the Offering Proceeds Note Guarantee of such Offering Proceeds Note Guarantor, the refinancing Debt shall be subordinated to the same extent to the Offering Proceeds Note Guarantee of the Offering Proceeds Note Guarantor Incurring such refinancing Debt, (B) the refinancing Debt shall not be senior in right of payment to the Debt that is being refinanced and (C) in the case of any refinancing of Debt Incurred pursuant to paragraph (a) above or clause (i), (v), (x) or (xi) or, if such Debt previously refinanced Debt Incurred pursuant to any such clause, this clause (vi), the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Issuer or any Issuer Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Issuer or an Issuer Restricted Subsidiary) of such Debt at the option of the holder thereof prior to the time the same are required by the terms of the Debt being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by the Issuer) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under Section 1009 or upon an asset sale pursuant to provisions substantially similar to those described under Section 1016;

(vii) Debt of the Issuer or any Issuer Restricted Subsidiary (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Debt or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Issuer or any Issuer Restricted Subsidiary pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Issuer Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Issuer Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Issuer or any Issuer Restricted Subsidiary in connection with such disposition;

(viii) Debt of the Issuer or any Issuer Restricted Subsidiary consisting of Permitted Hedging Agreements;

(ix) Debt of any Foreign Restricted Subsidiary of the Issuer not otherwise permitted to be Incurred pursuant to clauses (i) through (viii) above or clause (x) below, which, together with any other outstanding Debt Incurred pursuant to this clause (ix), has an aggregate principal amount not to exceed the greater of (A) $300,000,000 and (B) 0.5 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for the four full fiscal quarters preceding the Incurrence of such Debt for which Parent’s consolidated financial statements are available;

(x) Issue Date Purchase Money Debt initially Incurred by the Issuer or any Issuer Restricted Subsidiary or another Person that became an Issuer Restricted Subsidiary on or before the Issue Date; and

(xi) Debt under the Existing Senior Notes issued on or prior to the Issue Date.

(c) Notwithstanding any other provision of this Section 1011, the maximum amount of Debt the Issuer or any Issuer Restricted Subsidiary may Incur pursuant to this Section 1011 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining any particular amount of Debt under this Section 1011, (1) Guarantees (other than Guarantees of Debt of Parent or any Sister Restricted Subsidiary that are not Guarantees of Debt Incurred by Parent or any Sister Restricted Subsidiary pursuant to clause (ii) of paragraph (b) of Section 1010), Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted for the benefit of the Securities pursuant to the provisions referred to in Section 1014 described below shall not be treated as Debt. For purposes of determining compliance with this Section 1011, (1) any Debt outstanding under the Existing Credit Facility will be treated as Incurred on the Issue Date pursuant to clause (ii) of paragraph (b) of this covenant and (2) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Issuer, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

SECTION 1012.                                                    Limitation on Restricted Payments.  (a)  Parent (i) shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof, excluding any dividends or distributions which are made solely to Parent or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Parent or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividends or distributions payable solely in shares of Capital Stock of Parent (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of Parent (other than Disqualified Stock); (ii) shall not, and shall not permit any Restricted

Subsidiary to, purchase, redeem, or otherwise retire or acquire for value (x) any Capital Stock of Parent or any Restricted Subsidiary of Parent or (y) any options, warrants or rights to purchase or acquire shares of Capital Stock of Parent or any Restricted Subsidiary or any securities convertible or exchangeable into shares of Capital Stock of Parent or any Restricted Subsidiary, except, in any such case, any such purchase, redemption or retirement or acquisition for value (A) paid to Parent or a Restricted Subsidiary (or, in the case of any such purchase, redemption or other retirement or acquisition for value with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Parent or a Restricted Subsidiary of payments of greater value than it would receive on a pro rata basis) or (B) paid solely in shares of Capital Stock (other than Disqualified Stock) of Parent; (iii) shall not make, or permit any Restricted Subsidiary to make, any Investment (other than an Investment in Parent or a Restricted Subsidiary or a Permitted Investment) in any Person, including the Designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or the Revocation of any such Designation, according to Section 1019; (iv) shall not, and shall not permit any Restricted Subsidiary to, redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Debt of Parent which is subordinate in right of payment to the Parent Guarantee or Debt of any Restricted Subsidiary which is subordinate in right of payment to the Securities (in the case of the Issuer) or the Note Guarantee (in the case of Restricted Subsidiaries other than the Issuer) of such Restricted Subsidiary (other than any redemption, defeasance, repurchase, retirement or other acquisition or retirement for value made in anticipation of satisfying a scheduled maturity, repayment or sinking fund obligation due within one year thereof); and (v) shall not, and shall not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of Capital Stock of any Restricted Subsidiary to a Person other than Parent or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by Parent and the other Restricted Subsidiaries (each of clauses (i) through (v) being a “Restricted Payment”) if: (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or (2) upon giving effect to such Restricted Payment, Parent could not Incur at least $1.00 of additional Debt pursuant to paragraph (a) of Section 1010, or (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Measurement Date, including Restricted Payments made pursuant to clause (A) or (B) of the proviso at the end of this sentence, and Permitted Investments made on or after the Measurement Date pursuant to clause (i) or (j) of the definition thereof (the amount of any such Restricted Payment or Permitted Investment, if made other than in cash, to be based upon Fair Market Value) exceeds the sum of: (a) the result of (i) Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries since October 1, 2015 through the last day of the last full fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements are available, less (ii) 1.5 times Consolidated Interest Expense of Parent and its Restricted Subsidiaries for such period and (b) plus, in the case of any Revocation made after the Measurement Date, an amount equal to the lesser of the portion (proportionate to Parent’s equity interest in the Subsidiary to which such Revocation relates) of the Fair Market Value of the net assets of such Subsidiary at the time of

Revocation and the amount of Investments previously made (and treated as a Restricted Payment) by Parent or any Restricted Subsidiary in such Subsidiary; provided, however, that Parent or a Restricted Subsidiary of Parent may, without regard to the limitations in clause (3) but subject to clauses (1) and (2), make (A) Restricted Payments in an aggregate amount not to exceed the sum of: (a) the greater of (i) $150,000,000 and (ii) 5% of  Parent’s Consolidated Tangible Assets measured based on the most recent financial statements that are available for Parent; and (b) the aggregate net cash proceeds received after the Measurement Date (i) as capital contributions to Parent, from the issuance (other than to a Subsidiary or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees) of Capital Stock (other than Disqualified Stock) of Parent, and (ii) from the issuance or sale of Debt of Parent or any Restricted Subsidiary (other than to a Subsidiary, Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees) that after the Measurement Date has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Parent and (B) Investments in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed the after-tax gain on the sale, after the Measurement Date, of Special Assets to the extent sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Debt of Parent or any Restricted Subsidiary (other than Debt that is subordinated to the Securities, the Offering Proceeds Note or any applicable Note Guarantee or Offering Proceeds Note Guarantee) and release of Parent and all Restricted Subsidiaries from all liability on the Debt assumed.  The aggregate net cash proceeds referred to in the immediately preceding clauses (A)(i) and (A)(ii) shall not be utilized to make Restricted Payments pursuant to such clauses to the extent such proceeds have been utilized to make Permitted Investments under clause (i) of the definition of “Permitted Investments.”

(b)                                Notwithstanding the foregoing limitation, (i) Parent may pay any dividend on Capital Stock of any class of Parent within 60 days after the declaration thereof if, on the date when the dividend was declared, Parent could have paid such dividend in accordance with the foregoing provisions; provided, however, that at the time of such payment of such dividend, no other Event of Default shall have occurred and be continuing (or result therefrom); (ii) Parent may repurchase any shares of its Common Stock or options to acquire its Common Stock from Persons who were formerly directors, officers or employees of Parent or any of its Subsidiaries or other Affiliates in an amount not to exceed $50,000,000 in any 12-month period; (iii) Parent and any Restricted Subsidiary may refinance any Debt otherwise permitted by clause (viii) of paragraph (b) of Section 1010 or clause (vi) of paragraph (b) of Section 1011; (iv) Parent and any Restricted Subsidiary may retire or repurchase any Capital Stock of Parent or of any Restricted Subsidiary or any Subordinated Debt of Parent in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees) of, Capital Stock (other than Disqualified Stock) of Parent; provided, however, that the proceeds from any such exchange or sale of Capital Stock shall be excluded from any calculation pursuant to clause (A)(i) in the proviso at the end of paragraph (a) above or pursuant to clause (b) of the definition of “Invested Capital”; and (v) Parent may pay cash dividends in any amount not in excess of $50,000,000 in any 12-month period in respect of Preferred Stock of Parent (other than Disqualified Stock).  The Restricted Payments described in the foregoing clauses (i), (ii) and (v) shall be included in the calculation of Restricted Payments; the Restricted Payments described in clauses (iii) and (iv) shall be excluded in the calculation of Restricted Payments.

(c)                                 The Issuer may not, and may not permit any Issuer Restricted Subsidiary to, pay any dividend or make any distribution in respect of shares of its Capital Stock held by Parent or a Sister Restricted Subsidiary (whether in cash, securities or other Property) or any payment (whether in cash, securities or other Property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock (all such dividends, distributions and payments being referred to herein as “Parent Transfers”), other than (i) Parent Transfers at such times and in such amounts as shall be necessary to permit Parent to pay administrative expenses attributable to the operations of its Restricted Subsidiaries, (ii) Parent Transfers at such times and in such amounts as are sufficient for Parent to make the timely payment of interest, premium (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Debt of Parent, including pursuant to offers to purchase) according to the terms of any Debt of Parent, (iii) Parent Transfers (A) to permit Parent to satisfy its obligations in respect of stock option plans or other benefit plans for management or employees of Parent and its Subsidiaries, (B) to permit Parent to pay dividends on Preferred Stock of Parent in an amount not to exceed the aggregate net cash proceeds received by Parent (1) after September 30, 1999, from the issuance of Capital Stock, and (2) from the issuance or sale of Debt of Parent or any Restricted Subsidiary that after September 30, 1999, has been converted into or exchanged for Capital Stock of Parent, (C) in an annual amount not to exceed 50% of Parent’s Consolidated Net Income for the prior fiscal year and (D) Parent Transfers in amounts not to exceed the amount required by Parent to pay accrued and unpaid interest on any Debt of Parent due upon the conversion, exchange or purchase of such Debt into, for or with Capital Stock of Parent and (iv) additional Parent Transfers after October 1, 2003 in a principal amount not to exceed $50,000,000 in the aggregate.

SECTION 1013.                                                    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by Parent or any other Restricted Subsidiary or pay any Debt or other obligation owed to Parent or any other Restricted Subsidiary, (ii) to make loans or advances to Parent or any other Restricted Subsidiary or (iii) to transfer any of its Property to Parent or any other Restricted Subsidiary.

(b)                                Notwithstanding the foregoing limitation, Parent may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist (i) any encumbrance or restriction pursuant to any agreement in effect on the Issue Date, including, without limitation, the Existing Credit Facility and the Existing Notes, (ii)  restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and that, as determined by the management of Parent at the time of such financing, will not materially impair the Issuer’s ability to make payments as required under the Securities, (iii) any encumbrance or restriction pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, (iv) any encumbrance or restriction pursuant to an agreement relating to any Debt of an Issuer Restricted Subsidiary that is a Foreign Restricted Subsidiary Incurred pursuant to clause (ix) of paragraph (b) of Section 1011 that is applicable only to such Issuer Restricted Subsidiary that is a Foreign Restricted Subsidiary and its Subsidiaries, (v) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Debt Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of this paragraph (b); provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive (as so determined) in any material respect than the provisions contained in the agreement the subject thereof, (vi) in the case of clause (iii) of paragraph (a) above, any encumbrance or restriction contained in any security agreement (including a Capital Lease Obligation) securing Debt of Parent or a Restricted Subsidiary otherwise permitted under this Indenture, but only to the extent such restrictions restrict the transfer of the Property subject to such security agreement, (vii) in the case of clause (iii) of paragraph (a) above, customary provisions (A) that restrict the subletting, assignment or transfer of any Property that is a lease, license, conveyance or similar contract, (B) contained in asset sale or other asset disposition agreements limiting the transfer of the Property being sold or disposed of pending the closing of such sale or disposition or (C) arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, detract from the value of Property of Parent or any Restricted Subsidiary in any manner material to Parent or any Restricted Subsidiary, (viii) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or Property of such Restricted Subsidiary; provided, however, that the consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is abandoned and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into, and (ix) any encumbrance or restriction pursuant to this Indenture and the Securities.

SECTION 1014.                                                    Limitation on Liens.

(a)                                 Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any Property now owned or acquired after the Issue Date to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities (x) equally and ratably with such Debt as to such Property for so long as such Debt will be so secured or (y) in the event such Debt is Debt of the Issuer, Parent or a Restricted Subsidiary that is a Guarantor and such Debt is subordinate in right of payment to the Securities, the Parent Guarantee or the applicable Note Guarantee, prior to such Debt as to such Property for so long as such Debt will be so secured.

The holders of such other secured Debt may exclusively control the disposition of the property subject to the Lien.

(b)                                The foregoing restrictions shall not apply to:

(i) Liens existing on the Issue Date and securing Debt outstanding on the Issue Date or Liens Incurred on or after the Issue Date pursuant to any Credit Facility to secure Debt permitted to be Incurred pursuant to clause (ii) of paragraph (b) under Section 1010 or clause (ii) of paragraph (b) under Section 1011;

(ii) Liens Incurred on or after the Measurement Date securing Debt of Parent or any Restricted Subsidiary (other than the Issuer or any Issuer Restricted Subsidiary) in an amount which, together with the aggregate amount of Debt then outstanding or available under all Credit Facilities (together with all refinancing Debt then outstanding or available pursuant to clause (viii) of paragraph (b) of Section 1010 or clause (vi) of paragraph (b) under Section 1011 in respect of Debt previously Incurred under Credit Facilities), does not exceed 4.00 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for the four full fiscal quarters preceding the Incurrence of such Lien for which Parent’s consolidated financial statements are available, determined on a pro forma basis as if such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters;

(iii) Liens in favor of Parent or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of the Debt secured by any such Lien (except to Parent or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Lien by the issuer thereof;

(iv) Liens outstanding on the Issue Date securing Purchase Money Debt and Liens to secure Purchase Money Debt Incurred after the Issue Date pursuant to clause (iii) of paragraph (b) under Section 1010, provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Debt to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

(v) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired Property prior to the time of the acquisition of such Property and (b) such Lien does not extend to or cover any other Property;

(vi) Liens to secure Debt Incurred to refinance, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (i), (iv) and (v) or this clause (vi) so long as such Lien does not extend to any other Property (other than improvements and accessions to the original Property) and the principal amount of Debt so secured is not increased except as otherwise permitted under clause (viii) of paragraph (b) of Section 1010 or clause (vi) of paragraph (b) of Section 1011;

(vii) Liens Incurred on or after the Measurement Date not otherwise permitted by the foregoing clauses (i) through (vi) (but including in the computations of Liens permitted under this clause (vii) Liens existing on the Issue Date which remain existing at the time of computation which are otherwise permitted under clause (i)) securing Debt of Parent or any Restricted Subsidiary (other than the Issuer or any Issuer Restricted Subsidiary) in an aggregate amount not to exceed the greater of (a) $250,000,000 and (b) 7.5% of Parent’s Consolidated Tangible Assets measured based on the most recent financial statements that are available for Parent;

(viii) Liens on Property of any Non-Telecommunications Subsidiary; provided, however, that the Incurrence of such Lien does not require the Person Incurring such Lien to secure any Debt of any Person other than a Non-Telecommunications Subsidiary;

(ix) Liens granted after the Issue Date to secure the Securities, the Existing Senior Notes or any additional notes issued by the Issuer on or after the Issue Date permitted to be Incurred pursuant to the terms of this Indenture; provided, however, that no Lien may be granted to secure the Existing Senior Notes or such additional notes unless a pari passu Lien on the Property subject to such Lien is concurrently granted to secure the Securities and remains in effect for so long as such Lien securing the Existing Senior Notes or such additional notes exists;

(x) Liens to secure Debt Incurred pursuant to clause (viii) of paragraph (b) of Section 1011;

(xi) Liens to secure amounts deposited into an escrow account for the benefit of the holders of the Existing Senior Notes or any additional notes issued by the Issuer on or after the Issue Date permitted to be Incurred pursuant to the terms of the Indenture, in connection with the prepayment of the Existing Proceeds Notes by Level 3 LLC, or the prepayment by Level 3 LLC of any additional proceeds note issued in connection with the issuance of additional notes issued by the Issuer on or after the Issue Date;

(xii) Liens to secure amounts deposited into an escrow account for the benefit of the Holders of the Securities in connection with the prepayment of the Offering Proceeds Note by Level 3 LLC;

(xiii) Liens on the Property of a Foreign Restricted Subsidiary and its Subsidiaries Incurred on or after the Issue Date securing Debt of such Foreign Restricted Subsidiary Incurred pursuant to clause (ix) of paragraph (b) of Section 1011; and

(xiv) Permitted Liens.

SECTION 1015.                                                    Limitation on Sale and Leaseback Transactions.

Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless (i) Parent or such Restricted Subsidiary would be entitled to Incur (a) Debt in an amount equal to the Attributable Value of the Sale and Leaseback Transaction pursuant to Section 1010 or Section 1011 and (b) a Lien pursuant to Section 1014, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, without also securing the Securities, and (ii) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of Section 1016 (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such Section 1016.

SECTION 1016.                                                    Limitation on Asset Dispositions.

Parent shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless: (i) Parent or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the Property sold or disposed of as determined by Parent in good faith and evidenced by a Board Resolution of Parent (or by a resolution of a duly authorized committee of the Board of Directors of Parent) filed with the Trustee; and (ii) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Debt of the Issuer or any Issuer Restricted Subsidiary (other than Debt of the Issuer that is subordinated to the Securities or Debt of any Issuer Restricted Subsidiary that is subordinated to the Note Guarantee or Offering Proceeds Note Guarantee of such Issuer Restricted Subsidiary) and release of the Issuer and all Issuer Restricted Subsidiaries from all liability on the Debt assumed (or if less than 75%, the remainder of such consideration consists of Telecommunications/IS Assets); provided, however, that, to the extent such disposition involves Special Assets, all or any portion of the consideration may, at Parent’s election, consist of Property other than cash, Cash Equivalents, the assumption of Debt or Telecommunications/IS Assets.

The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by Parent or a Restricted Subsidiary, to the extent Parent or such Restricted Subsidiary elects (or is required by the terms of any Debt): (1) to the permanent repayment or reduction of Debt then outstanding under any Qualified Credit Facility, to the extent such Qualified Credit Facility would require such application or prohibit payments pursuant to the Offer to Purchase described in the following paragraph (other than Debt owed to Parent or any Affiliate of Parent); or (2) to reinvest in Telecommunications/IS Assets (including by means of an Investment in Telecommunications/IS Assets by a Restricted Subsidiary with Net Available Proceeds received by Parent or another Restricted Subsidiary).

Any Net Available Proceeds from an Asset Disposition not applied in accordance with the preceding paragraph within 360 days (or, in the case of a disposition of Special Assets identified in clause (a) of the definition thereof in which the Net Available Proceeds exceed $500,000,000, 540 days) from the date of the receipt of such Net Available Proceeds shall constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $100,000,000, the Issuer (or, in the case of Debt of Parent required or permitted to be repurchased by Parent, Parent) will be required to make an Offer to Purchase with such Excess Proceeds on a pro rata basis according to principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) for (x) Outstanding Securities at a price in cash equal to 100% of the principal amount of the Securities on the purchase date plus accrued and unpaid interest (if any) thereon (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and (y) any other Debt of the Issuer that is pari passu with the Securities, any Debt of a Guarantor that is pari passu with such Guarantor’s Note Guarantee or any Debt of a Restricted Subsidiary that is a subsidiary of the Issuer but not a Guarantor, at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest (if any) to the purchase date (or 100% of the then-Accreted Value plus accrued and unpaid interest (if any) to the purchase date in the case of original issue discount Debt), to the extent, in the case of this clause (y), required under the terms thereof (other than Debt owed to Parent or any Affiliate of Parent).  To the extent there are any remaining Excess Proceeds following the completion of the Offer to Purchase, the Issuer shall apply such Excess Proceeds to the repayment of other Debt of the Issuer or any Restricted Subsidiary that is a subsidiary of the Issuer, to the extent permitted or required under the terms thereof.  Any other remaining Excess Proceeds may be applied to any use as determined by Parent which is not otherwise prohibited by this Indenture, and the amount of Excess Proceeds shall be reset to zero.

The Issuer, Parent and the Trustee shall perform their respective obligations for the Offer to Purchase as specified in the Offer.  Prior to the Purchase Date, the Issuer, or Parent, as applicable, shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) irrevocably deposit with the Paying Agent (or, if the Issuer, or Parent, as applicable, are acting as their own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted (provided that such deposit may be made no later than 11:00 A.M. New York City time on the Purchase Date if the Issuer, or Parent, as applicable elect) and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof accepted for payment.  The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder.  Any Security not accepted for payment shall be promptly mailed or delivered by the Issuer or Parent, as applicable, to the Holder thereof.  In the event that the aggregate Purchase Price is less than the amount delivered by the Issuer or Parent, as applicable, to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Issuer or Parent, as applicable, immediately after the Purchase Date.

Not later than the date upon which written notice of an Offer to Purchase is delivered to the Trustee, the Issuer or Parent, as applicable, shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Offer, (ii) the allocation of the Net Available Proceeds from the Asset Disposition pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of this Section 1016.

In the event that the Issuer or Parent, as applicable, make an Offer to Purchase the Securities, the Issuer or Parent, as applicable, shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer or Parent, as applicable, shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

The Issuer shall not, and shall not permit any Issuer Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any Property to Parent or any Sister Restricted Subsidiary unless (i) the Issuer or such Issuer Restricted Subsidiary receives consideration for such sale, transfer, lease or other disposition at least equal to the Fair Market Value of such Property (which, in the case of the Offering Proceeds Note or any other intercompany Debt, is the principal amount of the Offering Proceeds Note or such other Debt and any accrued and unpaid interest thereon) and (ii) the consideration consists of either (A) 100% in cash or Cash Equivalents or (B) Debt of Parent or the Restricted Subsidiary to which Property was transferred that is secured by a Lien on such transferred Property.  Parent or the Restricted Subsidiary to which Property was transferred for consideration consisting of Debt that is secured by a Lien on such Property in accordance with clause (ii)(B) of the prior sentence may substitute the Lien on such Property with a Lien on other Property (including any Property owned by the Issuer or an Issuer Restricted Subsidiary) that, as determined by Parent in good faith and evidenced by a Board Resolution of Parent (or by a resolution of a duly authorized committee of the Board of Directors of Parent) filed with the Trustee, has a Fair Market Value of no less than the Fair Market Value of the Property for which the substitution is made at the time of the substitution.  Any such Lien may be second in priority to any Lien on such Property in favor of the lenders under a Qualified Credit Facility.  The provisions of this paragraph do not apply to (a) dividends and distributions (other than any dividend or distribution of the Offering Proceeds Note or any other intercompany Debt), (b) loans or advances and (c) purchases of services or goods.

SECTION 1017.                                                    Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries.

Parent shall at all times own all the issued and outstanding Capital Stock of the Issuer.  The Issuer shall at all times own all the issued and outstanding Capital Stock of Level 3 LLC.  Parent shall not, and shall not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any Person other than Parent or a Restricted Subsidiary except (i) a sale of all of the Capital Stock of such Restricted Subsidiary owned by Parent and any Restricted Subsidiary that complies with the provisions of Section 1016 to the extent such provisions apply, (ii) in a transaction that results in such Restricted Subsidiary becoming a Joint Venture, provided (x) such transaction complies with the provisions of

Section 1016 to the extent such provisions apply and (y) the remaining interest of Parent or any other Restricted Subsidiary in such Joint Venture would have been permitted as a new Restricted Payment or Permitted Investment under the provisions of Section 1012, (iii) the issuance, transfer, conveyance, sale or other disposition of shares of such Restricted Subsidiary so long as after giving effect to such transaction such Restricted Subsidiary remains a Restricted Subsidiary and such transaction complies with the provisions of Section 1016 to the extent such provisions apply, (iv) the transfer, conveyance, sale or other disposition of shares required by applicable law or regulation, (v) if required, the issuance, transfer, conveyance, sale or other disposition of directors’ qualifying shares, (vi) Disqualified Stock issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to refinance, shares of Disqualified Stock of such Restricted Subsidiary, provided that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being exchanged, converted or refinanced, (vii) in a transaction where Parent or a Restricted Subsidiary acquires at the same time not less than its Proportionate Interest in such issuance of Capital Stock, (viii) Capital Stock issued and outstanding on the Measurement Date, (ix) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person’s becoming a Restricted Subsidiary or otherwise being acquired by Parent and (x) an issuance of Preferred Stock of a Restricted Subsidiary (other than Preferred Stock convertible or exchangeable into Common Stock of any Restricted Subsidiary) otherwise permitted by this Indenture.  In the event of (a) the consummation of a transaction referred to in any of the foregoing clauses that results in a Restricted Subsidiary that is a Guarantor no longer being a Restricted Subsidiary and (b) the execution and delivery of a supplemental indenture providing for such release in form satisfactory to the Trustee, any such Guarantor shall be released from all its obligations under its Note Guarantee.

SECTION 1018.                                                    Transactions with Affiliates.

Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of any of its Property to, or purchase any Property from, or enter into any contract, agreement, understanding, loan, advance, Guarantee or transaction (including the rendering of services) with or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $65,000,000, unless (a) such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to Parent or such Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Parent or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of Parent or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, Parent has determined to be fair to Parent or the relevant Restricted Subsidiary) and (b) Parent obtains (i) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $65,000,000 but less than $150,000,000, a certificate of the chief executive, operating or financial officer of Parent evidencing such officer’s determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments equal to or in excess of $150,000,000, a Board Resolution of Parent certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by the Board of Directors of Parent, including a majority of the disinterested members of the Board of Directors of Parent; provided, however, that, in the event that there shall not be at least two disinterested members of the Board of Directors of Parent with respect to the Affiliate Transaction, Parent shall, in addition to such Board Resolution, obtain a written opinion from an investment banking firm of national standing in the United States which, in the good faith judgment of the Board of Directors of Parent, is independent with respect to Parent and its Affiliates and qualified to perform such task, which opinion shall be to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Parent or such Restricted Subsidiary.

Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions:  (i) any employment agreement entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice; (ii) any agreement or arrangement with respect to the compensation of a director or officer of Parent or any Restricted Subsidiary approved by a majority of the disinterested members of the Board of Directors of Parent and consistent with industry practice; (iii) transactions between or among Parent and its Restricted Subsidiaries; provided, however, that no more than 5% of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of Parent (other than a Restricted Subsidiary); (iv) Restricted Payments and Permitted Investments permitted by Section 1012 (other than Investments in Affiliates that are not Parent or Restricted Subsidiaries); (v) transactions pursuant to the terms of any agreement or arrangement as in effect on the Measurement Date; and (vi) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between Parent (or any Restricted Subsidiary) and any other Person; provided, however, that, in the case of this clause (vi), such transaction complies with clause (a) in the immediately preceding paragraph.

SECTION 1019.                                                    Limitation on Designations of Unrestricted Subsidiaries.

Parent shall not designate (1) the Issuer or Level 3 LLC as an Unrestricted Subsidiary or (2) any other Subsidiary of Parent (other than a newly created Subsidiary in which no Investment has previously been made) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) unless:

(a)                                 no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b)                                immediately after giving effect to such Designation, Parent would be able to Incur $1.00 of Debt under paragraph (a) of Section 1010; and

(c)                                 Parent would not be prohibited under any provision of this Indenture from making an Investment at the time of Designation (assuming the effectiveness of such

Designation) in an amount (the “Designation Amount”) equal to the portion (proportionate to Parent’s equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary on such date.

In the event of any such Designation, Parent shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 1012 for all purposes of this Indenture in the Designation Amount; provided, however, that, upon a Revocation of any such Designation of a Subsidiary, Parent shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to (i) Parent’s “Investment” in such Subsidiary at the time of such Revocation less (ii) the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such Revocation.  At the time of any Designation of any Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall not own any Capital Stock of Parent or any Restricted Subsidiary.  In addition, neither Parent nor any Restricted Subsidiary shall at any time (x) provide credit support for, or a Guarantee of, any Debt of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt); provided, however, that Parent or a Restricted Subsidiary may pledge Capital Stock or Debt of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against Parent other than to obtain such pledged Capital Stock or Debt, (y) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Debt which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under Sections 1012 and 1018.

Unless Designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Parent will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated as a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (a) and (b) of the immediately following paragraph will not be satisfied immediately following such classification.  Except as provided in the first sentence of this Section 1019, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

A Designation may be revoked (a “Revocation”) by a Board Resolution of Parent (or by a resolution of a duly authorized committee of the Board of Directors of Parent) delivered to the Trustee, provided that Parent will not make any Revocation unless:

(a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(b) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of this Indenture.

All Designations and Revocations must be evidenced by Board Resolutions of Parent (or by a resolution of a duly authorized committee of the Board of Directors of Parent) (i) certifying compliance with the foregoing provisions and (ii) giving the effective date of such Designation or Revocation.  Upon Designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 1019, such Restricted Subsidiary shall, by delivery of a supplemental indenture providing for such release in form satisfactory to the Trustee, be released from any Note Guarantee previously made by such Subsidiary.

SECTION 1020.                                                    Limitation on Actions with respect to Existing Intercompany Obligations.  Without the consent of the holders of at least two-thirds in principal amount of the Outstanding Securities:

(a)                                 the Issuer shall not forgive or waive or fail to enforce any of its rights under the Offering Proceeds Note, any Offering Proceeds Note Guarantee, the Parent Intercompany Note Subordination Agreement or any other agreement with Parent or any Restricted Subsidiary to subordinate a payment obligation on any Debt to the prior payment in full in cash of all obligations with respect to the Offering Proceeds Note or an Offering Proceeds Note Guarantee, and the Issuer and Level 3 LLC may not amend the Offering Proceeds Note in a manner adverse to the holders of the Securities; provided, however, that nothing in this covenant shall compel the Issuer to demand payment under the Offering Proceeds Note or any Offering Proceeds Note Guarantee except during a bankruptcy, insolvency or similar proceeding;

(b)                                in the event Level 3 LLC (or any successor obligor under the Offering Proceeds Note) repays all or a portion of the Offering Proceeds Note, the Issuer must (i) deposit an amount of cash equal to the principal amount of the Offering Proceeds Note then repaid in an escrow account with an unaffiliated financial institution for the benefit of the Holders of the Securities, and as security for the prompt and complete payment and performance when due of the Issuer’s obligations in respect of the Securities, until such time as the Securities are no longer outstanding or such cash is used pursuant to clause (ii) or (iii) of this paragraph, (ii) redeem Securities having a principal amount equal to the principal amount of the Offering Proceeds Note then repaid in accordance with, and if at such time permitted by, the Securities, or (iii) purchase Securities in the open market having a principal amount equal to the principal amount of the Offering Proceeds Note then repaid; provided, however, that if at any time the principal amount of the Offering Proceeds Note is greater than the principal amount of Securities that remain outstanding, Level 3 LLC (or any successor obligor under the Offering Proceeds Note) may repay or the Issuer may forgive or waive an amount of the Offering Proceeds Note equal to such excess without complying with clause (i), (ii) or (iii) above;

(c)                                 Parent shall not, and shall not permit any Restricted Subsidiary to, provide any Lien on its Property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) the Parent Intercompany Note or (ii) any other intercompany note required by clause (vi) of paragraph (b) of Section 1010 or clause (iv) of paragraph (b) of Section 1011 to be subordinated to the prior payment in full in cash of all obligations with respect to the Offering Proceeds Note or an Offering Proceeds Note Guarantee, or take any other action with the purpose or effect of making the Parent Intercompany Note senior to or equal in right of payment with the Offering Proceeds Note;

(d)                                Parent and Level 3 LLC shall not amend the terms of the Parent Intercompany Note in a manner adverse to the holders of the Securities, the determination of which shall be made by Parent in good faith and shall be evidenced by a Board Resolution of Parent (or by a resolution of a duly authorized committee of the Board of Directors of Parent) except to permit subordination of Level 3 LLC’s obligations under the Parent Intercompany Note to its obligations under a Qualified Credit Facility as described, and to the extent set forth in the Parent Intercompany Note Subordination Agreement;

(e)                                 Parent, the Issuer and Level 3 LLC shall not amend the Parent Intercompany Note Subordination Agreement in a manner adverse to the holders of the Securities and Parent or any Restricted Subsidiary and the Issuer shall not amend any other agreement between Parent or any Restricted Subsidiary and the Issuer to subordinate a payment obligation on any Debt of Parent or any Restricted Subsidiary to the prior payment in full in cash of all obligations with respect to the Offering Proceeds Note or any Offering Proceeds Note Guarantee, in each case, the determination of which shall be made by Parent in good faith and shall be evidenced by a Board Resolution of Parent (or by a resolution of a duly authorized committee of the Board of Directors of Parent) except to permit subordination of their respective obligations under the Offering Proceeds Note or any Offering Proceeds Note Guarantee to their respective obligations under a Qualified Credit Facility as described, and to the extent set forth, in the Parent Intercompany Note Subordination Agreement; and

(f)                                   Parent may not permit any Restricted Subsidiary to Guarantee any of the Existing Senior Notes or the Existing Proceeds Notes unless such Restricted Subsidiary concurrently Guarantees the Securities and such Guarantee of the Securities remains in effect for so long as the Guarantee of the Existing Senior Notes or the Existing Proceeds Notes remains in effect; provided, however, that this provision shall not be deemed to be violated by the Guarantee of the Existing Senior Notes of Level 3 LLC outstanding on the Issue Date.

SECTION 1021.                                                    Covenant Suspension.  During any period of time (any such period, a “Suspension Period”) that (i) the ratings assigned to the Securities by two or more of the Rating Agencies are Investment Grade Ratings and (ii) no Default or Event of Default has occurred and is continuing, Parent and the Restricted Subsidiaries will not be subject to the covenants set forth in Sections 1010, 1011, 1012, 1013, 1015(i)(a), 1016, 1017 (other than the first two sentences thereof), 1018, 801(3), 803(3) and clause (b) of the first sentence of Section 1019 (collectively, the “Suspended Covenants”).  In the event that Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, on any subsequent date (the “Reversion Date”), two or more of the Rating Agencies withdraw their ratings or no longer assign Investment Grade Ratings to the Securities or a Default or Event of Default occurs and is continuing, then Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and calculations of the amount available to be made as Restricted Payments under Section 1012 will be made as though Section 1012 had been in effect during the entire period of time from the Measurement Date.  On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to paragraph (a) of Section 1010 or one of the clauses set forth in paragraph (b) of Section 1010 or paragraph (a) of Section 1011 or one of the clauses set forth in paragraph (b) of Section 1011 (in each case to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date).  To the extent such Debt would not be permitted to be Incurred pursuant to paragraph (a) of Section 1010 or one of the clauses set forth in paragraph (b) of Section 1010 or paragraph (a) of Section 1011 or one of the clauses set forth in paragraph (b) of Section 1011, such Debt will be deemed to have been outstanding on the Measurement Date, so that it is classified as permitted under Section 1010(b)(v) or Section 1011(b)(iii).  If the Incurrence of any Debt by a Restricted Subsidiary during the Suspension Period would have been prohibited or conditioned upon such Restricted Subsidiary entering into a Note Guarantee and an Offering Proceeds Note Guarantee had Section 1010 and Section 1011 been in effect at the time of such Incurrence, such Restricted Subsidiary shall enter into a Note Guarantee and an Offering Proceeds Note Guarantee that are senior to or pari passu with such Debt within ten days after the Reversion Date.  For purposes of determining compliance with Section 1016 on the Reversion Date, the Net Available Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.  Notwithstanding the foregoing, neither (a) the continued existence, after the date of such withdrawal or downgrade, of facts and circumstances or obligations that were Incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth in the Indenture or cause a Default or Event of Default thereunder; provided, however, that (1) Parent and its Restricted Subsidiaries did not Incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade below Investment Grade Ratings, (2) Parent reasonably believed that such Incurrence or actions would not result in such a withdrawal or downgrade and (3) if so required each Restricted Subsidiary shall have entered into a Note Guarantee and an Offering Proceeds Note Guarantee within the specified time period.  For purposes of clauses (1) and (2) in the preceding sentence, anticipation and reasonable belief may be determined by Parent and shall be conclusively evidenced by a Board Resolution to such effect adopted in good faith by the Board of Directors of Parent (or by a resolution of a duly authorized committee of the Board of Directors of Parent to such effect).  In reaching their determination, the Board of Directors of Parent or committee thereof may, but need not, consult with the Rating Agencies.

SECTION 1022.                                                    Special Interest Notice.

In the event that the Issuer is required to pay Special Interest to Holders pursuant to the Registration Agreement, the Issuer will provide written notice (“Special Interest Notice”) to the Trustee of its obligation to pay Special Interest no later than fifteen days prior to the proposed payment date for the Special Interest, and the Special Interest Notice shall set forth the amount of

Special Interest to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine the Special Interest, or with respect to the nature, extent, or calculation of the amount of Special Interest owed, or with respect to the method employed in such calculation of the Special Interest.

SECTION 1023.                                                    Authorizations and Consents of Governmental Authorities.

Each of Parent and the Issuer will endeavor, and cause Level 3 LLC to endeavor, in good faith using commercially reasonable efforts to cause Level 3 LLC to obtain all material (as determined in good faith by the General Counsel of Parent) authorizations and consents of Federal and State Governmental Authorities required in order for it to Guarantee the Securities at the earliest practicable date and to enter into a Guarantee of the Securities promptly thereafter.  For purposes of this covenant, the requirement that Parent, the Issuer or Level 3 LLC use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which it conducts its business in any respect that the management of Parent shall determine in good faith to be adverse or materially burdensome.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.                                                    Right of Redemption.

The Securities will be subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, on the terms and at the redemption prices (expressed as percentages of principal amount) set forth in paragraph 5 on the reverse of the form of Security, plus accrued and unpaid interest thereon (if any) to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SECTION 1102.                                                    Applicability of Article.

This Article shall govern any redemption of the Securities pursuant to Section 1101.

SECTION 1103.                                                    Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution of the Issuer.  The Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.  Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

SECTION 1104.                                                    Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, on a pro rata basis, by lot or by such other method as the Trustee shall deem appropriate and which may provide for the selection for redemption of portions of the principal of Securities and, in the case of Securities represented by a Global Security held by the Depository, in accordance with Depository procedures; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

The Trustee shall promptly notify the Issuer in writing of all available information (including information obtainable from the Depository) concerning the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1105.                                                    Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 45 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

Each notice of redemption shall identify the Securities (including “CUSIP” number(s) and the statement from Section 310) to be redeemed and shall state:

(1)  the Redemption Date,

(2)  the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

(3)  if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4)  in case any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)  that on the Redemption Date the Redemption Price (and unpaid and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that, unless the

Issuer defaults in making such redemption payment or the Trustee or the Paying Agent is prohibited from making such payment, interest thereon will cease to accrue on and after said date, and

(6)  the place or places where such Securities are to be presented and surrendered for payment of the Redemption Price and accrued interest, if any.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer; provided, however, in the latter case the Issuer shall give the Trustee at least ten days prior notice (or such shorter notice as the Trustee may permit) of the date of the giving of the notice.

SECTION 1106.                                                    Deposit of Redemption Price.

On or prior to any Redemption Date (and if on any Redemption Date, before 11:00 A.M. New York City time, on such date), the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and unpaid and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) on, all the Securities which are to be redeemed on that date.

SECTION 1107.                                                    Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with unpaid and accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest or the Trustee or the Paying Agent shall be prohibited from making such payment) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with unpaid and accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

SECTION 1108.                                                    Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 1002 (with, if the Issuer and the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.                                                    Issuer’s Option to Effect Defeasance or Covenant Defeasance.

The Issuer may, at its option by Board Resolution of the Issuer, at any time, with respect to the Securities, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202.                                                    Defeasance and Discharge.

Upon the Issuer’s exercise under Section 1201 of the option applicable to this Section 1202, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1204 are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1205 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the Issuer’s obligations with respect to such Securities under Section 2.3 of Appendix A and Sections 303, 306, 307, 1002 and 1003 and the Issuer’s rights under Section 1101, (B) rights of Holders to receive payment of principal of, premium, if any, and interest on such Securities (but not the Purchase Price referred to under Section 1009 or 1016) and any rights of the Holders with respect to such amounts, (C) the rights, obligations and immunities of the Trustee under the Indenture and (D) this Article Twelve.  Subject to compliance with this Article Twelve, the Issuer may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Securities.  If the Issuer exercises its option under this Section 1202, (u) each Guarantor, if any, shall be released from all its obligations under its Note Guarantee, (v) all subordination provisions contained in the Parent Intercompany Note and the Parent Intercompany Note Subordination Agreement shall be deemed terminated as they relate to the Offering Proceeds Note and the Offering Proceeds Note Guarantees, (w) the Offering Proceeds Note may be prepaid in whole or in part, (x) no entity shall be obligated to guarantee the Offering Proceeds Note, (y) the Offering Proceeds Note may be canceled and (z) all obligations to provide Offering Proceeds Note Guarantees shall terminate and all references in the Indenture to Offering Proceeds Note Guarantees and Offering Proceeds Note Guarantees shall be disregarded and not be deemed to be requirements to take or omit to take any action by Parent or any Restricted Subsidiary.

SECTION 1203.                                                    Covenant Defeasance.

Upon the Issuer’s exercise under Section 1201 of the option applicable to this Section 1203, the Issuer and each Guarantor shall be released from their obligations under any covenant contained in Sections 801(3), (4) and (5), 803(3), (4) and (5) in Sections 804, 806, 1007 and 1023 and Sections 1009 through 1021 and from the operation of Sections 501(6), (7), (8), (9) and (10) (but, in the case of Sections 501(9) and (10), with respect only to Significant Subsidiaries), with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent, declaration or other Act of Holders (and the consequences of any thereof) in connection with such provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such provision or by reason of any reference in any such provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3), (4), (5), (6), (7), (8), (9) or (10) (but, in the case of Section 501(9) or (10), with respect only to Significant Subsidiaries) but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.  If the Issuer exercises its option under this Section 1203, (u) each Guarantor shall be released from all its obligations under its Note Guarantee, (v) all subordination provisions contained in the Parent Intercompany Note and the Parent Intercompany Note Subordination Agreement shall be deemed terminated as they relate to the Offering Proceeds Note and the Offering Proceeds Note Guarantees, (w) the Offering Proceeds Note may be prepaid in whole or in part, (x) no entity shall be obligated to guarantee the Offering Proceeds Note, (y) the Offering Proceeds Note may be canceled and (z) all obligations to provide Offering Proceeds Note Guarantees shall terminate and all references in the Indenture to Offering Proceeds Note Guarantees and Offering Proceeds Note Guarantees shall be disregarded and not be deemed to be requirements to take or omit to take any action by Parent or any Restricted Subsidiary.

SECTION 1204.                                                    Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Securities:

(1)                                 The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, at any time prior to the Maturity of the Securities: (A) money in an amount, or (B) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a certified public accountant (selected by the Issuer or Parent in its sole discretion) expressed in a written certification delivered to the Trustee, to pay and discharge the principal of (and premium, if any, on) and interest on, the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee (or such other trustee) shall have been irrevocably instructed in writing to apply such money or the proceeds of such Government Securities to said payments with respect to the Securities.  Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 1103, a notice of their election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven, which notice shall be irrevocable.  Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2)                                 No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (9) and (10) of Section 501 are concerned with respect to the Parent and the Issuer, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3)                                 Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound.

(4)                                 In the case of an election under Section 1202, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5)                                 In the case of an election under Section 1203, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6)                                 The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

SECTION 1205.                                                    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law or to the extent the Issuer or Parent acts as the Issuer’s Paying Agent.

The Issuer shall pay and indemnify the Trustee and (if applicable) its officers, directors, employees and agents against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s Request any money or Government Securities held by it as provided in Section 1204 which, in the opinion of a certified public accountant (selected by the Issuer or Parent in its sole discretion) expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article Twelve.

SECTION 1206.                                                    Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 401 or 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 401, 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance therewith; provided, however, that if the Issuer or any Guarantor makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer or such Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE THIRTEEN

Guarantees and Offering Proceeds Note Guarantees

SECTION 1301.             Guarantees.  Each Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of (and premium, if any) and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Obligations”).  Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under this Article Thirteen notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Securities or the Obligations.  The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as expressly set forth in Sections 805, 806, 1017, 1019, 1202, 1203, 1303 and 1308, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of (or premium, if any) or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of (or premium, if any) or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of such Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Five, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 1301.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 1301.

SECTION 1302.             Contribution.  Each of the Issuer and any Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Guarantor under any Note Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Issuer and all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 901, the date of the supplemental indenture executed and delivered by such Guarantor).

SECTION 1303.             Release of Guarantees.  The Note Guarantee of a Guarantor (other than Parent) will be released (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with Section 1016 (or Parent certifies in an Officers’ Certificate to the Trustee that it will comply with the requirements of Section 1016 relating to application of the proceeds of such sale or disposition), (b) in connection with any sale of all of the Capital Stock of a Guarantor (other than Parent) to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor complies with Section 1016 (or Parent certifies in an Officers’ Certificate to the Trustee that it will comply with the requirements of Section 1016 relating to application of the proceeds of such sale or disposition), (c) if Parent properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to Section 1019 or (d) if the Issuer exercises the legal defeasance option or covenant defeasance option in accordance with Article Twelve.

SECTION 1304.             Successors and Assigns.  This Article Thirteen shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 1305.             No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Thirteen shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Thirteen at law, in equity, by statute or otherwise.

SECTION 1306.             Modification.  No modification, amendment or waiver of any provision of this Article Thirteen, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 1307.             Execution of Supplemental Indenture for Future Guarantors.  Each Subsidiary which is required to become a Guarantor pursuant to any Section of the Indenture shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article Thirteen and shall guarantee the Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.  Each Person then a Guarantor authorizes the Issuer to enter into such a supplemental indenture on its behalf.

SECTION 1308.             Subordination of Note Guarantees.  The Issuer, the Guarantors and the Trustee may, without notice to or consent of any holder of Securities, enter into one or more indentures supplemental to the Indenture substantially in the form of Exhibit G hereto, or amend any indenture supplemental to the Indenture entered into by the Issuer, such Guarantor and the Trustee for the purpose of adding a Note Guarantee pursuant to Section 1010, Section 1011 or Section 1020 to provide that the payment obligation on a Note Guarantee of a Guarantor (other than Parent or any Sister Restricted Subsidiary) be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Guarantor to the prior payment in full in cash of all obligations of such Guarantor under any Guarantee of, or obligation as borrower under, any Qualified Credit Facility Incurred by Parent or a Restricted Subsidiary in accordance with clause (ii) of paragraph (b) of Section 1010 or clause (ii) of paragraph (b) of Section 1011; provided, however, that (x) the terms of the subordination of a Note Guarantee to any such Guarantee of, or obligation as borrower under, a Qualified Credit Facility may not eliminate or otherwise adversely affect the subordination of the payment obligation on any other Debt of such Guarantor to the payment obligation of the Note Guarantee of such Guarantor and (y) any Guarantee (other than a Guarantee of such Qualified Credit Facility) by such Guarantor of the Existing Senior Notes or any other Debt of Parent or any Sister Restricted Subsidiary  also shall be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Guarantor to the prior payment in full in cash of all obligations of such Guarantor under its Guarantee of such Qualified Credit Facility to at least the same extent and on the same terms and conditions as the subordination provisions applicable to such Guarantor’s Note Guarantee.

SECTION 1309.             Execution of Offering Proceeds Note Guarantees for Future Offering Proceeds Note Guarantors; Subordination of Offering Proceeds Note Guarantee.  (a)  Each Subsidiary which is required to become an Offering Proceeds Note Guarantor pursuant to any Section of the Indenture shall promptly execute, and deliver a copy to the Trustee of, an Offering Proceeds Note Guarantee substantially in the form set forth in Exhibit E hereto pursuant to which such Subsidiary shall become an Offering Proceeds Note Guarantor.  Concurrently with the execution and delivery of such Offering Proceeds Note Guarantee, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that such Offering Proceeds Note Guarantee has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Offering Proceeds Note Guarantee of such Offering Proceeds Note Guarantor is a legal, valid and binding obligation of such Offering Proceeds Note Guarantor, enforceable against such Offering Proceeds Note Guarantor in accordance with its terms.  Any Offering Proceeds Note Guarantee of an Offering Proceeds Note Guarantor will be released on the terms, and as set forth in, the form of Offering Proceeds Note Guarantee attached as Exhibit E hereto.

(b)  Each Offering Proceeds Note Guarantor required expressly to subordinate the payment obligation of certain intercompany Debt to obligations with respect to the Offering Proceeds Note Guarantee of such Offering Proceeds Note Guarantor pursuant to, and on terms set forth in, clause (vi) of paragraph (b) of Section 1010 or clause (iv) of paragraph (b) of Section 1011, shall promptly execute, and deliver a copy to the Trustee of, a supplement to the Parent Intercompany Note Subordination Agreement in substantially the form attached as Exhibit D hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

LEVEL 3 FINANCING, INC., as Issuer

By	/s/ Rafael Martinez-Chapman
	Name:	Rafael Martinez-Chapman
	Title:	Senior Vice President and Treasurer

LEVEL 3 COMMUNICATIONS, INC., as Parent and a Guarantor

By	/s/ Neil J. Eckstein
	Name:	Neil J. Eckstein
	Title:	Senior Vice President, General
Counsel, Corporate and Assistant
Secretary

Signature Page to Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

Signature Page to Indenture

APPENDIX A

FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

PROVISIONS RELATING TO INITIAL SECURITIES

AND EXCHANGE SECURITIES

1. Definitions

1.1  Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Additional Securities” means, subject to the Issuer’s compliance with the covenants in this Indenture, including Section 1010 and Section 1011, 5.25% Senior Notes due 2026 issued from time to time after the Issue Date under the terms of the Indenture (other than pursuant to Section 306, 307, 1016 or 1108 of the Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under the Indenture).

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(c).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

“Exchange Securities” has the meaning stated in the first recital of the Indenture.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Initial Purchasers” means Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. and J.P. Morgan Securities LLC.

“Initial Securities” has the meaning stated in the first recital of the Indenture.

“Offering Memorandum” means the final offering memorandum dated March 8, 2016, in connection with the sale of the Securities.

“Original Securities” means Initial Securities in the aggregate principal amount of $775,000,000 issued on March 22, 2016.

“Private Exchange” means the offer by the Issuer, pursuant to Section 2(f) of the Registration Agreement dated as March 22, 2016, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means the Exchange Securities to be issued pursuant to this Indenture in connection with a Private Exchange Offer pursuant to the relevant Registration Agreement.

“Purchase Agreement” means the Purchase Agreement dated as of March 8, 2016, among Parent, the Issuer and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any future sale of Initial Securities by the Issuer.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuer, pursuant to the relevant Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Agreement” means the Registration Agreement dated as of March 22, 2016, among Parent, the Issuer and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any registration of Additional Securities.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” has the meaning stated in the first recital of the Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by Parent and the Issuer in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the relevant Registration Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

1.2  Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“Regulation S”	2.1
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1
“Rule 144A Global Security”	2.1(a)

2.   The Securities

2.1  Form and Dating

The Initial Securities will be offered and sold by the Issuer, from time to time, pursuant to one or more Purchase Agreements.  The Initial Securities will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”).  Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

(a)  Global Securities.  Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities (collectively, the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.  The Rule 144A Global Security and Regulation S Global Security are collectively referred to herein as “Global Securities.”  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)  Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Issuer, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the

Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)  Definitive Securities.  Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

2.2  Authentication.  The Trustee shall authenticate and deliver:  (1) Original Securities, (2) any Additional Securities, and (3) the Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the relevant Registration Agreement, for a like principal amount of Initial Securities or Private Exchange Securities, as applicable, upon a written order of the Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities.

2.3  Transfer and Exchange.  (a)  Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Security Registrar or a co-registrar with a request:

(x)  to register the transfer of such Definitive Securities; or

(y)  to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Security Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Security Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii)  if such Definitive Securities bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)  if such Definitive Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)  if such Definitive Securities are being transferred to the Issuer, a certification to that effect; or

(C)  if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

(b)  Transfer and Exchange of Global Securities.  (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)  In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(c)  Legend.

(i)  Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE  ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO

AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Security will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)  Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

(A)  in the case of any Transfer Restricted Security that is a Definitive Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(B)  in the case of any Transfer Restricted Security that is represented by a Global Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii)  After a transfer of any Initial Securities or Private Exchange Securities, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, all requirements pertaining to restricted legends on such Initial Security or such Private Exchange Security will cease to apply and an Initial

Security or Private Exchange Security, as the case may be, in global form without restricted legends will be available to the transferee of the beneficial interests of such Initial Securities or Private Exchange Securities.  Upon the occurrence of any of the circumstances described in this paragraph, the Issuer will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

(iv)  Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form without the restricted legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer.  Upon the occurrence of any of the circumstances described in this paragraph, the Issuer will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

(d)  Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(e)  Obligations with Respect to Transfers and Exchanges of Securities.

(i)  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Security Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 907, 1013, 1017 and 1108 of this Indenture).

(iii)  The Security Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

(iv)  Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent, the Security Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Security Registrar or any co-registrar shall be affected by notice to the contrary.

(v)  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(f)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4  Definitive Securities

(a)        A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depository is not appointed by the Issuer within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b)  Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Definitive Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct.  Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c)  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(d)  In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1

to APPENDIX A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Securities Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE  ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) PURSUANT TO AN EXEMPTION

FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

[Definitive Securities Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

2

[FORM OF FACE OF INITIAL SECURITY]

No. [•]

[up to $500,000,000 in an initial amount of $[•]; the principal amount of Level 3 Financing Inc.’s 5.25% Senior Notes due 2026 represented by this Security and all other Securities constituting Original Securities (and any Exchange Securities issued in exchange therefore) not to exceed at any time the lesser of $775,000,000.00 and the aggregate principal amount of such 5.25% Senior Notes due 2026 then outstanding.]**

5.25% Senior Notes due 2026

CUSIP No. [527298 BL6]*[U52783 AS3]†

ISIN No. [US527298BL64]‡[USU52783AS39]§

LEVEL 3 FINANCING, INC., a Delaware corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of                 Dollars]†† [as set forth on the        Schedule of Increases or Decreases annexed hereto] on March 15, 2026.

Interest Payment Dates:  April 15 and October 15.

Record Dates:  April 1 and October 1.

** Insert for Global Securities

*  For 144A Initial Notes

†  For Regulation S Initial Notes.

‡  For 144A Initial Notes

§  For Regulation S Initial Notes.

†† Insert for Definitive Securities

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

LEVEL 3 FINANCING, INC.,

By

	Name:	Rafael Martinez-Chapman
	Title:	Senior Vice President and Treasurer

By

	Name:	Neil J. Eckstein
	Title:	Senior Vice President, General Counsel, Corporate and Assistant Secretary

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee, certifies

that this is one of

the Securities referred

to in the Indenture.

by:
[Vice President]

2

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

5.25% Senior Notes due 2026

1.  Interest

(a) LEVEL 3 FINANCING, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Issuer will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2016, and on the maturity date.  Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 22, 2016.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) Special Interest.  The holder of this Security is entitled to the benefits of a Registration Agreement, dated as of March 22, 2016, among Parent, the Issuer and the Initial Purchasers named therein, or any other similar Registration Agreement for the registration of Additional Securities (each, a “Registration Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the relevant Registration Agreement. If (i) on or prior to December 17, 2016, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission, (ii) on or prior to March 17, 2017 neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective, (iii) on or prior to the later of April 16, 2017 and 30 business days following the initial effectiveness date of the Exchange Offer Registration Statement, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Original Securities or New Securities offered in exchange for such Original Securities, in accordance with and during the periods specified in, the Registration Agreement (each such event referred to in clauses (i) through (iv), a “Registration Default”), interest (“Special Interest”) will accrue on the principal amount of the Original Securities and the New Securities offered in exchange for such Original Securities (in addition to the stated interest on the Original Securities and such New Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.  Special Interest will accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum.  Special Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Notwithstanding the foregoing, in the case of an event referred to in clause (ii) above, a Registration Default will not be deemed to have occurred so long as the Issuer has used and is continuing to use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective.

2.  Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  The Issuer will pay interest on the Securities on the maturity date to the Persons entitled to the principal of the Securities.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.  The Issuer will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that, at the option of the Issuer, payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder requests payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Security Registrar

Initially, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Security Registrar.  The Issuer may appoint and change any Paying Agent, Security Registrar or co-registrar without notice.

4.  Indenture

The Issuer issued the Securities under an Indenture dated as of March 22, 2016 (the “Indenture”), among Parent, the Issuer and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are unsubordinated unsecured obligations of the Issuer.  [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $775,000,000.  The Securities include the Original Securities, any Additional Securities, and any Exchange Securities issued in exchange for Original or Additional Securities].  [This Security is one of the Additional Securities issued in addition to the Original Securities and Exchange Securities issued in exchange therefor in an aggregate principal amount of $775,000,000 previously issued under the Indenture.  The Original Securities, the Exchange

2

Securities issued in exchange for the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for the Additional Securities are treated as a single class of securities under the Indenture.]  The Indenture imposes certain limitations on the ability of Parent, the Issuer and their respective Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales.  The Indenture also imposes limitations on the ability of Parent, the Issuer and their respective Restricted Subsidiaries to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of such entities.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, Parent has unconditionally guaranteed the Securities on an unsubordinated basis pursuant to the terms of the Indenture.

5.  Optional Redemption

At any time prior to March 15, 2021, the Issuer may redeem all or a part of the Securities, upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of the Securities so redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

“Applicable Premium” means, with respect to any Security on any Redemption Date, the greater of (1) 1.0% of the principal amount of such Security and (2) the excess, if any, of (a) the present value at such Redemption Date of (i) the Redemption Price of such Security at March 15, 2021 (such Redemption Price being set forth in the table appearing in this Section 5), plus (ii) all required interest payments due on such Security through March 15, 2021 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the principal amount of such Security.  For the avoidance of doubt, calculations of the Applicable Premium and Redemption Price shall not be a duty of the Trustee or any Paying Agent.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2021; provided, however, that if the period from the Redemption Date to March 15, 2021 is less than one year,

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the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

On and after March 15, 2021, the Issuer may redeem all or a part of the Securities, upon not less than 30 nor more than 60 days’ prior notice, at the Redemption Prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve months beginning March 15, of the years indicated below:

Period	Redemption Price
2021	102.625%
2022	101.750%
2023	100.875%
2024 and thereafter	100.000%

In addition, at any time or from time to time on or prior to March 15, 2019, the Issuer may redeem up to 40% of the original aggregate principal amount of the Securities (including any Additional Securities) at a Redemption Price equal to 105.25% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest thereof (if any) to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds contributed to the capital of the Issuer of one or more private placements to Persons other than Affiliates of Parent or underwritten public offerings of Common Stock of Parent resulting, in each case, in gross proceeds of at least $100,000,000 in the aggregate; provided, however, that at least 60% of the original aggregate principal amount of the Securities (including any Additional Securities) would remain outstanding immediately after giving effect to such redemption.  Any such redemption shall be made within 90 days of such private placement or public offering upon not less than 30 nor more than 60 days’ prior notice.

6.  Sinking Fund

The Securities are not subject to any sinking fund.

7.  Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Securities to be redeemed at his or her registered address; provided, that in the case of Securities held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system.  Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the Redemption Price of and accrued interest on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions

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are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Repurchase of Securities at the Option of Holders upon Change of Control Triggering Event

Upon a Change of Control Triggering Event, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased on the Purchase Date plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.  Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Security Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall notify the Issuer and pay the money back to the Issuer at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuer or a designated Person, according to abandoned property law and not to the Trustee for payment.

12.  Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee

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money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority (or, with respect to certain covenants, the written consent of at least two-thirds) in aggregate principal amount of the Outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Issuer and the Trustee may amend the Indenture or the Securities (i) to evidence the succession of another Person to the Issuer, Parent or any other Guarantor and the assumption by such successor of the covenants of the Issuer, Parent or any other Guarantor, respectively, in the Indenture, the Securities and the applicable Note Guarantee, (ii) to add to the covenants of Parent, the Issuer or any of their respective Subsidiaries, for the benefit of the Holders, or to surrender any right or power conferred upon Parent, the Issuer or any other Guarantor by the Indenture; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Securities; (vii) to comply with the Trust Indenture Act or the Securities Act (including Regulation S promulgated thereunder); (viii) to add Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of the Indenture; (ix) to subordinate Note Guarantees under the circumstances and to the extent set forth in the Indenture; (x) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provision with respect to matters or questions arising under the Indenture; provided such actions shall not adversely affect the interests of the Holders in any material respect; and (xi) to conform the Indenture or the Securities to any provision of the “Description of the Notes” of the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof.

14.  Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable.  Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.  The Holders of a majority in aggregate

6

principal amount of the Securities then outstanding, by written notice to the Issuer and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA,  the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of such Person.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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20.  CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                            agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Issuer; or

(2)	☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(3)

☐          inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your signature

Signature Guarantee:

Date:
Signature must be guaranteed		Signature of Signature
by a participant in a		Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an
executive officer

2

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[        ].  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

3

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 1016 (Asset Sale) or 1009 (Change of Control Triggering Event) of the Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 1016 or 1009 of the Indenture, state the amount:

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Definitive Securities Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[FORM OF FACE OF SECURITY]

No. [•]

[up to $500,000,000.00 in an initial amount of $[•]; the principal amount of Level 3 Financing Inc.’s 5.25% Senior Notes due 2026 represented by this Security and all other Securities constituting Original Securities (and any Exchange Securities issued in exchange therefore) not to exceed at any time the lesser of $775,000,000.00 and the aggregate principal amount of such 5.25% Senior Notes due 2026 then outstanding.]*

5.25% Senior Notes due 2026

CUSIP No.
ISIN No.

LEVEL 3 FINANCING, INC., a Delaware corporation, promises to pay to [Cede & Co.]* or registered assigns, the principal sum [of                 Dollars]** [as set forth on the Schedule of Increases or Decreases annexed hereto]* on March 15, 2026.

Interest Payment Dates:  April 15 and October 15.

Record Dates:  April 1 and October 1.

* If the Security is to be issued in global form, add the attachment from Exhibit 1 to Appendix A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

** Insert for Definitive Securities.

2

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

LEVEL 3 FINANCING, INC.,

By

Name:
Title:

By

Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee, certifies

that this is one of

the Securities referred

to in the Indenture.

by:
Authorized Signatory

3

[FORM OF REVERSE SIDE OF SECURITY]

5.25% Senior Notes due 2026

1.  Interest

LEVEL 3 FINANCING, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Issuer will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2016, and on the maturity date.  Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 22, 2016. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  The Issuer will pay interest on the Securities on the maturity date to the Persons entitled to the principal of the Securities.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.  The Issuer will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that, at the option of the Issuer, payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder requests payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Security Registrar

Initially, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Security Registrar.  The Issuer may appoint and change any Paying Agent, Security Registrar or co-registrar without notice.

4.  Indenture

The Issuer issued the Securities under an Indenture dated as of March 22, 2016 (the “Indenture”), among Parent, the Issuer and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are unsubordinated unsecured obligations of the Issuer.  [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $775,000,000.  The Securities include the Original Securities, any Additional Securities, and any Exchange Securities issued in exchange for Original or Additional Securities].  [This Security is one of the Additional Securities issued in addition to the Original Securities and Exchange Securities issued in exchange therefor in an aggregate principal amount of $775,000,000 previously issued under the Indenture.  The Original Securities, the Exchange Securities issued in exchange for the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for the Additional Securities are treated as a single class of securities under the Indenture.]  The Indenture imposes certain limitations on the ability of Parent, the Issuer and their respective Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales.  The Indenture also imposes limitations on the ability of Parent, the Issuer and their respective Restricted Subsidiaries to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of such entities.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, Parent has unconditionally guaranteed the Securities on an unsubordinated basis pursuant to the terms of the Indenture.

5.  Optional Redemption

At any time prior to March 15, 2021, the Issuer may redeem all or a part of the Securities, upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of the Securities so redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

“Applicable Premium” means, with respect to any Security on any Redemption Date, the greater of (1) 1.0% of the principal amount of such Security and (2) the excess, if any, of (a) the present value at such Redemption Date of (i) the Redemption Price of such Security at

2

March 15, 2021 (such Redemption Price being set forth in the table appearing in this Section 5), plus (ii) all required interest payments due on such Security through March 15, 2021 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the principal amount of such Security.  For the avoidance of doubt, calculations of the Applicable Premium and Redemption Price shall not be a duty of the Trustee or any Paying Agent.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2021; provided, however, that if the period from the Redemption Date to March 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

On and after March 15, 2021, the Issuer may redeem all or a part of the Securities, upon not less than 30 nor more than 60 days’ prior notice, at the Redemption Prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve months beginning March 15, of the years indicated below:

Period	Redemption Price
2021	102.625%
2022	101.750%
2023	100.875%
2024 and thereafter	100.000%

In addition, at any time or from time to time on or prior to March 15, 2019, the Issuer may redeem up to 40% of the original aggregate principal amount of the Securities (including any Additional Securities) at a Redemption Price equal to 105.25% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest thereof (if any) to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds contributed to the capital of the Issuer of one or more private placements to Persons other than Affiliates of Parent or underwritten public offerings of Common Stock of Parent resulting, in each case, in gross proceeds of at least $100,000,000 in the aggregate; provided, however, that at least 60% of the original aggregate principal amount of the Securities (including any Additional Securities) would remain outstanding immediately after giving effect to such redemption.  Any such redemption shall be made within 90 days of such private placement or public offering upon not less than 30 nor more than 60 days’ prior notice.

3

6.  Sinking Fund

The Securities are not subject to any sinking fund.

7.  Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Securities to be redeemed at his or her registered address; provided, that in the case of Securities held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system.  Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the Redemption Price of and accrued interest on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Repurchase of Securities at the Option of Holders upon Change of Control Triggering Event

Upon a Change of Control Triggering Event, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased on the Purchase Date plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.  Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Security Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

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11.  Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall notify the Issuer and pay the money back to the Issuer at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuer or a designated Person, according to abandoned property law and not to the Trustee for payment.

12.  Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority (or, with respect to certain covenants, the written consent of at least two-thirds) in aggregate principal amount of the Outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Issuer and the Trustee may amend the Indenture or the Securities (i) to evidence the succession of another Person to the Issuer, Parent or any other Guarantor and the assumption by such successor of the covenants of the Issuer, Parent or any other Guarantor, respectively, in the Indenture, the Securities and the applicable Note Guarantee, (ii) to add to the covenants of Parent, the Issuer or any of their respective Subsidiaries, for the benefit of the Holders, or to surrender any right or power conferred upon Parent, the Issuer or any other Guarantor by the Indenture; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Securities; (vii) to comply with the Trust Indenture Act or the Securities Act (including Regulation S promulgated thereunder); (viii) to add Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of the Indenture; (ix) to subordinate Note Guarantees under the circumstances and to the extent set forth in the Indenture; (x) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provision with respect to matters or questions arising under the Indenture; provided such actions shall not adversely affect the interests of the Holders in any material respect; and (xi) to conform the Indenture or the Securities to any provision of the “Description of the Notes” of the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof.

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14.  Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable.  Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.  The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA,  the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of such Person.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

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18.  Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                            agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 1016 (Asset Sale) or 1009 (Change of Control Triggering Event) of the Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 1016 or 1009 of the Indenture, state the amount:

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT B

INCUMBENCY CERTIFICATE

The undersigned,             , being the              of              (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture dated as of March 22, 2016, among the Company, Level 3 Communications, Inc./Level 3 Financing, Inc. and The Bank of New York Mellon Trust Company, N.A.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the      day of         , 20  .

Name:
Title:

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                     , among [GUARANTOR] (the “New Guarantor”), a direct or indirect subsidiary of Level 3 Communications, Inc. (or its successor), a Delaware corporation (“Parent”), LEVEL 3 FINANCING, INC., a Delaware corporation (the “Issuer”) on behalf of itself and the Guarantors (the “Existing Guarantors”), if any, under the Indenture referred to below, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer and Parent have heretofore executed and delivered to the Trustee an Indenture dated as of March 22, 2016 (the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 5.25% Senior Notes due 2026;

WHEREAS the Indenture permits the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS the Guarantee contained in this Supplemental Indenture shall constitute a “Restricted Subsidiary Guarantee”, and the New Guarantor shall constitute a “Guarantor”, for all purposes of the Indenture;

WHEREAS pursuant to Section 901 and Section 1307 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of [Parent,] the Issuer, [the Existing Guarantors] and the New Guarantor have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.  Agreement to Guaranty.  The New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 13 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

2.  Successors and Assigns.  This Supplemental Indenture shall be binding upon the New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

3.  No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Securities shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Securities at law, in equity, by statute or otherwise.

4.  Modification.  No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

5.  Opinion of Counsel.  Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that this Supplemental Indenture has been duly authorized, executed and delivered by each of the New Guarantor and the Issuer and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of the New Guarantor is a legal, valid and binding obligation of the New Guarantor, enforceable against the New Guarantor in accordance with its terms.

6.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

7.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

9.  Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

10.  Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Issuer, Parent, the Existing Guarantors and the New Guarantor, and not of the Trustee.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],

By

Name:
Title:

LEVEL 3 FINANCING, INC., on behalf of itself as the Issuer and the Existing Guarantors, if any,

By

Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

By

Name:
Title:

EXHIBIT D

PARENT INTERCOMPANY NOTE SUBORDINATION AGREEMENT dated as of March 22, 2016 among LEVEL 3 FINANCING, INC. (the “Issuer”), LEVEL 3 COMMUNICATIONS, LLC (“Level 3 LLC”), each Issuer Restricted Subsidiary (as defined in the Indenture described below) that becomes party hereto as provided in Section 4.12 hereto (each such Issuer Restricted Subsidiary and Level 3 LLC individually, a “Subordinated Borrower,” and collectively, the “Subordinated Borrowers”), LEVEL 3 COMMUNICATIONS, INC. (“Parent”), each Sister Restricted Subsidiary (as defined in the Indenture described below) that becomes party hereto as provided in Section 4.13 hereto (each such Sister Restricted Subsidiary and Parent individually, a “Subordinated Lender,” and collectively, the “Subordinated Lenders”).

Reference is made to (a) the Purchase Agreement dated as of March 8, 2016 (the “Purchase Agreement”) among the initial purchasers party thereto (the “Purchasers”), the Issuer and Parent, (b) the Indenture dated as of March 22, 2016 (the “Indenture”) among the Issuer, Parent, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), (c) the intercompany demand note dated the Issue Date, in an initial principal amount equal to $775,000,000, issued by Level 3 LLC to the Issuer, as it may be amended from time to time pursuant to Sections 301 and 1020 of the Indenture (the “Offering Proceeds Note”) and (d) the intercompany demand note dated December 8, 1999, as amended and restated on October 1, 2003 (the “Parent Intercompany Note”) issued by Level 3 LLC to Parent, the outstanding balance of which, as of December 31, 2015, was approximately $29,000,000,000.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

The Issuer has agreed to sell to the Purchasers, upon the terms set forth in the Purchase Agreement, its 5.25% Senior Notes due 2026 (the “Securities”) to be guaranteed on an unsecured unsubordinated basis by Parent.  The obligation of the Purchasers to purchase the Securities is conditioned on, among other things, the execution and delivery by Parent, the Issuer and Level 3 LLC of a subordination agreement in the form hereof.  Additionally, upon the incurrence of certain intercompany indebtedness, the Indenture requires Restricted Subsidiaries of Parent (other than the Issuer) to guarantee the Offering Proceeds Note (each such guarantee, an “Offering Proceeds Note Guarantee”, and each such Restricted Subsidiary that provides such a guarantee, an “Offering Proceeds Note Guarantor”) and to subordinate their obligations with respect to such newly incurred indebtedness to their obligations with respect to their Offering Proceeds Note Guarantee.  Offering Proceeds Note Guarantors required to provide subordination with respect to intercompany indebtedness and the creditors on such indebtedness are required to become parties to this Agreement, if they are not yet parties.  In order to induce the Purchasers to purchase the Securities, Parent, the Issuer and Level 3 LLC are willing to execute and deliver this Agreement.  Accordingly, Parent, as a Subordinated Lender, the Issuer and Level 3 LLC, as a Subordinated Borrower, hereby agree as follows:

ARTICLE I

Subordination

SECTION 1.1. Subordination.  Each Subordinated Lender hereby agrees that all obligations in respect of any Debt owed to such Subordinated Lender by any Subordinated Borrower, including the payment of principal, premium (if any), interest, Guarantees or all other amounts payable thereunder (the “Subordinated Obligations”), are subordinate and junior in right of payment, to the extent and in the manner provided in this Article I, to the prior payment in full in cash of all obligations of such Subordinated Borrower in respect of the Offering Proceeds Note, including the payment of principal, premium (if any), interest (including interest arising after the commencement of a bankruptcy or other proceeding, whether or not such a claim is permitted in such proceeding), Offering Proceeds Note Guarantees thereof or all other amounts payable thereunder (the “Senior Obligations”).

SECTION 1.2.  Subordination in the Event of Dissolution or Insolvency of any Subordinated Borrower.  Subject to the terms of a subordination agreement entered into pursuant to Section 4.14, upon any distribution of the assets of any Subordinated Borrower in connection with its dissolution or insolvency or upon any dissolution, winding up, liquidation or reorganization of any Subordinated Borrower, whether in bankruptcy, insolvency, reorganization, arrangement or receivership or similar proceedings, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Subordinated Borrower:

(a)  the Issuer shall first be entitled to receive payment in full in cash of the Senior Obligations of such Subordinated Borrower in accordance with the terms of such Senior Obligations before any Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations owed by such Subordinated Borrower to such Subordinated Lender, whether as principal, premium (if any), interest, pursuant to an Offering Proceeds Note Guarantee or otherwise; and

(b)  any payment by, or distribution of the assets of, such Subordinated Borrower of any kind or character, whether in cash, property or securities, to which any Subordinated Lender would be entitled except for the provisions of this Agreement shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Issuer to the extent necessary to make payment in full in cash of all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Issuer in respect of the Senior Obligations.

In the event of any proceeding involving any Subordinated Borrower under any bankruptcy, insolvency, reorganization, receivership or similar law, each Subordinated Lender agrees, until the indefeasible payment in full of all monetary Senior Obligations, not to ask, demand, sue for or take or receive from any Subordinated Borrower in cash, securities or other property or by setoff, purchase or redemption (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Obligations owed to such Subordinated Lender (other than payments permitted pursuant to clause (b) above) and agrees that in connection with any proceeding involving any Subordinated Borrower under any bankruptcy, insolvency, reorganization, receivership or similar law (i) the Issuer is irrevocably authorized and empowered (in its own name or in the name of such Subordinated Borrower or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the applicable Subordinated Obligations and enforcing any security interest or other lien securing payment of such Subordinated Obligations) as the Issuer may deem necessary or advisable for the exercise or enforcement of any of its rights or interests and (ii) each Subordinated Lender shall duly and promptly take such action as the Issuer may reasonably request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Issuer and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (B) execute and deliver to the Issuer such irrevocable powers of attorney, assignments or other instruments as the Issuer may reasonably request in order to enable the Issuer to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the applicable Subordinated Obligations and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations.  A copy of this Agreement may be filed with any court as evidence of the Issuer’s right, power and authority hereunder.

SECTION 1.3.  Certain Payments Held in Trust.  Subject to the terms of a subordination agreement entered into pursuant to Section 4.14, in the event that any payment by, or distribution of the assets of, any Subordinated Borrower of any kind or character, whether in cash, property or securities, and whether directly or otherwise, shall be received by or on behalf of any Subordinated Lender at a time when such payment is prohibited by this Agreement, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the Issuer to the extent necessary to make payment in full in cash of all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Issuer in respect of such Senior Obligations.

SECTION 1.4.  Subrogation.  Subject to the prior indefeasible payment in full in cash of the Senior Obligations, each Subordinated Lender shall be subrogated to the rights of the Issuer to receive payments or distributions in cash, property or securities of each applicable Subordinated Borrower in respect of the Senior Obligations until all amounts owing on the applicable Subordinated Obligations shall be paid in full, and as between and among a Subordinated Borrower, its creditors (other than the Issuer) and the applicable Subordinated Lender, no such payment or distribution made to the Issuer by virtue of this Agreement that otherwise would have been made to such Subordinated Lender shall be deemed to be a payment by such Subordinated Borrower on account of such Subordinated Obligations, it being understood that the provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Subordinated Lenders, on the one hand, and the Issuer, on the other hand.

ARTICLE II

Other Matters Regarding the Subordinated Obligations

SECTION 2.1.  Other Creditors.  Except in the limited circumstances set forth in Article I, nothing contained in this Agreement is intended to or shall impair, as between and among a Subordinated Borrower, its creditors and any Subordinated Lender, the obligations of such Subordinated Borrower to pay to such Subordinated Lender the Subordinated Obligations of such Subordinated Borrower as and when the same shall become payable in accordance with the terms thereof, or affect the relative rights of such Subordinated Lender and the other creditors of such Subordinated Borrower.

SECTION 2.2.  Proofs of Claims.  In the event of any dissolution, winding up, liquidation or reorganization of any Subordinated Borrower, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Subordinated Borrower, each Subordinated Lender agrees to file proofs of claim for the Subordinated Obligations owed to it upon demand of the Issuer, in default of which the Issuer or an authorized representative of the Issuer is hereby irrevocably authorized so to file in order to effectuate the provisions hereof.  This Section shall not be construed to permit any Subordinated Lender to retain any payment received by it in respect of a Subordinated Obligation that such Subordinated Lender is not entitled to receive and retain under any other provision of this Agreement.

SECTION 2.3.  Waivers.  (a)  Each Subordinated Lender waives the right to compel any assets or property of any Subordinated Borrower or the assets or property of any Offering Proceeds Note Guarantor or any other Person to be applied in any particular order to discharge the Senior Obligations.  Each Subordinated Lender expressly waives the right to require the Issuer to proceed against any Subordinated Borrower, any Offering Proceeds Note Guarantor or any other Person, or to pursue any other remedy in the Issuer’s power which such Subordinated Lender cannot pursue and which would lighten such Subordinated Lender’s burden, notwithstanding that the failure of the Issuer to do so may thereby prejudice such Subordinated Lender.  Each Subordinated Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Issuer reduced (i) by the Issuer’s delay in proceeding against or enforcing any remedy against any Subordinated Borrower, any Offering Proceeds Note Guarantor or any other Person; (ii) by the Issuer releasing any Subordinated Borrower, any Offering Proceeds Note Guarantor or any other Person from all or any part of the Senior Obligations; or (iii) by the discharge of any Subordinated Borrower, any Offering Proceeds Note Guarantor

or any other Person by an operation of law or otherwise, with or without the intervention or omission of the Issuer, except in each case unless all Senior Obligations due to the Issuer have been indefeasibly paid in full in cash.  The Issuer’s vote to accept or reject any plan of reorganization relating to any Subordinated Borrower, any Offering Proceeds Note Guarantor or any other Person, or the Issuer’s receipt on account of all or part of the Senior Obligations of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of any Subordinated Lender hereunder to the Issuer, except in each case unless all Senior Obligations have been indefeasibly paid in full in cash.

(b)  Each Subordinated Lender waives all rights and defenses arising out of an election of remedies by the Issuer, even though that election of remedies, including, without limitation, any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of such Subordinated Lender’s rights of subrogation, reimbursement, or contribution against any Subordinated Borrower, any Offering Proceeds Note Guarantor or any other Person.  Each Subordinated Lender expressly waives any rights or defenses it may have by reason of protection afforded to any Subordinated Borrower, any Offering Proceeds Note Guarantor or any other Person with respect to the Senior Obligations pursuant to any anti deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property collateral for the Senior Obligations, if any.

(c)  Each Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of the Senior Obligations made by the Issuer may be rescinded in whole or in part by the Issuer, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of any Subordinated Borrower or any Offering Proceeds Note Guarantor or any other party upon or for any part thereof, or any Guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Issuer, in each case without notice to or further assent by such Subordinated Lender, which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.

(d)  Each Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Issuer upon this Agreement.  The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between any Subordinated Borrower and the Issuer shall be deemed to have been consummated in reliance upon this Agreement.  Each Subordinated Lender acknowledges and agrees that the Issuer has relied upon the subordination and other agreements provided for herein in consenting to this Agreement.

Each Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

SECTION 2.4.  Legend.  Any and all instruments or records now or hereafter creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:

“Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Parent Intercompany Note Subordination Agreement dated as of March 22, 2016, among Level 3 Communications, Inc., [any additional Subordinated Lenders,] Level 3 Communications, LLC[, any additional Subordinated Borrowers] and Level 3 Financing, Inc., which Parent Intercompany Note Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.”

SECTION 2.5.  Transfer of Subordinated Obligations.  Each Subordinated Lender agrees that it will not sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Obligations owed to it unless the Person to whom such sale, assignment, transfer or disposition is made shall acknowledge in writing (delivered to the Issuer and the Purchasers) that it shall be bound by the terms of this Agreement to the same extent as such Subordinated Lender, including the terms of this Section 2.5, as though it is a party hereto as of the date hereof.

SECTION 2.6.  Obligations Hereunder Not Affected.  (a)  All rights and interests of the Issuer hereunder, and all agreements and obligations of each Subordinated Lender hereunder, shall remain in full force and effect irrespective of:

(i)         any lack of validity or enforceability of the Offering Proceeds Note, the Purchase Agreement or any document contemplated thereby;

(ii)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or consent to departure from the Offering Proceeds Note;

(iii)        any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of, or consent to departure from, any Offering Proceeds Note Guarantee; or

(iv)        any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Subordinated Borrower in respect of its Senior Obligations or of any Subordinated Lender in respect of this Agreement.

(b)  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Senior Obligations or any part thereof is rescinded or must otherwise be returned by the Issuer upon the insolvency, bankruptcy or reorganization of any Subordinated Borrower or otherwise, all as though such payment had not been made.

ARTICLE III

Representations and Warranties of the Subordinated Lenders

Each Subordinated Lender represents and warrants to the Issuer that:

(a)  It is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b)  The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby are within its powers, have been duly authorized by all necessary action on its part, require no action by or in respect of, or filing with, any court or governmental or regulatory body or agency (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws (or other organizational documents, as applicable) or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its subsidiaries.

(c)  This Agreement constitutes a valid and binding agreement of such Subordinated Lender, enforceable against such Subordinated Lender in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

ARTICLE IV

Miscellaneous

SECTION 4.1.  Notices.  All communications and notices hereunder shall be in writing and shall be mailed or delivered and sent by fax and confirmed at 1025 Eldorado Boulevard, Broomfield, Colorado 80021, attention:  General Counsel (Telecopy No. 720-888-5127; Telephone Confirm 720-888-2505), with a copy in like manner to Bank of America, N.A., 222 Broadway, 14th Floor, New York, New York 10038. Attention of Don Pinzon (Telecopy No. 212-901-7843; Telephone Confirm 646-556-3280).

SECTION 4.2.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.  All representations, warranties, covenants, promises and agreements by or on behalf of each Subordinated Lender and each Subordinated Borrower that are contained in this Agreement shall bind its successors and assigns and inure to the benefit of the Issuer and the successors and assigns of the Issuer.  Each Subordinated Lender and each Subordinated Borrower agrees that it shall not assign or delegate any of its obligations under this Agreement without the prior written consent of the Issuer, and any attempted assignment or delegation without such consent shall be void and of no effect.

SECTION 4.3.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(b)  Each Subordinated Lender hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Issuer may otherwise have to bring any action or proceeding relating to this Agreement against any Subordinated Lender or its properties in the courts of any jurisdiction.

(c)  Each Subordinated Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each Subordinated Lender hereby irrevocably consents to service of process in the manner provided for notices in Section 4.1 hereto.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 4.4.  Waivers; Amendment.  No failure or delay of the Issuer in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power by the Issuer preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Issuer hereunder and instruments creating or securing its respective Senior Obligations are cumulative and are not exclusive of any other rights or remedies provided by law.  Neither this Agreement nor any provision hereof may be waived, amended or modified except (i) in accordance with Section 1020 of the Indenture and (ii) pursuant to an agreement or agreements in writing entered into by the Issuer, each Subordinated Lender and each Subordinated Borrower intending to be bound thereby.

SECTION 4.5.  Waiver of Claims.  (a)  To the maximum extent permitted by law, each Subordinated Lender waives any claim it might have against the Issuer with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Issuer or its directors, officers, employees, agents or affiliates with respect to any exercise of rights or remedies under the Offering Proceeds Note.  Neither the Issuer nor any of its respective directors, officers, employees, agents or affiliates shall be liable for failure to demand, collect or realize upon any Offering Proceeds Note Guarantee or for any delay in doing so or shall be under any obligation to take any other action whatsoever with regard to the Offering Proceeds Note or any part thereof.

(b)  Each Subordinated Lender, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Issuer to marshal assets for the benefit of such Subordinated Lender, or to otherwise direct the timing, order or manner of any enforcement of the Offering Proceeds Note.  The Issuer is under no duty or obligation, and each Subordinated Lender hereby waives any right it may have to compel the Issuer, to pursue any Offering Proceeds Note Guarantor or other Person who may be liable for the Senior Obligations.

(c)  Each Subordinated Lender hereby waives and releases all rights which a guarantor or surety with respect to the Senior Obligations could exercise.

(d)  Each Subordinated Lender hereby waives any duty on the part of the Issuer to disclose to it any fact known or hereafter known by the Issuer relating to the operation or financial condition of any Subordinated Borrower or any Offering Proceeds Note Guarantor, or their respective businesses.  Each Subordinated Lender enters into this Agreement based solely upon its independent knowledge of the applicable Subordinated Borrower’s results of operations, financial condition and business and such Subordinated Lender assumes full responsibility for obtaining any further or future information with respect to the applicable Subordinated Borrower or its results of operations, financial condition or business.

SECTION 4.6.  Further Assurances.  Each Subordinated Lender and each Subordinated Borrower, at its own expense and at any time from time to time, upon the written request of the Issuer, will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Issuer reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

SECTION 4.7.  Provisions Define Relative Rights.  This Agreement is intended solely for the purpose of defining the relative rights of the Issuer on the one hand and the Subordinated Lenders and the Subordinated Borrowers on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

SECTION 4.8.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN  ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 4.9.  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.10.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one instrument.

SECTION 4.11.  Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.12.  Additional Subordinated Borrowers.  Pursuant to clause (vi) of paragraph (b) of Section 1010 of the Indenture or clause (iv) of paragraph (b) of Section 1011 of the Indenture, upon execution and delivery by, as applicable, any Restricted Subsidiary or Issuer Restricted Subsidiary of an instrument in the form of Annex I attached hereto or otherwise in a form acceptable to the Issuer, such Restricted Subsidiary or Issuer Restricted Subsidiary, as applicable, shall become a Subordinated

Borrower hereunder with the same force and effect as if originally named as a Subordinated Borrower herein.  The execution and delivery of any such instrument shall not require the consent of any other Subordinated Borrower hereunder.  The rights and obligations of each Subordinated Borrower herein shall remain in full force and effect notwithstanding the addition of any Subordinated Borrower as a party to this Agreement.

SECTION 4.13.  Additional Subordinated Lenders.  Pursuant to clause (vi) of paragraph (b) of Section 1010 of the Indenture or clause (iv) of paragraph (b) of Section 1011 of the Indenture or both such clauses, upon execution and delivery by any Sister Restricted Subsidiary of an instrument in the form of Annex II attached hereto or otherwise in a form acceptable to the Issuer, such Sister Restricted Subsidiary shall become a Subordinated Lender hereunder with the same force and effect as if originally named as a Subordinated Lender herein.  The execution and delivery of any such instrument shall not require the consent of any other Subordinated Lender hereunder.  The rights and obligations of each Subordinated Lender herein shall remain in full force and effect notwithstanding the addition of any Subordinated Lender as a party to this Agreement.

SECTION 4.14.  Subordination of Senior Obligations to Qualified Credit Facility.  The Issuer, a Subordinated Borrower and the Subordinated Lenders may enter into an agreement or arrangement that provides that the payment obligation on the Senior Obligations of such Subordinated Borrower be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Subordinated Borrower to the prior payment in full in cash of all obligations of such Subordinated Borrower under any Guarantee of, or obligation as borrower under, any Qualified Credit Facility Incurred by Parent or a Restricted Subsidiary in accordance with clause (ii) of paragraph (b) of Section 1010 or clause (ii) of paragraph (b) of Section 1011 of the Indenture; provided, however, that (x) the terms of the subordination of such Senior Obligations of such Subordinated Borrower, to any such Guarantee of or obligation as borrower under a Qualified Credit Facility may not eliminate or otherwise adversely affect the subordination of the payment obligation on any other Debt of such Subordinated Borrower, to the payment obligation of the Senior Obligations of such Subordinated Borrower, and (y) any Guarantee (other than a Guarantee of such Qualified Credit Facility) by such Subordinated Borrower of any other Debt of Parent or any Sister Restricted Subsidiary also shall be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Subordinated Borrower, to the prior payment in full in cash of all obligations of such Subordinated Borrower under its Guarantee of such Qualified Credit Facility to at least the same extent and on the same terms and conditions as the subordination provisions applicable to the Senior Obligations of such Subordinated Borrower.

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IN WITNESS WHEREOF, Level 3 LLC, as a Subordinated Borrower, Parent, as a Subordinated Lender and the Issuer have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

LEVEL 3 COMMUNICATIONS, LLC,

By
Name:
Title:

LEVEL 3 COMMUNICATIONS, INC.,

By
Name:
Title:

LEVEL 3 FINANCING, INC.,

By
Name:
Title:

Annex I to the Parent Intercompany
Note Subordination Agreement

SUPPLEMENT NO. [   ] dated as of [                  ] to the Parent Intercompany Note Subordination Agreement dated as of March 22, 2016 (the “Parent Intercompany Note Subordination Agreement”), among LEVEL 3 COMMUNICATIONS, LLC (“Level 3 LLC”), each Restricted Subsidiary or Issuer Restricted Subsidiary becoming a party thereto pursuant to Section 4.12 thereof (each such Restricted Subsidiary or Issuer Restricted Subsidiary and Level 3 LLC, a “Subordinated Borrower”), LEVEL 3 COMMUNICATIONS, INC. (“Parent”), each Sister Restricted Subsidiary becoming a party thereto pursuant to Section 4.13 thereof (each such Sister Restricted Subsidiary and Parent, a “Subordinated Lender”) and LEVEL 3 FINANCING, INC. (the “Issuer”).

Reference is made to the Parent Intercompany Note Subordination Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Parent Intercompany Note Subordination Agreement.

Pursuant to clause (vi) of paragraph (b) of Section 1010 or clause (iv) of paragraph (b) of Section 1011 of the Indenture, as applicable, a Restricted Subsidiary or an Issuer Restricted Subsidiary is allowed to incur Debt from Parent or a Sister Restricted Subsidiary provided that (i) such Restricted Subsidiary or Issuer Restricted Subsidiary, as applicable, is a Guarantor and an Offering Proceeds Note Guarantor and (ii) such Debt is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Restricted Subsidiary or Issuer Restricted Subsidiary, as applicable, to such Restricted Subsidiary’s or Issuer Restricted Subsidiary’s Offering Proceeds Note Guarantee, as applicable.  Section 4.12 of the Parent Intercompany Note Subordination Agreement provides that a Restricted Subsidiary or an Issuer Restricted Subsidiary may become a Subordinated Borrower under the Parent Intercompany Note Subordination Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Restricted Subsidiary or Issuer Restricted Subsidiary (the “New Subordinated Borrower”) is executing this Supplement to become a Subordinated Borrower under the Parent Intercompany Note Subordination Agreement in order to comply with the terms of the Indenture and as consideration for amounts previously advanced to the Issuer under the Indenture.

Accordingly, the New Subordinated Borrower agrees as follows:

In accordance with Section 4.12 of the Parent Intercompany Note Subordination Agreement, the New Subordinated Borrower by its signature below becomes a Subordinated Borrower under the Parent Intercompany Note Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Borrower and the New Subordinated Borrower hereby agrees to all the terms and provisions of the Parent Intercompany Note Subordination Agreement applicable to it as a Subordinated Borrower thereunder.  Each reference to a “Subordinated Borrower” in the Parent Intercompany Note Subordination Agreement shall be deemed to include the New Subordinated Borrower.  The Parent Intercompany Note Subordination Agreement is hereby incorporated herein by reference.

The New Subordinated Borrower represents and warrants to the Issuer that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract.  This Supplement shall become effective when the Issuer shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subordinated Borrower and the Issuer.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

Except as expressly supplemented hereby and pursuant to any other supplement contemplated by Section 4.12 or 4.13 of the Parent Intercompany Note Subordination Agreement, the Parent Intercompany Note Subordination Agreement shall remain in full force and effect.

THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 4.1 of the Parent Intercompany Note Subordination Agreement.  All communications and notices hereunder to the New Subordinated Borrower shall be given to it at the address set forth under its signature below.

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IN WITNESS WHEREOF, the New Subordinated Borrower and the Issuer have duly executed this Supplement to the Parent Intercompany Note Subordination Agreement as of the day and year first above written.

[NAME OF NEW SUBORDINATED BORROWER],

By

Name:
Title:

LEVEL 3 FINANCING, INC.,

By

Name:
Title:

Annex II to the Parent Intercompany
Note Subordination Agreement

SUPPLEMENT NO. [   ] dated as of [                       ] to the Parent Intercompany Note Subordination Agreement dated as of March 22, 2016 (the “Parent Intercompany Note Subordination Agreement”), among LEVEL 3 COMMUNICATIONS, LLC (“Level 3 LLC”), each Restricted Subsidiary or Issuer Restricted Subsidiary becoming a party thereto pursuant to Section 4.12 thereof (each such Restricted Subsidiary or Issuer Restricted Subsidiary and Level 3 LLC, a “Subordinated Borrower”), LEVEL 3 COMMUNICATIONS, INC. (“Parent”), each Sister Restricted Subsidiary becoming a party thereto pursuant to Section 4.13 thereof (each such Sister Restricted Subsidiary and Parent, a “Subordinated Lender” and, collectively, the “Subordinated Lenders”) and LEVEL 3 FINANCING, INC. (the “Issuer”).

Reference is made to the Parent Intercompany Note Subordination Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Parent Intercompany Note Subordination Agreement.

Pursuant to clause (vi) of paragraph (b) of Section 1010 or clause (iv) of paragraph (b) of Section 1011 of the Indenture, as applicable, a Restricted Subsidiary or an Issuer Restricted Subsidiary is allowed to incur Debt from Parent or a Sister Restricted Subsidiary provided that (i) such Restricted Subsidiary or Issuer Restricted Subsidiary, as applicable, is a Guarantor and an Offering Proceeds Note Guarantor and (ii) such Debt is subordinated in any bankruptcy, liquidation or winding up proceeding of such Restricted Subsidiary or Issuer Restricted Subsidiary, as applicable, to such Restricted Subsidiary’s or Issuer Restricted Subsidiary’s Offering Proceeds Note Guarantee.  Section 4.13 of the Parent Intercompany Note Subordination Agreement provides that a Sister Restricted Subsidiary may become a Subordinated Lender under the Parent Intercompany Note Subordination Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Sister Restricted Subsidiary (the “New Subordinated Lender”) is executing this Supplement to become a Subordinated Lender under the Parent Intercompany Note Subordination Agreement in order to comply with the terms of the Indenture and as consideration for amounts previously advanced to the Issuer under the Indenture.

Accordingly, the New Subordinated Lender agrees as follows:

In accordance with Section 4.13 of the Parent Intercompany Note Subordination Agreement, the New Subordinated Lender by its signature below becomes a Subordinated Lender under the Parent Intercompany Note Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Lender and the New Subordinated Lender hereby (a) agrees to all the terms and provisions of the Parent Intercompany Note Subordination Agreement applicable to it as a Subordinated Lender thereunder and (b) represents and warrants that the representations and warranties made by it as a Subordinated Lender thereunder are true and correct on and as of the date hereof.  Each reference to a “Subordinated Lender” in the Parent Intercompany Note Subordination Agreement shall be deemed to include the New Subordinated Lender.  The Parent Intercompany Note Subordination Agreement is hereby incorporated herein by reference.

The New Subordinated Lender represents and warrants to the Issuer that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract.  This Supplement shall become effective when the Issuer shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subordinated Lender and the Issuer.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

Except as expressly supplemented hereby and pursuant to any other supplement contemplated by Section 4.12 or 4.13 of the Parent Intercompany Note Subordination Agreement, the Parent Intercompany Note Subordination Agreement shall remain in full force and effect.

THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 4.1 of the Parent Intercompany Note Subordination Agreement.  All

2

communications and notices hereunder to the New Subordinated Lender shall be given to it at the address set forth under its signature below.

[Remainder of this page intentionally left blank]

3

IN WITNESS WHEREOF, the New Subordinated Lender and the Issuer have duly executed this Supplement to the Parent Intercompany Note Subordination Agreement as of the day and year first above written.

[NAME OF NEW SUBORDINATED LENDER]

By

Name:
Title:

LEVEL 3 FINANCING, INC.,

By
Name:
Title:

4

EXHIBIT E

OFFERING PROCEEDS NOTE GUARANTEE AGREEMENT (this “Agreement”) dated as of [           ], between [OFFERING PROCEEDS NOTE GUARANTOR] (the “Offering Proceeds Note Guarantor”), a subsidiary of Level 3 Financing, Inc., and LEVEL 3 FINANCING, INC. (the “Issuer”).

W I T N E S S E T H :

WHEREAS Level 3 Communications, LLC (“Level 3 LLC”) has heretofore executed and delivered to Level 3 Financing, Inc. (the “Issuer”) an intercompany demand note in an initial principal amount equal to $775,000,000, as it may be amended from time to time pursuant to Sections 301 and 1020 of the Indenture (as defined below) (the “Offering Proceeds Note”).

WHEREAS the Issuer has heretofore executed and delivered to The Bank of New York Mellon Trust Company, N.A., as trustee, an Indenture dated as of March 22, 2016 (the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 5.25% Senior Notes due 2026 (the “Securities”);

WHEREAS the Indenture permits the Offering Proceeds Note Guarantor to incur certain Debt provided, among other things, that such Offering Proceeds Note Guarantor execute and deliver to the Issuer a Guarantee pursuant to which the Offering Proceeds Note Guarantor shall unconditionally guarantee all Level 3 LLC’s obligations under the Offering Proceeds Note pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS the Guarantee contained in this Guarantee Agreement shall constitute an “Offering Proceeds Note Guarantee” for all purposes of the Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Offering Proceeds Note Guarantor and the Issuer mutually covenant and agree for the equal and ratable benefit of the Issuer as follows:

ARTICLE I

Offering Proceeds Note Guarantee

SECTION 1.01. Guarantees.  Subject to a subordination agreement entered into pursuant to Section 1.03, the Offering Proceeds Note Guarantor hereby unconditionally guarantees to the Issuer and its successors and assigns (a) the full and punctual payment in cash of all obligations of Level 3 LLC in respect of the Offering Proceeds Note, including the payment of principal, premium (if any), interest (including interest arising after the commencement of a bankruptcy or other proceeding, whether or not such a claim is permitted in such proceeding) or any other amount payable thereunder (the “Obligations”).  The Offering Proceeds Note Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Offering Proceeds Note Guarantor and that the Offering Proceeds Note Guarantor will remain bound under this Agreement notwithstanding any extension or renewal of the Obligations.

The Offering Proceeds Note Guarantor waives presentation to, demand of, payment from and protest to Level 3 LLC of any of the Obligations and also waives notice of protest for nonpayment.  The Offering Proceeds Note Guarantor waives notice of any default under the Obligations.  The obligations of the Offering Proceeds Note Guarantor hereunder shall not be affected by (a) the failure of the Issuer to assert any claim or demand or to enforce any right or remedy against Level 3 LLC, any Offering Proceeds Note Guarantor or any other Person under the Offering Proceeds Note or any other agreement or otherwise; (b) any extension or renewal of any obligation thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Offering Proceeds Note, any Offering Proceeds Note Guarantee or any other agreement or (d) the release of any security held by the Issuer for the Obligations, if any.

The Offering Proceeds Note Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Issuer to any security held for payment of the Obligations.

Except as expressly set forth in Section 1.03 or Section 2.08, the obligations of the Offering Proceeds Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Offering Proceeds Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Issuer to assert any claim or demand or to enforce any remedy under the Offering Proceeds Note, any Offering Proceeds Note Guarantee or any other agreement, by any waiver or modification of any term thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Offering Proceeds Note Guarantor or would otherwise operate as a discharge of the Offering Proceeds Note Guarantor as a matter of law or equity.

The Offering Proceeds Note Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or (premium, if any) interest on any Senior

Obligation is rescinded or must otherwise be restored by the Issuer upon the bankruptcy or reorganization of Level 3 LLC or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Issuer has at law or in equity against the Offering Proceeds Note Guarantor by virtue hereof, upon the failure of Level 3 LLC to pay the principal of (or premium, if any) or interest on the Obligations when and as the same shall become due or to perform or comply with any other Senior Obligation, the Offering Proceeds Note Guarantor hereby promises to and will, upon receipt of written demand by the Issuer, forthwith pay, or cause to be paid, in cash, to the Issuer an amount equal to all unpaid amounts in respect of the Obligations.

The Offering Proceeds Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations.

The Offering Proceeds Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Issuer in enforcing any rights under this Article I.

SECTION 1.02. Contribution.  The Offering Proceeds Note Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Offering Proceeds Note Guarantor under any other Offering Proceeds Note Guarantee (the “Claiming Offering Proceeds Note Guarantor”), the Contributing Party shall indemnify the Claiming Offering Proceeds Note Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party (which shall be measured on the date hereof) and the denominator of which shall be the aggregate net worth of Level 3 LLC on the Issue Date and the Offering Proceeds Note Guarantors on the respective dates of the Offering Proceeds Note Guarantee Agreements executed and delivered by such Offering Proceeds Note Guarantors.

SECTION 1.03. Subordination of Guarantees to Qualified Credit Facility.  The Offering Proceeds Note Guarantor may enter into an agreement or arrangement that provides that its payment obligation on the Obligations arising hereunder be expressly subordinated to the extent and under the conditions set forth in Section 1308 of the Indenture.

ARTICLE II

Miscellaneous

SECTION 2.01. Successors and Assigns.  This Agreement shall be binding upon the Offering Proceeds Note Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Issuer and, in the event of any transfer or assignment of rights by the Issuer, the rights and privileges conferred upon that party in the Offering Proceeds Note shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

SECTION 2.02. No Waiver.  Neither a failure nor a delay on the part of the Issuer in exercising any right, power or privilege under this Agreement or the Offering Proceeds Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Issuer herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Agreement or the Offering Proceeds Note at law, in equity, by statute or otherwise.

SECTION 2.03. Modification.  Subject to Section 1020 of the Indenture, no modification, amendment or waiver of any provision of this Agreement, nor the consent to any departure by the Offering Proceeds Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuer, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Offering Proceeds Note Guarantor in any case shall entitle the Offering Proceeds Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 2.04. Opinion of Counsel.  Concurrently with the execution and delivery of this Agreement, the Offering Proceeds Note Guarantor shall deliver to the Issuer an Opinion of Counsel to the effect that this Agreement has been duly authorized, executed and delivered by the Offering Proceeds Note Guarantor and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of the Offering Proceeds Note Guarantor is a legal, valid and binding obligation of the Offering Proceeds Note Guarantor, enforceable against the Offering Proceeds Note Guarantor in accordance with its terms.

SECTION 2.05. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 2.06. Counterparts.  The parties may sign any number of copies of this Agreement.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 2.07. Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

SECTION 2.08. Termination of Agreement and Release of Guarantee.  This Agreement will be terminated and all obligations hereunder of the Offering Proceeds Note Guarantor will be released under the circumstances and conditions set forth in Section 1303 of the Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[OFFERING PROCEEDS NOTE GUARANTOR],

By

Name:
Title:

LEVEL 3 FINANCING, INC.,

By

Name:
Title:

EXHIBIT F

OFFERING PROCEEDS NOTE SUBORDINATION AGREEMENT dated as of March 22, 2016 among LEVEL 3 COMMUNICATIONS, INC. (“Level 3”), LEVEL 3 FINANCING, INC. (the “Borrower”), LEVEL 3 COMMUNICATIONS, LLC (“Level 3 LLC”), each Subsidiary that becomes party hereto as provided in Section 4.12 hereof (each such Subsidiary and Level 3 LLC being called individually, an “Intercompany Obligor”, and collectively, the “Intercompany Obligors”), the BORROWER in its capacity as obligee of the Offering Proceeds Note (as defined below), and each Subsidiary that becomes party hereto as provided in Section 4.13 hereof (each such Subsidiary, Level 3 and the BORROWER in its capacity as obligee of the Offering Proceeds Note individually, a “Subordinated Lender”, and collectively, the “Subordinated Lenders”).

Reference is made to (a) the Credit Agreement dated as of March 13, 2007 (as amended and restated as of May 8, 2015, and as may be further amended, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, Level 3, the Lenders party thereto and Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent (in such capacity, the “Administrative Agent”), (b) the intercompany demand note dated March 22, 2016, in an initial principal amount equal to $775,000,000 issued by Level 3 LLC to the Borrower, as it may be amended from time to time pursuant to Sections 301 and 1020 of the Indenture dated as of March 22, 2016, among Level 3, as guarantor, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Offering Proceeds Note”), (c) the amended and restated intercompany demand note dated March 13, 2007, as amended and restated as of May 8, 2015, in a principal amount equal to $4,610,500,000, issued by Level 3 LLC to the Borrower (such note, as it may be further amended from time to time pursuant to Sections 9.02(d) and 6.11 of the Credit Agreement, together with any additional loan proceeds notes issued to evidence additional Indebtedness incurred by the Borrower in connection with additional loans made pursuant to Section 9.02(d) of the Credit Agreement, the “Loan Proceeds Note”) and (d) the Parent Intercompany Note Subordination Agreement, dated as of March 22, 2016, among the Borrower, Level 3 LLC and Level 3 (the “Parent Intercompany Note Subordination Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 4.14 of the Parent Intercompany Note Subordination Agreement, the Borrower, Level 3 LLC, any other Intercompany Obligor and Level 3 may enter into an agreement which subordinates in any bankruptcy, liquidation or winding up proceeding the obligations of an Intercompany Obligor under the Offering Proceeds Note and any guarantee thereof to such Intercompany Obligor’s obligations under a Qualified Credit Facility.

The Lenders have provided to the Borrower, upon the terms and subject to the conditions set forth in the Credit Agreement, secured term loans (the “Term Loans” and, together with any additional loan provided pursuant to Section 9.02(d) of the Credit Agreement, the “Loans”) guaranteed on a secured unsubordinated basis by Level 3.  In order to induce the Lenders to provide the Term Loans, the Borrower has agreed that, pursuant to the Collateral Agreement, it shall pledge all its rights, title and interest in, to and under the Loan Proceeds Note and the Loan Proceeds Note Collateral Agreement to the Collateral Agent.  Additionally, upon the incurrence of certain intercompany indebtedness (including, without limitation, any guarantee of the Offering Proceeds Note), the Credit Agreement requires Restricted Subsidiaries of Level 3 (other than the Borrower) to guarantee the Loan Proceeds Note (each such guarantee, a “Loan Proceeds Note Guarantee”, and each such Restricted Subsidiary that provides such a guarantee, a “Loan Proceeds Note Guarantor”) and to subordinate, in any bankruptcy, liquidation or winding up proceeding, their obligations with respect to such newly incurred indebtedness to their obligations with respect to their Loan Proceeds Note Guarantee.  Loan Proceeds Note Guarantors required to provide subordination with respect to intercompany indebtedness and the creditors on such indebtedness are required to become parties to this Agreement, if they are not yet parties.  In order to comply with the terms of the Credit Agreement, Level 3, the Borrower and Level 3 LLC are willing to execute and deliver this Agreement.  Accordingly, Level 3, the Borrower (in its capacity as a Subordinated Lender as obligee of the Offering Proceeds Note), and Level 3 LLC, as an Intercompany Obligor, hereby agree as follows:

ARTICLE I

Subordination

SECTION 1.1. Subordination.  Each Subordinated Lender hereby agrees that all obligations in respect of any Indebtedness (including, without limitation, the Offering Proceeds Note and any guarantee of the Offering Proceeds Note) owed to such Subordinated Lender by any Intercompany Obligor, including all obligations in respect of principal, premium (if any), interest, amounts owed under Guarantees and all other amounts payable in respect thereof (including by reason of subordination of any Indebtedness owed to such Subordinated Lender to any Indebtedness subordinated hereby) (all the foregoing being collectively called the “Subordinated Obligations”), are subordinate and junior in right of payment, to the extent and in the manner provided in this Article I, to the prior payment in full in cash of all obligations of such Intercompany Obligor in respect of (a) the Loan Proceeds Note and (b) any Guarantees by such Intercompany Obligor of the Obligations, including all obligations in respect of principal, premium (if any), interest (including interest arising after the commencement of a bankruptcy or other proceeding, whether or not such a claim is permitted in such proceeding) and all other amounts in respect thereof (collectively, the “Senior Obligations”).

SECTION 1.2.  Subordination in the Event of Dissolution or Insolvency of any Intercompany Obligor.  Upon any distribution of the assets of any Intercompany Obligor in connection with its dissolution or insolvency or upon any dissolution, winding up, liquidation or reorganization of any Intercompany Obligor, whether in bankruptcy, insolvency, reorganization, arrangement or receivership or similar proceedings, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Intercompany Obligor:

(a)  the Borrower and the Collateral Agent shall first be entitled to receive payment in full in cash of the Senior Obligations of such Intercompany Obligor in accordance with the terms of such Senior Obligations before any Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations (including any payment by reason of subordination of any Indebtedness to any Subordinated Obligation) owed by such Intercompany Obligor to such Subordinated Lender, whether as principal, premium (if any), interest or otherwise; and

(b)  any payment by, or distribution of the assets of, such Intercompany Obligor of any kind or character (including any payment by reason of subordination of any Indebtedness to any Subordinated Obligation), whether in cash, property or securities, to which any Subordinated Lender would be entitled except for the provisions of this Agreement shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Borrower or the Collateral Agent to the extent necessary to make payment in full in cash of all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Borrower in respect of the Senior Obligations.

In the event of any proceeding involving any Intercompany Obligor under any bankruptcy, insolvency, reorganization, receivership or similar law, each Subordinated Lender agrees, until the indefeasible payment in full of all monetary Senior Obligations, not to ask, demand, sue for or take or receive from any Intercompany Obligor in cash, securities or other property or by setoff, purchase or redemption (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Obligations owed to such Subordinated Lender (other than payments permitted pursuant to clause (b) above) and agrees that in connection with any proceeding involving any Intercompany Obligor under any bankruptcy, insolvency, reorganization, receivership or similar law (i) the Borrower is irrevocably authorized and empowered (in its own name or in the name of such Intercompany Obligor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the applicable Subordinated Obligations and enforcing any security interest or other lien securing payment of such Subordinated Obligations) as the Borrower may deem necessary or advisable for the exercise or enforcement of any of its rights or interests and (ii) each Subordinated Lender shall duly and promptly take such action as the Borrower may reasonably request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Borrower and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (B) execute and deliver to the Borrower such irrevocable powers of attorney, assignments or other instruments as the Borrower may reasonably request in order to enable the Borrower to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the applicable Subordinated Obligations and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations.  A copy of this Agreement may be filed with any court as evidence of the Borrower’s right, power and authority hereunder.

SECTION 1.3.  Certain Payments Held in Trust.  In the event that any payment by, or distribution of the assets of, any Intercompany Obligor of any kind or character (including any payment by reason of subordination of any Indebtedness to any Subordinated Obligations), whether in cash, property or securities, and whether directly or otherwise, shall be received by or on behalf of any Subordinated Lender at a time when such payment is prohibited by this Agreement, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the Borrower or the Collateral Agent to the extent necessary to make payment in full in cash of all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Borrower or the Collateral Agent in respect of such Senior Obligations.

SECTION 1.4.  Subrogation.  Subject to the prior indefeasible payment in full in cash of the Senior Obligations, each Subordinated Lender shall be subrogated to the rights of the Borrower to receive payments or distributions in cash, property or securities of each applicable Intercompany Obligor in respect of the Senior Obligations until all amounts owing on the applicable Subordinated Obligations shall be paid in full, and as between and among an Intercompany Obligor, its creditors (other than the Borrower) and the applicable Subordinated Lender, no such payment or distribution made to the Borrower by virtue of this Agreement that otherwise would have been made to such Subordinated Lender shall be deemed to be a payment by such Intercompany Obligor on account of such Subordinated Obligations, it being understood that the provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Subordinated Lenders, on the one hand, and the Borrower, on the other hand.

ARTICLE II

Other Matters Regarding the Subordinated Obligations

SECTION 2.1.  Other Creditors.  Except in the limited circumstances set forth in Article I, nothing contained in this Agreement is intended to or shall impair, as between and among an Intercompany Obligor, its creditors and any Subordinated Lender, the obligations of such Intercompany Obligor to pay to such Subordinated Lender the Subordinated Obligations of such Intercompany Obligor as and when the same shall become payable in accordance with the terms thereof, or affect the relative rights of such Subordinated Lender and the other creditors of such Intercompany Obligor.

SECTION 2.2.  Proofs of Claims.  In the event of any dissolution, winding up, liquidation or reorganization of any Intercompany Obligor, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Intercompany Obligor, each Subordinated Lender agrees to file proofs of claim for the Subordinated Obligations owed to it upon demand of the Borrower, in default of which the Borrower or an authorized representative of the Borrower is hereby irrevocably authorized so to file in order to effectuate the provisions hereof.  This Section shall not be construed to permit any Subordinated Lender to retain any payment received by it in respect of a Subordinated Obligation (including any payment by reason of subordination of any Indebtedness to any Subordinated Obligation)  that such Subordinated Lender is not entitled to receive and retain under any other provision of this Agreement.

SECTION 2.3.  Waivers.  (a)  Each Subordinated Lender waives the right to compel any assets or property of any Intercompany Obligor or the assets or property of any Loan Proceeds Note Guarantor or any other Person to be applied in any particular order to discharge the Senior Obligations.  Each Subordinated Lender expressly waives the right to require the Borrower to proceed against any Intercompany Obligor, any Loan Proceeds Note Guarantor or any other Person, or to pursue any other remedy in the Borrower’s power which such Subordinated Lender cannot pursue and which would lighten such Subordinated Lender’s burden, notwithstanding that the failure of the Borrower to do so may thereby prejudice such Subordinated Lender.  Each Subordinated Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Borrower reduced (i) by the Borrower’s delay in proceeding against or enforcing any remedy against any Intercompany Obligor, any Loan Proceeds Note Guarantor or any other Person; (ii) by the Borrower releasing any Intercompany Obligor, any Loan Proceeds Note Guarantor or any other Person from all or any part of the Senior Obligations; or (iii) by the discharge of any Intercompany Obligor, any Loan Proceeds Note Guarantor or any other Person by operation of law or otherwise, with or without the intervention or omission of the Borrower, in each case unless all Senior Obligations due to the Borrower have been indefeasibly paid in full in cash.  The Borrower’s vote to accept or reject any plan of reorganization relating to any Intercompany Obligor, any Loan Proceeds Note Guarantor or any other Person, or the Borrower’s receipt on account of all or part of the Senior Obligations of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of any Subordinated Lender hereunder to the Borrower, in each case unless all Senior Obligations have been indefeasibly paid in full in cash.

(b)  Each Subordinated Lender waives all rights and defenses arising out of an election of remedies by the Borrower, even though that election of remedies, including, without limitation, any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of such Subordinated Lender’s rights of subrogation, reimbursement, or contribution against any Intercompany Obligor, any Loan Proceeds Note Guarantor or any other Person.  Each Subordinated Lender expressly waives any rights or defenses it may have by reason of protection afforded to any

Intercompany Obligor, any Loan Proceeds Note Guarantor or any other Person with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property collateral for the Senior Obligations, if any.

(c)  Each Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of the Senior Obligations made by the Borrower may be rescinded in whole or in part by the Borrower, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of any Intercompany Obligor or any Loan Proceeds Note Guarantor or any other party upon or for any part thereof, or any Guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Borrower, in each case without notice to or further assent by such Subordinated Lender, which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.

(d)  Each Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Borrower upon this Agreement.  The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between any Intercompany Obligor and the Borrower shall be deemed to have been consummated in reliance upon this Agreement.  Each Subordinated Lender acknowledges and agrees that the Borrower has relied upon the subordination and other agreements provided for herein in consenting to this Agreement.  Each Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

SECTION 2.4.  Legend.  Any and all instruments or records now or hereafter creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:

“Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Offering Proceeds Note Subordination Agreement dated March 22, 2016, among Level 3 Communications, Inc., [any additional Subordinated Lenders,] Level 3 Communications, LLC[, any additional Intercompany Obligors] and Level 3 Financing, Inc., which Offering Proceeds Note Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.”

SECTION 2.5.  Transfer of Subordinated Obligations.  Each Subordinated Lender agrees that it will not sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Obligations owed to it unless the Person to whom such sale, assignment, transfer or disposition is made shall acknowledge in writing (delivered to the Borrower and the Purchasers) that it shall be bound by the terms of this Agreement to the same extent as such Subordinated Lender, including the terms of this Section 2.5, as though it is a party hereto as of the date hereof.

SECTION 2.6.  Obligations Hereunder Not Affected.  (a)  All rights and interests of the Borrower hereunder, and all agreements and obligations of each Subordinated Lender hereunder, shall remain in full force and effect irrespective of:

(i)         any lack of validity or enforceability of the Loan Proceeds Note, the Credit Agreement or any document contemplated thereby;

(ii)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or consent to departure from the Loan Proceeds Note;

(iii)        any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of, or consent to departure from, any Loan Proceeds Note Guarantee; or

(iv)        any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Intercompany Obligor in respect of its Senior Obligations or of any Subordinated Lender in respect of this Agreement.

(b)  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Senior Obligations or any part thereof is rescinded or must otherwise be returned by the Borrower upon the insolvency, bankruptcy or reorganization of any Intercompany Obligor or otherwise, all as though such payment had not been made.

ARTICLE III

Representations and Warranties of the Subordinated Lenders

Each Subordinated Lender represents and warrants to the Borrower that:

(a)  It is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b)  The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby are within its powers, have been duly authorized by all necessary action on its part, require no action by or in respect of, or filing with, any court or governmental or regulatory body or agency (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws (or other organizational documents, as applicable) or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its subsidiaries.

(c)  This Agreement constitutes a valid and binding agreement of such Subordinated Lender, enforceable against such Subordinated Lender in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

ARTICLE IV

Miscellaneous

SECTION 4.1.  Notices.  All communications and notices hereunder shall be in writing and shall be mailed or delivered and sent by fax and confirmed at 1025 Eldorado Boulevard, Broomfield, Colorado 80021, attention: General Counsel (Telecopy No. 720-888-5127; Telephone Confirm 720-888-2505), with a copy in like manner to Bank of America, N.A., 222 Broadway, 14th Floor, New York, New York 10038. Attention of Don Pinzon (Telecopy No. 212-901-7843; Telephone Confirm 646-556-3280).

SECTION 4.2.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.  All representations, warranties, promises and agreements by or on behalf of each Subordinated Lender and each Intercompany Obligor that are contained in this Agreement shall bind its successors and assigns and inure to the benefit of the Borrower and the successors and assigns of the Borrower (including the Collateral Agent as assignee of the rights of the Borrower hereunder pursuant to the Collateral Agreement).  Each Subordinated Lender and each Intercompany Obligor agrees that it shall not assign or delegate any of its obligations under this Agreement without the prior written consent of the Borrower, and any attempted assignment or delegation without such consent shall be void and of no effect.

SECTION 4.3.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(b)  Each Subordinated Lender hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Borrower may otherwise have to bring any action or proceeding relating to this Agreement against any Subordinated Lender or its properties in the courts of any jurisdiction.

(c)  Each Subordinated Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each Subordinated Lender hereby irrevocably consents to service of process in the manner provided for notices in Section 4.1 hereto.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 4.4.  Waivers; Amendment.  No failure or delay of the Borrower in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power by the Borrower preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Borrower hereunder and instruments creating or securing its respective Senior Obligations are cumulative and are not exclusive of any other rights or remedies provided by law.  Neither this Agreement nor any provision hereof may be waived, amended or modified except in accordance with Section 6.11 of the Credit Agreement pursuant to an agreement or agreements in writing entered into by the Borrower, each Subordinated Lender and each Intercompany Obligor intended to be bound thereby.

SECTION 4.5.  Waiver of Claims.  (a)  To the maximum extent permitted by law, each Subordinated Lender waives any claim it might have against the Borrower with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Borrower or its directors, officers, employees, agents or affiliates with respect to any exercise of rights or remedies under the Loan Proceeds Note.  Neither the Borrower nor any of its respective directors, officers, employees, agents or affiliates shall be liable for failure to demand, collect or realize upon any Loan Proceeds Note Guarantee or for any delay in doing so or shall be under any obligation to take any other action whatsoever with regard to the Loan Proceeds Note or any part thereof.

(b)  Each Subordinated Lender, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Borrower to marshal assets for the benefit of such Subordinated Lender, or to otherwise direct the timing, order or manner of any enforcement of the Loan Proceeds Note.  The Borrower is under no duty or obligation, and each Subordinated Lender hereby waives any right it may have to compel the Borrower, to pursue any Loan Proceeds Note Guarantor or other Person who may be liable for the Senior Obligations.

(c)  Each Subordinated Lender hereby waives and releases all rights which a guarantor or surety with respect to the Senior Obligations could exercise.

(d)  Each Subordinated Lender hereby waives any duty on the part of the Borrower to disclose to it any fact known or hereafter known by the Borrower relating to the operation or financial condition of any Intercompany Obligor or any Loan Proceeds Note Guarantor, or their respective businesses.  Each Subordinated Lender enters into this Agreement based solely upon its independent knowledge of the applicable Intercompany Obligor’s results of operations, financial condition and business and such Subordinated Lender assumes full responsibility for obtaining any further or future information with respect to the applicable Intercompany Obligor or its results of operations, financial condition or business.

SECTION 4.6.  Further Assurances.  Each Subordinated Lender and each Intercompany Obligor, at its own expense and at any time from time to time, upon the written request of the Borrower, will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Borrower reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

SECTION 4.7.  Provisions Define Relative Rights.  This Agreement is intended solely for the purpose of defining the relative rights of the Borrower on the one hand and the Subordinated Lenders and the Intercompany Obligors on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

SECTION 4.8.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN  ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 4.9.  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.10.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one instrument.

SECTION 4.11.  Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.12.  Additional Intercompany Obligors.  Upon execution and delivery by, as applicable, any Subsidiary of Level 3 of an instrument in the form of Annex I attached hereto or otherwise in a form acceptable to the Borrower, such Subsidiary of Level 3 shall become an Intercompany Obligor hereunder with the same force and effect as if originally named as an Intercompany Obligor herein.  The execution and delivery of any such instrument shall not require the consent of any other Intercompany Obligor hereunder.  The rights and obligations of each Intercompany Obligor herein shall remain in full force and effect notwithstanding the addition of any Intercompany Obligor as a party to this Agreement.

SECTION 4.13.  Additional Subordinated Lenders.  Upon execution and delivery by any Subsidiary of Level 3 of an instrument in the form of Annex II attached hereto or otherwise in a form acceptable to the Borrower, such Subsidiary of Level 3 shall become a Subordinated Lender hereunder with the same force and effect as if originally named as a Subordinated Lender herein.  The execution and delivery of any such instrument shall not require the consent of any other Subordinated Lender hereunder.  The rights and obligations of each Subordinated Lender herein shall remain in full force and effect notwithstanding the addition of any Subordinated Lender as a party to this Agreement.

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IN WITNESS WHEREOF, Level 3, Level 3 LLC, as an Intercompany Obligor, the Borrower (in its capacity as a Subordinated Lender as obligee of the Offering Proceeds Note) and the Borrower have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

LEVEL 3 COMMUNICATIONS, LLC,

By
Name:
Title:

LEVEL 3 COMMUNICATIONS, INC.,

By
Name:
Title:

LEVEL 3 FINANCING, INC., in its capacity as a Subordinated Lender as obligee of the Offering Proceeds Note,

By
Name:
Title:

LEVEL 3 FINANCING, INC.,

By
Name:
Title:

Annex I to the Offering Proceeds
Note Subordination Agreement

SUPPLEMENT NO. [   ] dated as of [                  ] to the Offering Proceeds Note Subordination Agreement dated as of March 22, 2016 (the “Offering Proceeds Note Subordination Agreement”), among LEVEL 3 COMMUNICATIONS, INC. (“Level 3”), LEVEL 3 COMMUNICATIONS, LLC (“Level 3 LLC”), each Subsidiary of Level 3 becoming a party thereto pursuant to Section 4.12 thereof (each such Subsidiary and Level 3 LLC, a “Intercompany Obligor”), each Subsidiary of Level 3 becoming a party thereto pursuant to Section 4.13 thereof (each such Subsidiary a “Subordinated Lender”) and LEVEL 3 FINANCING, INC. (the “Borrower”).

Reference is made to the Offering Proceeds Note Subordination Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Offering Proceeds Note Subordination Agreement.

Section 4.12 of the Offering Proceeds Note Subordination Agreement provides that a Subsidiary of Level 3 may become an Intercompany Obligor under the Offering Proceeds Note Subordination Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of Level 3 (the “New Intercompany Obligor”) is executing this Supplement to become an Intercompany Obligor under the Offering Proceeds Note Subordination Agreement in order to comply with the terms of the Credit Agreement and as consideration for amounts previously advanced to the Borrower under the Credit Agreement.

Accordingly, the New Intercompany Obligor agrees as follows:

In accordance with Section 4.12 of the Offering Proceeds Note Subordination Agreement, the New Intercompany Obligor by its signature below becomes an Intercompany Obligor under the Offering Proceeds Note Subordination Agreement with the same force and effect as if originally named therein as an Intercompany Obligor and the New Intercompany Obligor hereby agrees to all the terms and provisions of the Offering Proceeds Note Subordination Agreement applicable to it as an Intercompany Obligor thereunder.  Each reference to an “Intercompany Obligor” in the Offering Proceeds Note Subordination Agreement shall be deemed to include the New Intercompany Obligor.  The Offering Proceeds Note Subordination Agreement is hereby incorporated herein by reference.

The New Intercompany Obligor represents and warrants to the Borrower that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract.  This Supplement shall become effective when the Borrower shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Intercompany Obligor and the Borrower.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

Except as expressly supplemented hereby and pursuant to any other supplement contemplated by Section 4.12 or 4.13 of the Offering Proceeds Note Subordination Agreement, the Offering Proceeds Note Subordination Agreement shall remain in full force and effect.

THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 4.1 of the Offering Proceeds Note Subordination Agreement.  All communications and notices hereunder to the New Intercompany Obligor shall be given to it at the address set forth under its signature below.

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IN WITNESS WHEREOF, the New Intercompany Obligor and the Borrower have duly executed this Supplement to the Offering Proceeds Note Subordination Agreement as of the day and year first above written.

[NAME OF NEW INTERCOMPANY OBLIGOR],

By

Name:
Title:

LEVEL 3 FINANCING, INC.,

By

Name:
Title:

Annex II to the Offering Proceeds
Note Subordination Agreement

SUPPLEMENT NO. [   ] dated as of [                       ] to the Offering Proceeds Note Subordination Agreement dated as of March 22, 2016 (the “Offering Proceeds Note Subordination Agreement”), among LEVEL 3 COMMUNICATIONS, INC. (“Level 3”), LEVEL 3 COMMUNICATIONS, LLC (“Level 3 LLC”), each Subsidiary of Level 3 becoming a party thereto pursuant to Section 4.12 thereof (each such Subsidiary and Level 3 LLC, a “Intercompany Obligor”), each Subsidiary of Level 3 becoming a party thereto pursuant to Section 4.13 thereof (each such Subsidiary a “Subordinated Lender” and, collectively, the “Subordinated Lenders”) and LEVEL 3 FINANCING, INC. (the “Borrower”).

Reference is made to the Offering Proceeds Note Subordination Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Offering Proceeds Note Subordination Agreement.

Section 4.13 of the Offering Proceeds Note Subordination Agreement provides that a Subsidiary of Level 3 may become a Subordinated Lender under the Offering Proceeds Note Subordination Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of Level 3 (the “New Subordinated Lender”) is executing this Supplement to become a Subordinated Lender under the Offering Proceeds Note Subordination Agreement in order to comply with the terms of the Credit Agreement and as consideration for amounts previously advanced to the Borrower under the Credit Agreement.

Accordingly, the New Subordinated Lender agrees as follows:

In accordance with Section 4.13 of the Offering Proceeds Note Subordination Agreement, the New Subordinated Lender by its signature below becomes a Subordinated Lender under the Offering Proceeds Note Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Lender and the New Subordinated Lender hereby (a) agrees to all the terms and provisions of the Offering Proceeds Note Subordination Agreement applicable to it as a Subordinated Lender thereunder and (b) represents and warrants that the representations and warranties made by it as a Subordinated Lender thereunder are true and correct on and as of the date hereof.  Each reference to a “Subordinated Lender” in the Offering Proceeds Note Subordination Agreement shall be deemed to include the New Subordinated Lender.  The Offering Proceeds Note Subordination Agreement is hereby incorporated herein by reference.

The New Subordinated Lender represents and warrants to the Borrower that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract.  This Supplement shall become effective when the Borrower shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subordinated Lender and the Borrower.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

Except as expressly supplemented hereby and pursuant to any other supplement contemplated by Section 4.12 or 4.13 of the Offering Proceeds Note Subordination Agreement, the Offering Proceeds Note Subordination Agreement shall remain in full force and effect.

THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 4.1 of the Offering Proceeds Note Subordination Agreement.  All communications and notices hereunder to the New Subordinated Lender shall be given to it at the address set forth under its signature below.

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IN WITNESS WHEREOF, the New Subordinated Lender and the Borrower have duly executed this Supplement to the Offering Proceeds Note Subordination Agreement as of the day and year first above written.

[NAME OF NEW SUBORDINATED LENDER],

By

Name:
Title:

LEVEL 3 FINANCING, INC.,

By

Name:
Title:

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EXHIBIT G

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [    ], among LEVEL 3 FINANCING, INC., a Delaware corporation (the “Issuer”), LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (“Parent”), LEVEL 3 COMMUNICATIONS, LLC, a limited liability company (“Level 3 LLC”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :(5)

WHEREAS the Issuer, Parent and the Trustee have heretofore executed and delivered (a) an Indenture dated as of March 22, 2016 (as amended, supplemented or otherwise modified from time to time, the “Indenture”; capitalized terms used but not defined herein have the meanings assigned thereto in the Indenture), providing for the issuance by the Issuer of its 5.25% Senior Notes due 2026 (the “Securities”), and (b) a Supplemental Indenture dated [    ], pursuant to which Level 3 LLC has guaranteed the Issuer’s obligations under the Indenture (the “Subordinated Guarantee”);

WHEREAS the Issuer, Parent, certain lenders (together with their successors and assigns and any future Lenders under and as defined in the Credit Agreement (as hereafter defined) (the “Lenders”) and Merrill Lynch Capital Corporation, as administrative agent and collateral agent (the “Administrative Agent”), have entered into a Credit Agreement dated as of March 13, 2007 (as amended and restated as of May 8, 2015, the “Credit Agreement”), under which the Issuer has borrowed term loans in an aggregate principal amount of $4,610,500,000 from the Lenders (the “Term Loans”);

WHEREAS the obligations of the Issuer under the Credit Agreement and the other Loan Documents (as defined therein) have been guaranteed by Level 3 LLC;

WHEREAS the proceeds of the Term Loans have been advanced to Level 3 LLC under an intercompany demand note dated March 13, 2007, as amended and restated on May 8, 2015, in an initial principal amount of $1,400,000,000 and subsequently increased to $4,610,500,000, issued by Level 3 LLC to the Issuer (together with any additional loan proceeds note issued pursuant to Section 9.02 of the Credit Agreement, and as such note or any such additional note may be further amended from time to time, the “Loan Proceeds Note”);

WHEREAS the Loan Proceeds Note has been pledged by the Issuer to the Collateral Agent (as defined in the Credit Agreement) in order to assure the Lenders against loss in respect of the obligations of the Issuer under the Credit Agreement;

(5)  Revise recitals and definitions to reflect any replacement or successor Qualifying Credit Facility.

WHEREAS pursuant to Section 1308 of the Indenture, the Trustee is authorized to enter into a supplemental indenture which subordinates in any bankruptcy, liquidation or winding up proceeding a guarantee of an Issuer Restricted Subsidiary as guarantor or borrower pursuant to the Indenture to the obligations of such Subsidiary under a Qualified Credit Facility;

WHEREAS upon the guarantee of the Securities by an Issuer Restricted Subsidiary (other than Level 3 LLC), the Issuer, Parent, the Trustee and such Issuer Restricted Subsidiary shall enter into a supplemental indenture in substantially the form of this Supplemental Indenture pursuant to which such guarantee will be subordinated in any bankruptcy, liquidation or winding up proceeding to the obligations of such Issuer Restricted Subsidiary under the Loan Documents (as defined in the Credit Agreement);

WHEREAS the Credit Agreement constitutes a Qualified Credit Facility and the guarantee of the obligations under the Credit Agreement by Level 3 LLC and the issuance and pledge of the Loan Proceeds Note constitute Guarantees of a Qualified Credit Facility; and

WHEREAS pursuant to Section 901 and Section 1307 of the Indenture, the Trustee, Parent, the Issuer and Level 3 LLC are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Parent, the Issuer, Level 3 LLC and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

ARTICLE I

Subordination

SECTION 1.1. Subordination.  The Trustee hereby agrees that all obligations in respect of any amounts payable by Level 3 LLC pursuant to the Subordinated Guarantee, including the guarantee of the payment of principal, premium (if any), interest or all other amounts payable in respect of the Securities (the “Subordinated Obligations”), shall be subordinate and junior in right of payment, to the extent and in the manner provided in the Indenture (as supplemented by this Supplemental Indenture), to the prior payment in full in cash of all obligations (including without limitation the Obligations (as defined in the Credit Agreement)) of Level 3 LLC under or in respect of the Loan Documents (as defined in the Credit Agreement) and the Loan Proceeds Note, including the payment of principal, premium (if any), interest (including interest arising after the commencement of a bankruptcy or other proceeding, whether or not such a claim is permitted in such proceeding), the guarantees thereof or all other amounts payable thereunder (the “Senior Obligations”).

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SECTION 1.2.  Subordination in the Event of Dissolution or Insolvency of Level 3 LLC.  Upon any distribution of assets of Level 3 LLC in connection with its dissolution or insolvency or upon any dissolution, winding up, liquidation or reorganization of Level 3 LLC, whether in bankruptcy, insolvency, reorganization, arrangement or receivership or similar proceedings, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Level 3 LLC:

(a)  the holders of the Senior Obligations (the “Senior Creditors”) shall first be entitled to receive payment in full in cash of the Senior Obligations in accordance with the terms of such Senior Obligations before the Securityholders shall be entitled to receive any payment on account of the Subordinated Obligations owed by Level 3 LLC in respect of the Securities, whether of principal, premium (if any), interest, pursuant to the Subordinated Guarantee or otherwise; and

(b)  any payment by, or distribution of the assets of, Level 3 LLC of any kind or character, whether in cash, property or securities, to which the Securityholders would be entitled except for the provisions of Section 1308 of the Indenture and this Supplemental Indenture shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent or the Senior Creditors to the extent necessary to make payment in full in cash of all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Administrative Agent or the Senior Creditors in respect of the Senior Obligations.

SECTION 1.3.  Certain Payments Held in Trust.  In the event that any payment by, or distribution of the assets of, Level 3 LLC of any kind or character, whether in cash, property or securities, and whether directly or otherwise, shall be received by or on behalf of the Trustee or the Securityholders at a time when such payment is prohibited by or contrary to the agreements set forth in this Supplemental Indenture, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the Administrative Agent or the Senior Creditors to the extent necessary to make payment in full in cash of all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Administrative Agent or the Senior Creditors in respect of such Senior Obligations.

SECTION 1.4   Trustee Not Fiduciary. The Trustee shall not be deemed to owe any fiduciary duty to the Senior Creditors and shall not be liable to any such Senior Creditor if the Trustee shall in good faith mistakenly pay over or distribute to the Securityholders or to the Issuer or to any other person cash, property or securities to which any holders of Senior Obligations shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Obligations, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Obligations shall be read into this Supplemental Indenture against the Trustee.

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SECTION 1.5.  Legend.  Any and all instruments or records now or hereafter creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:

“Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall be paid or payable with or by the funds provided by Level 3 Communications, LLC, except to the extent permitted under the Supplemental Indenture dated [    ], among Level 3 Communications, Inc., Level 3 Communications, LLC, Level 3 Financing, Inc. and the Trustee, which Supplemental Indenture is incorporated herein with the same effect as if fully set forth herein.”

SECTION 1.6.  Obligations Hereunder Not Affected.  So long as the Credit Agreement shall constitute a Qualified Credit Facility, this Supplemental Indenture shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Senior Obligations or any part thereof shall be rescinded or must otherwise be returned by the Administrative Agent and the Senior Creditors upon the insolvency, bankruptcy or reorganization of Level 3 LLC or otherwise, all as though such payment had not been made.

ARTICLE II

Miscellaneous

SECTION 2.1.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 2.2. Modification.  No modification, amendment or waiver of any provision of this Supplemental Indenture shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

SECTION 2.3.  Opinion of Counsel.  Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that this Supplemental Indenture has been duly authorized, executed and delivered by each of Parent, the Issuer and Level 3 LLC and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, this Supplemental

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Indenture is a legal, valid and binding obligation of Parent, the Issuer and Level 3 LLC, enforceable against each of them in accordance with its terms.

SECTION 2.4.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 2.5.  Counterparts. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 2.6.  Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Supplemental Indenture and are not to affect the construction of, or to be taken into consideration in interpreting, this Supplemental Indenture.

SECTION 2.7.  Trustee.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Issuer, the Parent, Level 3 LLC and not of the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LEVEL 3 COMMUNICATIONS, INC.,

By

Name:
Title:

LEVEL 3 FINANCING, INC.,

By

Name:
Title:

LEVEL 3 COMMUNICATIONS, LLC,

By

Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

By

Name:
Title:

6

EXHIBIT H

Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Offering Proceeds Note Subordination Agreement dated March 22, 2016, among Level 3 Communications, Inc., Level 3 Communications, LLC and Level 3 Financing, Inc., which Offering Proceeds Note Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.

FORM OF OFFERING PROCEEDS NOTE

PRINCIPAL SUM: US$775,000,000.00

DATE: March 22, 2016

PAYEE: Level 3 Financing, Inc., a Delaware corporation

Level 3 Communications, LLC, a limited liability company organized under the laws of the State of Delaware (the “Payor”), for value received, hereby promises to pay ON DEMAND to the order of the Payee stated above, the Principal Sum stated above (or so much thereof as shall not have been prepaid) and to pay interest (computed on the basis of a 360-day year comprised of twelve 30-day months) on the unpaid principal hereof from the Date stated above, or from the most recent date to which interest has been paid, at the rate of 5.25% per annum payable in cash semiannually in arrears on April 15 and October 15 of each year commencing October 15, 2016 (or at such other time (and at such rate) when a payment of interest is made on the 5.25% Senior Notes due 2026 (including any Exchange Securities, as defined in the Indenture under which such notes are issued, the “Senior Notes”) issued by Level 3 Financing, Inc., a Delaware corporation (“Level 3 Financing”)) until such principal sum shall have become due and payable. Payments of principal and interest shall be made in US dollars and in immediately available funds at the appropriate office of the Payee (as designated by the Payee to the Payor). The Payee may demand payment of the unpaid principal of this Note in whole or in part at any time. In the event the Payee shall demand payment in connection with an Offer to Purchase made pursuant to the Indenture in connection with a Change of Control, the Payor shall pay a premium of the principal amount repaid equal to 1% of the principal amount prepaid.

No failure or delay on the part of the Payee in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

Presentment and demand for payment, notice of default, dishonor or nonpayment, protest and notice of protest and all other demands and notices in connection with delivery, acceptance, performance or enforcement of this Note are hereby waived by the Payor.

Neither the Payor nor other parties hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all provisions of this Note which may be in apparent conflict herewith. In the event that the Payee shall collect monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the Payee, be either immediately returned to the Payor or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.

The Payee may assign this Note without the consent of the Payor. The Payor may not assign any of its rights and obligations under this Note without the prior written consent of the Payee. Any assignment made in violation of the foregoing prohibition shall be void.

This Note and the rights and obligations of the Payee and Payor hereunder shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Note as of the date first above written.

LEVEL 3 COMMUNICATIONS, LLC,

By

Name:
Title:

Agreed and Accepted:

LEVEL 3 FINANCING, INC.,

By

Name:
Title:

3